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                                                                    EXHIBIT 10.4

                                CREDIT AGREEMENT

        This Agreement, dated as of July 13, 1999 is among 20 20 Corp. 70, a Michigan corporation, the Lenders and Bank One, Michigan, as Agent. The parties hereto agree as follows:



                                   ARTICLE I

                                  DEFINITIONS


        As used in this Agreement:

        "Acquisition" means any transaction, or any series of related transactions, consummated on or after the date of this Agreement, by which the Borrower or any of its Subsidiaries (i) acquires any going business or all or substantially all of the assets of any Person or division thereof, whether through purchase of assets, merger or otherwise or (ii) directly or indirectly acquires (in one transaction or as the most recent transaction in a series of transactions) at least a majority a majority (by percentage or voting power) of the outstanding Capital Stock of any Person.

        "Advance" means a borrowing hereunder, (i) made by the Lenders on the same Borrowing Date, or (ii) converted or continued by the Lenders on the same date of conversion or continuation, consisting, in either case, of the aggregate amount of the several Revolving Credit Loans of the same Type and, in the case of Eurodollar Loans, for the same Interest Period.

        "Aetna Holdings" means Aetna Holdings, Inc., a Delaware corporation.

        "Affiliate" of any Person means any other Person directly or indirectly controlling, controlled by or under common control with such Person. A Person shall be deemed to control another Person if the controlling Person owns 10% or more of any class of voting securities (or other ownership interests) of the controlled Person or possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of stock, by contract or otherwise.

        "Agent" means Bank One, Michigan in its capacity as contractual representative of the Lenders pursuant to Article X, and not in its individual capacity as a Lender, and any successor Agent appointed pursuant to Article X.

        "Aggregate Commitment" means the aggregate of the Commitments of all the Lenders from time to time.

        "Aggregate Outstanding Credit Exposure" means, at any time, the aggregate of the Outstanding Credit Exposure of all the Lenders.

        "Agreement" means this credit agreement, as it may be amended or modified and in effect from time to time.

        "Agreement Accounting Principles" means generally accepted accounting principles as in effect from time to time, applied in a manner consistent with that used in preparing the financial statements referred to in Section 5.4 and subject to Section 9.8.

        "Alternate Prime Rate" means, for any day, a rate of interest per annum equal to the higher of (i) the Prime Rate for such day and (ii) the sum of the Federal Funds Effective Rate for such day plus 1/2% per annum.




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        "Applicable Fee Rate" means, at any time, the percentage rate per annum at which commitment fees are accruing per Section 2.5 at such time as set forth in the Pricing Schedule.

        "Applicable Margin" means, with respect to Loans and Facility LCs at any time, the percentage rate per annum which is applicable at such time with respect thereto as set forth in the Pricing Schedule.

        "Arranger" means Banc One Capital Markets, Inc., a Delaware corporation, and its successors.

        "Article" means an article of this Agreement unless another document is specifically referenced.

        Asset Sale means the sale, transfer or other disposition by the Borrower or any Subsidiary of any asset of any kind to any Person.

        "Authorized Officer" means any of the chief executive officer, the president, any vice presidentor secretary of the Borrower, acting singly.

        "Available Aggregate Commitment" means, at any time, the Aggregate Commitment then in effect minus the Aggregate Outstanding Credit Exposure at such time.

        "Bank One" means Bank One, Michigan, a Michigan banking corporation.

        "Beneficial Owner" has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular "person" (as that term is used in Section 13(d)(3) of the Exchange Act), such "person" shall be deemed to have beneficial ownership of all securities that such "person" has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition. The terms "Beneficially Owns" and "Beneficially Owned" shall have a corresponding meaning.

        "Board of Directors" means:

        (1) with respect to a corporation, the board of directors of the corporation;

        (2) with respect to a partnership, the Board of Directors of the general partner of the partnership; and

        (3) with respect to any other Person, the board or committee of such Person serving a similar function.

        "Borrower" means 20 20 Corp. 70, a Michigan corporation, and its successors and assigns, including pursuant to its merger with Zenith Industrial Corporation.

        "Borrowing Date" means a date on which an Advance or Swing Loan is made hereunder.

        "Borrowing Notice" is defined in Section 2.8.

        "Business Day" means (i) with respect to any borrowing, payment or rate selection of Eurodollar Advances, a day (other than a Saturday or Sunday) on which banks generally are open in Detroit and New York for the conduct of substantially all of their commercial lending activities and on which dealings in United States dollars are carried on in the London interbank market and (ii) for all other purposes, a day (other than a Saturday or Sunday) on which banks generally are open in Detroit for the conduct of substantially all of their commercial lending activities.



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        "Capital Expenditures" means, without duplication, any expenditures for any purchase or other acquisition of any asset which would be classified as a fixed or capital asset on a consolidated balance sheet of the Borrower and its Subsidiaries prepared in accordance with Agreement Accounting Principles.

        "Capital Stock" means (i) in the case of any corporation, all capital stock and any securities exchangeable for or convertible into capital stock and any warrants, rights or other options to purchase or otherwise acquire capital stock or such securities or any other form of equity securities, (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (iii) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited) and (iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distribution of assets of, the issuing Person, including without limitation trust beneficiary interests.

        "Capitalized Lease" of a Person means any lease of Property by such Person as lessee which would be capitalized on a balance sheet of such Person prepared in accordance with Agreement Accounting Principles.

        "Capitalized Lease Obligations" of a Person means the amount of the obligations of such Person under Capitalized Leases which would be shown as a liability on a balance sheet of such Person prepared in accordance with Agreement Accounting Principles.

        "Cash Equivalent Investments" means:

        (1)   cash;

        (2) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof);

        (3) time deposits and certificates of deposit of any Lender or any domestic commercial bank of recognized standing having capital and surplus in excess of $250,000,000;

        (4) commercial paper issued by others rated at least A-1 or the equivalent thereof by Standard & Poor's Corporation or at least P-1 or the equivalent thereof by Moody's Investors Service, Inc;

        (5) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (1) above entered into with any bank meeting the qualifications specified in clause (3) above;

        (6) any money market deposit accounts issued or offered by a domestic commercial bank having capital and surplus in excess of $250,000,000;

        (7) investments in money market funds which invest substantially all their assets in securities of the type described in clauses (1), (2) (3) and (4) above and in the case of (1), (2) and (3) maturing within one year after the date of acquisition.

        "Change of Control" means the occurrence of any of the following:

        (1) The direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Borrower and its Subsidiaries or of Trianon and its Subsidiaries taken as a whole to any "person" (as that term is used in Section 13(d)(3) of the Exchange Act);




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        (2)   The adoption of a plan relating to the liquidation or dissolution of the Borrower or of Trianon;

        (3) The consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any "person" (as defined above), other than the Principals and their Related Parties, becomes the Beneficial Owner, directly or indirectly, of more than 20% of the Voting Stock of Trianon, measured by voting power rather than number of shares;

        (4) The first day on which a majority of the members of the Board of Directors of the Borrower or of Trianon are not Continuing Directors;

        (5) Trianon consolidates with, or merges into, any Person, or any Person consolidates with, or merges with or into, Trianon, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of Trianon or such other Person is converted into or exchanged for cash, securities or other property, other than any such transaction where the Voting Stock of Trianon outstanding immediately prior to such transaction is converted into or exchanged for Voting Stock (other than Disqualified Stock) of the surviving or transferee Person constituting a majority of the outstanding shares of such Voting Stock of such surviving or transferee Person (immediately after giving effect to such issuance); or

        (6) Trianon shall fail to own, free and clear of all Liens, 100% of the Capital Stock of the Borrower.

        "Code" means the Internal Revenue Code of 1986, as amended, reformed or otherwise modified from time to time.

        "Collateral" means (i) all present and future Property of the Borrower and of the Subsidiary Guarantors, including without limitation any funds held in escrow pursuant to the Zenith Acquisition Documents, (ii) 64% of the Capital Stock of SOFEDIT and (iii) 100% of the Capital Stock of Aetna Holdings, Aetna Industries, Inc. and the Borrower.

        "Collateral Documents" means, collectively, the Security Agreements, the Mortgages and all other agreements granting a Lien in favor of the Agent securing the Secured Obligations, as any of the foregoing may be amended or modified from time to time.

        "Collateral Shortfall Amount" is defined in Section 8.1.

        "Commitment" means, for each Lender, the obligation of such Lender to make Loans, and to participate in Facility LCs issued upon the application of, and Swing Loans made at the request of, the Borrower in an aggregate amount not exceeding the amount set forth opposite its signature below or as set forth in any Notice of Assignment relating to any assignment that has become effective pursuant to Section 12.3.2, as such amount may be modified from time to time pursuant to the terms hereof.

        "Consolidated" or "consolidated" means, when used with reference to any financial term in this Agreement, the aggregate for two or more Persons of the amounts signified by such term for all such Persons determined on a consolidated basis in accordance with Agreement Accounting Principles.

        "Consolidated Adjusted EBITDA" means Consolidated Net Income plus, to the extent deducted from revenues in determining Consolidated Net Income, (i) Consolidated Interest Expense, (ii) expense for income taxes paid or accrued,
(iii) depreciation, (iv) amortization, and (v) with respect to the amounts determined for any fiscal quarter in the fiscal year of the Borrower ended December 31, 1998, such expenses as separately scheduled by the Borrower and acceptable to the Agent, all calculated for the Borrower and its Subsidiaries on a consolidated basis.

        "Consolidated Capital Expenditures" means, with reference to any period, the Capital Expenditures of the Borrower and its Subsidiaries calculated on a consolidated basis for such period.




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        "Consolidated Interest Expense" means, for any period, total net interest and related expense owed to Persons other than the Borrower and its Wholly Owned Subsidiaries (including, without limitation or duplication, that portion of any Capitalized Lease Obligation attributable to interest expense in conformity with Agreement Accounting Principles, amortization of debt discount, all capitalized interest, the interest portion of any deferred payment obligations, all commissions, discounts and other fees and charges owed with respect to letter of credit and bankers acceptance financing, the net costs and net payments under any interest rate hedging, cap or similar agreement or arrangement, agency fees and capitalized transaction costs allocated to interest expense) paid, payable or accrued during such period, without duplication for any other period or otherwise, with respect to all outstanding Indebtedness of the Borrower and its Subsidiaries, all as determined for the Borrower and its Subsidiaries on a consolidated basis for such period in accordance with Agreement Accounting Principles.

        "Consolidated Net Income" means, for any period, the net income (or loss) of the Borrower and its Subsidiaries on a consolidated basis for such period taken as a single accounting period, determined in accordance with Agreement Accounting Principles; provided that in determining Consolidated Net Income there shall be excluded, without duplication: (a) the income of any Person (other than a Subsidiary of the Borrower) in which any Person other than the Borrower or any of its Subsidiaries has a joint interest or partnership interest, except to the extent of the amount of dividends or other distributions actually paid in cash to the Borrower or any of its Subsidiaries by such Person during such period, (b) the income of any Person accrued prior to the date it becomes a Subsidiary of the Borrower or is merged into or consolidated with the Borrower or any of its Subsidiaries or that Person's assets are acquired by the Borrower or any of its Subsidiaries, (c) gains and losses from the sale, exchange, transfer or other disposition of property or assets not in the ordinary course of business of the Borrower and its Subsidiaries, and related tax effects in accordance with Agreement Accounting Principles, (d) any extraordinary or non-recurring gains, and related tax effects in accordance with Agreement Accounting Principles, (e) any other income not from the continuing operations of the Borrower or its Subsidiaries, and related tax effects in accordance with Agreement Accounting Principles, (f) the income of any Subsidiary of the Borrower that is not a Guarantor to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of that income is not at the date of determination permitted by operation of the terms of its charter or of any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary, or its owners, and (g) any non-cash items added to income, excluding any such non-cash items to the extent it represents the reversal of an accrual or reserve for potential cash items in any prior period.

        "Consolidated Net Worth" means at any time the consolidated stockholders' equity of the Borrower and its Subsidiaries calculated on a consolidated basis as of such time.

        "Consolidated Rentals" means, with reference to any period, the Rentals of the Borrower and its Subsidiaries calculated on a consolidated basis for such period.

        "Contingent Obligation" of a Person means any agreement, undertaking or arrangement by which such Person assumes, guarantees, endorses, contingently agrees to purchase or provide funds for the payment of, or otherwise becomes or is contingently liable upon, the obligation or liability of any other Person, or agrees to maintain the net worth or working capital or other financial condition of any other Person, or otherwise assures any creditor of such other Person against loss, including, without limitation, any comfort letter, operating agreement, take-or-pay contract or the obligations of any such Person as general partner of a partnership with respect to the liabilities of the partnership. The amount of any Contingent Obligation shall be deemed to be an amount equal to the maximum stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made (or, if less, the maximum amount of such primary obligation for which such Person may be liable pursuant to the terms of the instrument evidencing such Contingent Obligation) or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder), as determined by such Person in good faith and acceptable to the Agent.

        "Continuing Directors" means, as of any date of determination, any member of the Board of Directors of Trianon or of the Borrower, as the case may be, who:



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        (1)   was a member of such Board of Directors on the date of this
Agreement; or

        (2) was nominated for election to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election.

        "Conversion/Continuation Notice" is defined in Section 2.9.

        "Controlled Group" means all members of a controlled group of corporations or other business entities and all trades or businesses (whether or not incorporated) under common control which, together with the Borrower or any of its Subsidiaries, are treated as a single employer under Section 414 of the Code.

        "Credit Extension" means the making of an Advance, the making of a Swing Loan or the issuance of a Facility LC hereunder.

        "Credit Extension Date" means the Borrowing Date for an Advance or Swing Loan or the issuance date for a Facility LC or any conversion or continuation thereof.

        "Default" means an event described in Article VII.

        "Defaulting Lender" means any Lender that (i) on any Borrowing Date fails to make available to the Agent such Lender's Loans required to be made to the Borrower on such Borrowing Date, (ii) shall not have made a payment to the Agent required under this Agreement, (iii) shall not have made a payment to the LC Issuer required under this Agreement, or (iv) is subject to receivership, conservatorship or other insolvency proceeding. Once a Lender becomes a Defaulting Lender, such Lender shall continue as a Defaulting Lender until such time as such Defaulting Lender makes available to the Agent, the amount of such Defaulting Lender's Loans and to the LC Issuer, such payments requested by the LC Issuer together with all other amounts required to be paid to the Agent and/or the LC Issuer pursuant to this Agreement.

        "Disqualified Capital Stock" means (a) with respect to a Person, except as to any Subsidiary of such Person, any Capital Stock of such Person that, by its terms or by the terms of any security into which it is convertible, exercisable or exchangeable, is, or upon the happening of an event or the passage of time would be, required to be redeemed or repurchased (including at the option of the holder thereof) by such Person or any of its Subsidiaries, in whole or in part, on or prior to the Facility Termination Date and (b) with respect to any Subsidiary of such Person (including with respect to any Subsidiary of the Borrower), any Capital Stock other than any common equity with no preference, privileges, or redemption or repayment provisions.

        "Environmental Certificate" means an appropriately completed environmental certificate, substantially in the form approved by the Agent, delivered by each of the Borrower and the Subsidiary Guarantors, certified as true and correct as of such date by an Authorized Officer of the Borrower and each Subsidiary Guarantor.

        "Environmental Laws" means any and all federal, state, local and foreign statutes, laws, judicial decisions, regulations, ordinances, rules, judgments, orders, decrees, plans, injunctions, permits, concessions, grants, franchises, licenses, agreements and other governmental restrictions relating to (i) the protection of the environment, (ii) the effect of the environment on human health, (iii) emissions, discharges or releases of pollutants, contaminants, hazardous substances or wastes into surface water, ground water or land, or (iv) the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, hazardous substances or wastes or the clean-up or other remediation thereof.

        "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any rule or regulation issued thereunder.



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        "Escrow Account" means the Escrow Account established pursuant to the
Escrow Agreement.

        "Escrow Agreement" means the Escrow Agreement dated the date hereof and executed pursuant to the Zenith Acquisition between the Borrower and the sellers party to the Zenith Acquisition Documents.

        "Eurodollar Advance" means an Advance which, except as otherwise provided in Section 2.11, bears interest at the applicable Eurodollar Rate.

        "Eurodollar Base Rate" means, with respect to a Eurodollar Advance for the relevant Interest Period, the rate determined by the Agent to be the rate at which Bank One offers or would offer to place deposits in U.S. dollars with first-class banks in the London interbank market at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, in the approximate amount of Bank One's relevant Eurodollar Loan and having a maturity equal to such Interest Period.

        "Eurodollar Loan" means a Loan which, except as otherwise provided in
Section 2.11, bears interest at the applicable Eurodollar Rate.

        "Eurodollar Rate" means, with respect to a Eurodollar Advance for the relevant Interest Period, the sum of (i) the quotient of (a) the Eurodollar Base Rate applicable to such Interest Period, divided by (b) one minus the Reserve Requirement (expressed as a decimal) applicable to such Interest Period, plus
(ii) the Applicable Margin. The Eurodollar Rate shall be rounded to the next higher multiple of 1/16 of 1% if the rate is not such a multiple.

        "Exchange Act" means the securities Exchange Act of 1934, as amended from time to time, and the rules, regulations and interpretations thereunder.

        "Excluded Taxes" means, in the case of each Lender or applicable Lending Installation and the Agent, taxes imposed on its overall net income, and franchise taxes imposed on it, by (i) the jurisdiction under the laws of which such Lender or the Agent is incorporated or organized or any political subdivision thereof and (ii) the jurisdiction in which the Agent's or such Lender's principal executive office and such Lender's applicable Lending Installation is located or any political subdivision thereof.

        "Exhibit" refers to an exhibit to this Agreement, unless another document is specifically referenced.

        "Facility LC" is defined in Section 2.19.1.

        "Facility LC Application" is defined in Section 2.19.3.

        "Facility LC Collateral Account" is defined in Section 2.19.11.

        "Facility Termination Date" means the earliest to occur of (a) July 13, 2004, (b) the date upon which a Public Offering of Capital Stock of Trianon is made, or (c) the date upon which Trianon incurs, extends or refinances any Indebtedness in excess of $10,000,000, other than extensions of existing Indebtedness of Trianon with the same lender and the incurrence of Indebtedness of Trianon pursuant to the Subordinated Debt Documents.

        "Federal Funds Effective Rate" means, for any day, an interest rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published for such day (or, if such day is not a Business Day, for the immediately preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a



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Business Day, the average of the quotations at approximately 10:00 a.m. (Detroit time) on such day on such transactions received by the Agent from three Federal funds brokers of recognized standing selected by the Agent in its sole discretion.

        "Financial Contract" of a Person means (i) any exchange-traded or over-the-counter futures, forward, swap or option contract or other financial instrument with similar characteristics, or (ii) any agreements, devices or arrangements providing for payments related to fluctuations of interest rates, exchange rates, forward rates or commodity prices, including, but not limited to, interest rate swap or exchange agreements, forward currency exchange agreements, interest rate cap or collar protection agreements, forward rate currency or interest rate options.

        "Floating Rate" means, for any day, a rate per annum equal to (i) the Alternate Prime Rate for such day plus (ii) the Applicable Margin, in each case changing when and as the Alternate Prime Rate changes.

        "Floating Rate Advance" means an Advance which, except as otherwise provided in Section 2.11, bears interest at the Floating Rate.

        "Floating Rate Loan" means a Loan which, except as otherwise provided in
Section 2.11, bears interest at the Floating Rate.

        "Governmental Authority" means any nation or government, any state, or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, whether foreign or domestic.

        "Guarantor" means Trianon, Aetna Holdings, and all present and future Subsidiaries of the Borrower.

        "Guaranty" means that certain guaranty dated as of the date hereof executed by the Guarantors in favor of the Agent, for the ratable benefit of the Lenders, and any other guaranty executed in connection with this Agreement or otherwise guaranteeing the Secured Obligations at any time, as each may be amended or modified and in effect from time to time.

        "Indebtedness" of a Person means, without duplication, such Person's (i) obligations for borrowed money, (ii) obligations representing the deferred purchase price of Property or services (other than accounts payable arising in the ordinary course of such Person's business payable on terms customary in the trade), (iii) obligations, whether or not assumed, secured by Liens or payable out of the proceeds or production from Property now or hereafter owned or acquired by such Person, (iv) obligations which are evidenced by notes, acceptances, or other instruments, (v) obligations of such Person to purchase securities or other Property arising out of or in connection with the sale of the same or substantially similar securities or Property, (vi) Capitalized Lease Obligations, and (vii) any other obligation for borrowed money or other financial accommodation or similar obligation which in accordance with Agreement Accounting Principles would be shown as a liability on the consolidated balance sheet of such Person, (viii) any Off Balance Sheet Liability, (ix) the undrawn amount of any Letter of Credit issued for the account of such person and all amounts drawn under any such Letters of Credit which have not been reimbursed by such Person, (x) in the case of the Borrower, the amount of all Zenith Acquisition Obligations, and (xi) any Contingent Obligations of any such Person, other than any permissible Rate Hedging Obligations.

        "Interest Period" means, with respect to a Eurodollar Advance, a period of one, two, three or six months commencing on a Business Day selected by the Borrower pursuant to this Agreement; provided, however, notwithstanding anything in this Agreement to the contrary and only at the Agent's sole option, for the period from the date of this Agreement to the earlier of (i) the date that is 90 days after the date hereof and (ii) the date upon which the Arranger confirms that the loan syndication process has been complete (the "Syndication Period"), "Interest Period" means, with respect to a Eurodollar Loan, a period of seven
(7) days , provided that during such period all Interest Periods shall end on the same day. Other than during the Syndication Period, such Interest Period shall end on the day which corresponds



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numerically to such date one, two, three or six months thereafter, provided, however, that if there is no such numerically corresponding day in such next, second, third or sixth succeeding month, such Interest Period shall end on the last Business Day of such next, second, third or sixth succeeding month. If an Interest Period would otherwise end on a day which is not a Business Day, such Interest Period shall end on the next succeeding Business Day, provided, however, that if said next succeeding Business Day falls in a new calendar month, such Interest Period shall end on the immediately preceding Business Day.

        "Investment" of a Person means any loan, advance (other than commission, travel and similar advances to officers and employees made in the ordinary course of business), extension of credit (other than accounts receivable arising in the ordinary course of business on terms customary in the trade) or contribution of capital by such Person; stocks, bonds, mutual funds, partnership interests, notes, debentures or other securities owned by such Person; any deposit accounts and certificate of deposit owned by such Person; and structured notes, derivative financial instruments and other similar instruments or contracts owned by such Person.

        "LC Fee" is defined in Section 2.19.4.

        "LC Issuer" means Bank One (or any subsidiary or affiliate of Bank One designated by Bank One) in its capacity as issuer of Facility LCs hereunder.

        "LC Obligations" means, at any time, the sum, without duplication, of
(i) the aggregate undrawn stated amount under all Facility LCs outstanding at such time plus (ii) the aggregate unpaid amount at such time of all Reimbursement Obligations.

        "LC Payment Date" is defined in Section 2.19.5.

        "Lenders" means the lending institutions listed on the signature pages of this Agreement and their respective successors and assigns.

        "Lending Installation" means, with respect to a Lender or the Agent, the office, branch, subsidiary or affiliate of such Lender or the Agent listed on the signature pages hereof or on a Schedule or otherwise selected by such Lender or the Agent pursuant to Section 2.17.

        "Letter of Credit" of a Person means a letter of credit or similar instrument which is issued upon the application of such Person or upon which such Person is an account party or for which such Person is in any way liable.

        "Leverage Ratio" means, as of any date of calculation, the ratio of (i) Total Debt outstanding on such date to (ii) Consolidated Adjusted EBITDA for the Borrower's then most-recently ended four fiscal quarters.

        "Lien" means any lien (statutory or other), mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, the interest of a vendor or lessor under any conditional sale, Capitalized Lease or other title retention agreement).

        "Loan" means any Revolving Credit Loan or any Swing Loan.

        "Loan Documents" means this Agreement, the Facility LC Applications, any Notes issued pursuant to Section 2.13, the Collateral Documents, the Guaranties and all other agreements and documents executed or delivered in connection with any of the foregoing at any time, as each may be amended or modified from time to time.

        "Margin Stock" means "margin stock" as such term is defined in Regulation U.

        "Material Adverse Effect" means a material adverse effect on (i) the business, Property, condition (financial or otherwise), results of operations, or prospects of the Borrower and its Subsidiaries taken as a whole or of Trianon and its Subsidiaries taken as a whole, (ii) the ability of the Borrower or any Guarantor to perform its obligations under the Loan Documents to which it is a party, or (iii) the validity or enforceability of any of the Loan Documents or the rights or remedies of the Agent, the LC Issuer or the Lenders thereunder.

        "Material Obligation" is defined in Section 7.5.

        "Modify" and "Modification" are defined in Section 2.19.1.

        "Moody's" means Moody's Investors Service, Inc.

        "Mortgages" means each mortgage, deed of trust or similar agreement entered into by the Borrower or any Guarantor for the benefit of the Agent to secure the Secured Obligations pursuant to this Agreement and in form and substance satisfactory to the Agent, as amended or modified from time to time.

        "Multiemployer Plan" means a Plan maintained pursuant to a collective bargaining agreement or any other arrangement to which the Borrower or any member of the Controlled Group is a party to which more than one employer is obligated to make contributions.

        "Net Cash Proceeds" means, without duplication (a) in connection with any sale or other disposition of any asset or any settlement by, or receipt of payment in respect of, any property insurance claim or condemnation award, the cash proceeds (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise, but only as and when received) of such sale, settlement or payment, net of reasonable and documented attorneys' fees, accountants' fees, investment banking fees, amounts required to be applied to the repayment of Indebtedness secured by a Lien expressly permitted hereunder on any asset which is the subject of such sale, insurance claim or condemnation award (other than any Lien in favor of the Agent to secure the Secured Obligations) and other customary fees and expenses actually incurred in connection therewith, taxes paid or reasonably estimated to be payable as a result thereof, and any cash reserves required to be maintained for liabilities associated with the sale (provided that such cash reserves shall become Net Cash Proceeds when no longer required to be held as reserves), and (b) in connection with any issuance or sale of any equity securities or debt securities or instruments or the incurrence of loans, the cash proceeds received from such issuance or incurrence, net of investment banking fees, reasonable and documented attorneys' fees, accountants' fees, underwriting discounts and commissions and other reasonable and customary fees and expenses actually incurred in connection therewith.

        "Non-U.S. Lender" is defined in Section 3.5(iv).

        "Note" means any promissory note issued at the request of a Lender pursuant to Section 2.13 in the form of Exhibit E.

        "Notice of Assignment" is defined in Section 12.3.2.

        "Obligations" means all unpaid principal of and accrued and unpaid interest on the Loans, all Reimbursement Obligations, all accrued and unpaid fees and all expenses, reimbursements, indemnities and other obligations of the Borrower to the Lenders or to any Lender, the Agent, the LC Issuer or any indemnified party arising under the Loan Documents.

        "Off-Balance Sheet Liability" of a Person means (i) any repurchase obligation or liability of such Person with respect to accounts or notes receivable sold by such Person, (ii) any liability under any Sale and Leaseback Transaction which is not a Capitalized Lease, (iii) any liability under any so-called "synthetic lease" or "tax ownership operating lease" transaction entered into by such Person, or (iv) any obligation arising with respect to any other transaction which is the functional equivalent of or takes the place of borrowing but which does not constitute a liability on the balance sheets of such Person, but excluding from this clause (iv) Operating Leases.

        "Operating Lease" of a Person means any lease of Property (other than a Capitalized Lease) by such Person as lessee which has an original term (including any required renewals and any renewals effective at the option of the lessor) of one year or more.

        "Operating Lease Obligations" means, as at any date of determination, the amount obtained by aggregating the present values, determined in the case of each particular Operating Lease by applying a discount rate (which discount rate shall equal the discount rate which would be applied under Agreement Accounting Principles if such Operating Lease were a Capitalized Lease) from the date on which each fixed lease payment is due under such Operating Lease to such date of determination, of all fixed lease payments due under all Operating Leases of the Borrower and its Subsidiaries.

        "Other Taxes" is defined in Section 3.5(ii).

        "Outstanding Credit Exposure" means, as to any Lender at any time, the sum of (i) the aggregate principal amount of its Revolving Credit Loans outstanding at such time, plus (ii) an amount equal to its Pro Rata Share of the LC Obligations at such time, plus (iii) an amount equal to its pro Rata Share of the Swing Loans at such time.

        "Participants" is defined in Section 12.2.1.

        "Payment Date" means the last Business Day of each month.

        "PBGC" means the Pension Benefit Guaranty Corporation, or any successor thereto.

        "Person" means any natural person, corporation, firm, joint venture, partnership, limited liability company, association, enterprise, trust or other entity or organization, or any government or political subdivision or any agency, department or instrumentality thereof.

        "Plan" means an employee pension benefit plan which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code as to which the Borrower or any member of the Controlled Group may have any liability.

        "Pricing Schedule" means the Schedule attached hereto identified as such.

        "Prime Rate" shall mean the per annum rate announced by the Agent from time to time as its "prime rate" (it being acknowledged that such announced rate may not necessarily be the lowest rate charged by the Agent to any of its customers); which Prime Rate shall change simultaneously with any change in such announced rate.

        "Principals" means Francis Barge, Felix Domenech and Jean-Rene Hergoualc'h.

        "Pro Forma Financial Statements and Projections" mean the pro forma financial statements giving effect to the Zenith Acquisition and projections of the financial results of the Borrower furnished by the Borrower to the Agent prior to the date of this Agreement.

        "Pro Rata Share" means, with respect to a Lender, a portion equal to a fraction the numerator of which is such Lender's Commitment (or, if the Commitments have expired or been terminated, the amount thereof immediately prior to such expiration or termination) and the denominator of which is the Aggregate Commitment (or, if the Aggregate Commitment has expired or been terminated, the amount thereof immediately prior to such expiration or termination).

        "Property" of a Person means any and all property, whether real, personal, tangible, intangible, or mixed, of such Person, or other assets owned, leased or operated by such Person.

        "Public Offering" means the sale of Capital Stock of Trianon pursuant to
(a) a registration statement under the Securities Act that has been declared effective by the SEC or (b) a public offering outside the United States and which results, in either case, in an active trading market for such shares. An active trading marketing shall be deemed to exist if such shares are listed on the New York Stock Exchange, the American Stock Exchange, the Nasdaq Small Cap Market, the Nasdaq National Market system or any other major (as determined by the Agent) domestic or international trading market.

        "Purchasers" is defined in Section 12.3.1.

        "Rate Hedging Agreement" means an agreement, device or arrangement providing for payments which are related to fluctuations of interest rates, exchange rates or forward rates, including, but not limited to, dollar-denominated or cross-currency interest rate exchange agreements, forward currency exchange agreements, interest rate cap or collar protection agreements, forward rate currency or interest rate options, puts and warrants.

        "Rate Hedging Obligations" of a Person means any and all obligations of such Person, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under (i) any and all Rate Hedging Agreements, and (ii) any and all cancellations, buy backs, reversals, terminations or assignments of any Rate Hedging Agreement.

        "Regulation D" means Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor thereto or other regulation or official interpretation of said Board of Governors relating to reserve requirements applicable to member banks of the Federal Reserve System.

        "Regulation U" means Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor or other regulation or official interpretation of said Board of Governors.

        "Reimbursement Obligations" means, at any time, the aggregate of all obligations of the Borrower then outstanding under Section 2.19 to reimburse the LC Issuer for amounts paid by the LC Issuer in respect of any one or more drawings under Facility LCs.

        "Related Party" means:

        (i) any 80% (or more) owned Subsidiary or immediate family member (in the case of an individual) of any Principal, or

        (ii) any trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners, owners or Persons beneficially holding an 80% or more controlling interest of which consist of any one or more Principals and/or such other Persons referred to the in the immediately preceding clause
(i).

        "Rentals" of a Person means the aggregate fixed amounts payable by such Person under any Operating Lease.

        "Reportable Event" means a reportable event as defined in Section 4043 of ERISA and the regulations issued under such section, with respect to a Plan, excluding, however, such events as to which the PBGC has by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event, provided, however, that a failure to meet the minimum funding standard of Section 412 of the Code and of Section 302 of ERISA shall be a Reportable Event regardless of the issuance of any such waiver of the notice requirement in accordance with either Section 4043(a) of ERISA or Section 412(d) of the Code.

        "Reports" is defined in Section 9.6.

        "Required Lenders" means Lenders in the aggregate having at least 51% of the Aggregate Commitment or, if the Aggregate Commitment has been terminated, Lenders in the aggregate holding at least 51% of the Aggregate Outstanding Credit Exposure.

        "Requirement of Law" means, as to any Person, any law (statutory or common), order, writ, injunction, decree, award, treaty, rule or regulation or determination of an arbitrator or of a Governmental Authority, in each case applicable to or binding upon the Person or any of its Property or to which the Person or any of its Property is subject.

        "Reserve Requirement" means, with respect to an Interest Period, the maximum aggregate reserve requirement (including all basic, supplemental, marginal and other reserves) which is imposed under Regulation D on Eurocurrency liabilities.

        "Revolving Credit Block Amount" means (i) zero if no amount has been funded at any time under the Subordinated Debt Documents and (ii) at any time on or after any amount is funded under the Subordinated Debt Documents, an amount equal to the excess, if any, of (a) the Zenith Acquisition Obligations less an amount deducted therefrom as approved by the Agent, provided that the amount determined under this clause (a) shall not be less than the Zenith Acquisition Obligations payable over the one year period following such time of determination, over (b) the amount that is available to be drawn, but is undrawn, by the Borrower under the Subordinated Debt Documents with Trianon.

        "Revolving Credit Loan" means any loan made by any Lender under Section
2.1 (or any conversion or continuation thereof).

        "S&P" means Standard and Poor's Ratings Services, a division of The McGraw Hill Companies, Inc.

        "Sale and Leaseback Transaction" means any sale or other transfer of Property by any Person with the intent to lease such Property as lessee.

        "Schedule" refers to a specific schedule to this Agreement, unless another document is specifically referenced.

        "SEC" means the Securities and Exchange Commission and any successor thereto.

        "Section" means a numbered section of this Agreement, unless another document is specifically referenced.

        "Secured Obligations" means, collectively, (i) the Obligations and (ii) all Rate Hedging Obligations of the Borrower or any of its Subsidiaries owing to one or more Lenders or their Affiliates.

        "Security Agreement" means each security agreement, pledge agreement, pledge and security agreement or similar agreement entered into by the Borrower or any Guarantor for the benefit of the Agent to secure the Secured Obligations pursuant to this Agreement, in form and substance acceptable to the Agent, as amended or modified from time to time.

        "Securities Act" means the Securities Act of 1933, as amended from time to time, and the rules, regulations and interpretations thereunder.

        "Single Employer Plan" means a Plan maintained by the Borrower or any member of the Controlled Group for employees of the Borrower or any member of the Controlled Group.

        "SOFEDIT" means Societe Financiere d' etudes de Developpement Industriel et Technologique, a French societe anonyme.

        "Subordinated Debt Documents" means the Subordinated Debt Agreements and all agreements, instruments and documents executed in connection therewith at any time, in each case in form and substance satisfactory to the Agent and as amended or modified from time to time as permitted hereunder.

        "Subordinated Debt Agreements" means, collectively, all present and future agreements between Trianon and First Chicago Capital Corp. and the other lenders party thereto with respect to the funding of Subordinated Indebtedness or, if acceptable to the Agent, Indebtedness by such lenders to Trianon and the agreements between Trianon and the Borrower with respect to the funding of Subordinated Indebtedness by Trianon to the Borrower, in each case in form and substance satisfactory to the Agent and as amended or modified from time to time as permitted hereunder.

        "Subsidiary Guarantors" means each Guarantor which is a Subsidiary of the Borrower.

        "Subordinated Indebtedness" of a Person means any Indebtedness of such Person the payment of which is subordinated to payment of the Secured Obligations to the written satisfaction of the Agent.

        "Subsidiary" of a Person means any other Person more than 50% of the outstanding Capital Stock having ordinary voting power of which shall at the time be owned or controlled, directly or indirectly, by such Person or by one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries. Unless otherwise expressly provided, all references herein to a "Subsidiary" shall mean a Subsidiary of the Borrower.

        "Substantial Portion" means, with respect to the Property of such Person and its Subsidiaries, Property which (a) represents more than 10% of the consolidated assets of such Person and its Subsidiaries as would be shown in the consolidated financial statements of such Person and its Subsidiaries as at the beginning of the twelve-month period ending with the month in which such determination is made, (b) is responsible for more than 10% of the consolidated net sales or of the consolidated net income of such Person and its Subsidiaries as reflected in the financial statements referred to in clause (a) above, (c) represents more than 25% of the consolidated assets of such Person and its Subsidiaries as would be shown in the consolidated financial statements of such Person and its Subsidiaries as of the date of this Agreement or (d) is responsible for more than 25% of the consolidated net sales or of the consolidated net income of such Person and its Subsidiaries as reflected in the financial statements referred to in clause (c) above.

        "Swing Loans" is defined in Section 2.20.1.

        "Taxes" means any and all present or future taxes, duties, levies, imposts, deductions, charges or withholdings, and any and all liabilities with respect to the foregoing, but excluding Excluded Taxes.

        "Total Debt" means at any time the Indebtedness of the Borrower and its Subsidiaries less cash and Cash Equivalent Investments of the Borrower and its Subsidiaries (including any cash or Cash Equivalent Investments on deposit in the Escrow), calculated on a consolidated basis as of such time.

        "Transferee" is defined in Section 12.4.

        "Trianon" means Trianon Industries Corp., formerly known as MS Acquisition Corp., a Delaware corporation.

        "Type" means, with respect to any Advance, its nature as a Floating Rate Advance or a Eurodollar Advance.

        "Unfunded Liabilities" means the amount (if any) by which the present value of all vested and unvested accrued benefits under all Single Employer Plans exceeds the fair market value of all such Plan assets allocable to such benefits, all determined as of the then most recent valuation date for such Plans using PBGC actuarial assumptions for single employer plan terminations.

        "Unmatured Default" means an event which but for the lapse of time or the giving of notice under this Agreement, or both, would constitute a Default.

        "Voting Stock" of any Person as of any date means the Capital Stock of such person that is at the time entitled to vote in the election of the Board of Directors of such Person.

        "Wholly-Owned Subsidiary" of a Person means (i) any Subsidiary all of the outstanding voting securities of which shall at the time be owned or controlled, directly or indirectly, by such Person or one or more Wholly-Owned Subsidiaries of such Person, or by such Person and one or more Wholly-Owned Subsidiaries of such Person, or (ii) any partnership, limited liability company, association, joint venture or similar business organization 100% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled.

        "Year 2000 Issues" means anticipated costs, problems and uncertainties associated with the inability of certain computer applications to effectively handle data including dates on and after January 1, 2000, as such inability affects the business, operations and financial condition of the Borrower and its Subsidiaries and of the Borrower's and its Subsidiaries' material customers, suppliers and vendors.

        "Year 2000 Program" is defined in Section 5.19.

        "Zenith" means Zenith Industrial Corporation, a Michigan corporation.

        "Zenith Acquisition" means the Acquisition to be completed pursuant to the Zenith Acquisition Documents.

        "Zenith Acquisition Documents" means the Stock Purchase Agreement dated May 6, 1999 between Trianon (and assigned to the Borrower) and the sellers listed therein for the Acquisition of all of the Capital Stock of Zenith, together with all agreements, documents and instruments executed in connection therewith or otherwise pursuant thereto.

        "Zenith Acquisition Obligations" means, at any time, the amounts payable (exclusive of amounts previously paid) pursuant to the Zenith Acquisition Documents, including without limitation all earn outs, commissions, interest compensation payments and other payments payable thereunder, as estimated from time to time by the Borrower pursuant to the most recent certificate of the Borrower delivered pursuant to Section 6.1(iv) (or pursuant to a certificate of the Borrower delivered on the date hereof prior to the delivery of the first certificate under Section 6.1(iv)), provided that such estimate and the amount thereof shall be acceptable to the Agent.

        The foregoing definitions shall be equally applicable to both the singular and plural forms of the defined terms.

                                   ARTICLE II

                                  THE CREDITS


        2.1. Commitment. From and including the date of this Agreement and prior to the Facility Termination Date, each Lender severally agrees, on the terms and conditions set forth in this Agreement, to (i) make Revolving Credit Loans to the Borrower and (ii) participate in Facility LCs issued upon the request of the Borrower and Swing Loans made by the Agent upon the request of the Borrower, provided that, after giving effect to the making of each such Revolving Credit

Loan and Swing Loan and the issuance of each such Facility LC, (a) such Lenders Outstanding Credit Exposure shall not exceed its Commitment and (b) the Aggregate Outstanding Credit Exposure shall not exceed the difference of the Aggregate Commitments minus the Revolving Credit Blocked Amount. Subject to the terms of this Agreement, the Borrower may borrow, repay and reborrow at any time prior to the Facility Termination Date. The Commitments to extend credit hereunder shall expire on the Facility Termination Date. The LC Issuer will issue Facility LCs hereunder on the terms and conditions set forth in Section
2.19. The Agent may make Swing Loans hereunder on the terms and conditions set forth in Section 2.20.

        2.2. Required Payments; Termination. (i) The Aggregate Outstanding Credit Exposure and all other unpaid Obligations shall be paid in full by the Borrower on the Facility Termination Date.

                          (ii)   If at any time the Aggregate Outstanding
Credit Exposure exceeds the difference of the Aggregate Commitments minus the Revolving Credit Blocked Amount, the Borrower shall promptly prepay the Credit Extensions in an amount equal to such excess.

                          (iii)  In addition to all other payments of the Credit
Extensions required hereunder, the Borrower shall prepay the Credit Extensions and reduce the Aggregate Commitments by an amount equal to 100% of all of the Net Cash Proceeds, payable upon receipt of such Net Cash Proceeds, from any sale or other disposition of any assets (exclusive of the sale of inventory in the ordinary course of business upon customary credit terms), in excess of $1,000,000 in aggregate amount in any fiscal year, provided that the Borrower shall not be required to prepay the Credit Extensions from the Net Cash Proceeds from the sale or any disposition of assets if such Net Cash Proceeds will be used within 360 days of their receipt to purchase similar assets of comparable value. The Borrower shall provide a certificate to the Agent within 20 days after each sale of assets, which, but for the above proviso, would cause a prepayment under this Section 2.2(iii), which certificate shall describe such sale of assets and estimate when such Net Cash Proceeds will be used to purchase similar assets of comparable value; and if such Net Cash Proceeds are not used within 360 days after such sale or such earlier date when the Borrower has determined not to purchase similar assets of comparable value with such Net Cash Proceeds the Borrower will then prepay the Credit Extensions with, and reduce the Aggregate Commitments by the amount of, such Net Cash Proceeds.

         2.3. Ratable Loans. Each Advance hereunder shall consist of Loans made from the several Lenders ratably according to their Pro Rata Shares.

         2.4. Types of Advances. The Advances may be Floating Rate Advances or Eurodollar Advances, or a combination thereof, selected by the Borrower in accordance with Sections 2.8 and 2.9.

         2.5. Commitment Fee; Reductions in Aggregate Commitment. The Borrower agrees to pay to the Agent for the account of each Lender according to its Pro Rata Share a commitment fee at a per annum rate equal to the Applicable Fee Rate on the average daily amount of the difference between the Aggregate Commitment minus the aggregate principal amount of the Revolving Credit Loans and the Aggregate LC Obligations from the date hereof to and including the Facility Termination Date, payable on each Payment Date hereafter and on the Facility Termination Date. The Borrower may permanently reduce the Aggregate Commitment in whole, or in part ratably among the Lenders in integral multiples of $5,000,000, upon at least five Business Days' written notice to the Agent, which notice shall specify the amount of any such reduction, provided, however, that the amount of the Aggregate Commitment may not be reduced below the sum of the Aggregate Outstanding Credit Exposure plus the Revolving Credit Blocked Amount. All reductions of the Commitments, whether optional or mandatory, shall reduce the Commitments for all time periods stated for the Commitments. All accrued commitment fees shall be payable on the effective date of any termination of the obligations of the Lenders to make Credit Extensions hereunder.

         2.6. Minimum Amount of Each Advance. Each Eurodollar Advance shall be in the minimum amount of $5,000,000 (and in multiples of $1,000,000 if in excess thereof), and each Floating Rate Advance shall be in the minimum amount of $1,000,000 (and in multiples of $500,000 if in excess thereof), provided, however, that any Floating Rate Advance may be in the amount of the Available Aggregate Commitment.

         2.7. Optional Principal Payments. The Borrower may from time to time pay, without penalty or premium, all outstanding Floating Rate Advances, or, in a minimum aggregate amount of $1,000,000 or any integral multiple of $500,000 in excess thereof, any portion of the outstanding Floating Rate Advances upon two Business Days' prior notice to the Agent. The Borrower may from time to time pay, subject to the payment of any funding indemnification amounts required by
Section 3.4 but without penalty or premium, all outstanding Eurodollar Advances, or, in a minimum aggregate amount of $5,000,000 or any integral multiple of $1,000,000 in excess thereof, any portion of the outstanding Eurodollar Advances upon three Business Days' prior notice to the Agent.

          2.8. Method of Selecting Types and Interest Periods for New Advances. The Borrower shall select the Type of Advance and, in the case of each Eurodollar Advance, the Interest Period applicable thereto from time to time. The Borrower shall give the Agent irrevocable notice (a "Borrowing Notice") not later than 10:00 a.m. (Detroit time) at least one Business Day before the Borrowing Date of each Floating Rate Advance and three Business Days before the Borrowing Date for each Eurodollar Advance, specifying:

      (i) the Borrowing Date, which shall be a Business Day, of such Advance,

      (ii)     the aggregate amount of such Advance,

      (iii)    the Type of Advance selected, and

      (iv) in the case of each Eurodollar Advance, the Interest Period applicable thereto.

Not later than noon (Detroit time) on each Borrowing Date, each Lender shall make available its Loan or Loans in funds immediately available in Detroit to the Agent at its address specified pursuant to Article XIII. The Agent will make the funds so received from the Lenders available to the Borrower at the Agent's aforesaid address.

         2.9. Conversion and Continuation of Outstanding Advances. Floating Rate Advances shall continue as Floating Rate Advances unless and until such Floating Rate Advances are converted into Eurodollar Advances pursuant to this
Section 2.9 or are repaid in accordance with Section 2.7. Each Eurodollar Advance shall continue as a Eurodollar Advance until the end of the then applicable Interest Period therefor, at which time such Eurodollar Advance shall be automatically converted into a Floating Rate Advance unless (x) such Eurodollar Advance is or was repaid in accordance with Section 2.7 or (y) the Borrower shall have given the Agent a Conversion/Continuation Notice (as defined below) requesting that, at the end of such Interest Period, such Eurodollar Advance continue as a Eurodollar Advance for the same or another Interest Period. Subject to the terms of Section 2.6, the Borrower may elect from time to time to convert all or any part of a Floating Rate Advance into a Eurodollar Advance. The Borrower shall give the Agent irrevocable notice (a "Conversion/Continuation Notice") of each conversion of a Floating Rate Advance into a Eurodollar Advance or continuation of a Eurodollar Advance not later than 10:00 a.m. (Detroit time) at least three Business Days prior to the date of the requested conversion or continuation, specifying:

      (i) the requested date, which shall be a Business Day, of such conversion or continuation,

      (ii) the aggregate amount and Type of the Advance which is to be converted or continued, and

      (iii) the amount of such Advance which is to be converted into or continued as a Eurodollar Advance and the duration of the Interest Period applicable thereto.

        2.10. Changes in Interest Rate, etc. Each Floating Rate Advance shall bear interest on the outstanding principal amount thereof, for each day from and including the date such Advance is made or is automatically converted from a Eurodollar Advance into a Floating Rate Advance pursuant to Section 2.9, to but excluding the date it is paid or is converted into a Eurodollar Advance pursuant to Section 2.9 hereof, at a rate per annum equal to the Floating Rate for such day. Changes in the rate of interest on that portion of any Advance maintained as a Floating Rate Advance will take effect simultaneously with each change in the Alternate Prime Rate. Each Eurodollar Advance shall bear interest on the outstanding principal amount thereof from and including the first day of the Interest Period applicable thereto to (but not including) the last day of such Interest Period at the interest rate determined by the Agent as applicable to such Eurodollar Advance based upon the Borrower's selections under Sections 2.8 and 2.9 and otherwise in accordance with the terms hereof. No Interest Period may end after the Facility Termination Date.

        2.11. Rates Applicable After Default. Notwithstanding anything to the contrary contained in Section 2.8 or 2.9, during the continuance of a Default or Unmatured Default the Required Lenders may, at their option, by notice to the Borrower (which notice may be revoked at the option of the Required Lenders notwithstanding any provision of Section 8.2 requiring unanimous consent of the Lenders to changes in interest rates), declare that no Advance may be made as, converted into or continued as a Eurodollar Advance. During the continuance of a Default the Required Lenders may, at their option, by notice to the Borrower (which notice may be revoked at the option of the Required Lenders notwithstanding any provision of Section 8.2 requiring unanimous consent of the Lenders to changes in interest rates), declare that (i) each Eurodollar Advance shall bear interest for the remainder of the applicable Interest Period at the rate otherwise applicable to such Interest Period plus 2% per annum, (ii) each Floating Rate Advance and Swing Loan shall bear interest at a rate per annum equal to the Floating Rate in effect from time to time plus 2% per annum and
(iii) the LC Fee shall be increased by 2% per annum, provided that, during the continuance of a Default under Section 7.6 or 7.7, the interest rates set forth in clauses (i) and (ii) above and the increase in the LC Fee set forth in clause
(iii) above shall be applicable to all Credit Extensions without any election or action on the part of the Agent or any Lender.

        2.12. Method of Payment. All payments of the Obligations hereunder shall be made, without setoff, deduction, or counterclaim, in immediately available funds to the Agent at the Agent's address specified pursuant to
Article XIII, or at any other Lending Installation of the Agent specified in writing by the Agent to the Borrower, by noon (Detroit time) on the date when due and shall (except in the case of Reimbursement Obligations for which the LC Issuer has not been fully indemnified by the Lenders, or as otherwise specifically required hereunder) be applied ratably by the Agent among the Lenders. Each payment delivered to the Agent for the account of any Lender shall be delivered promptly by the Agent to such Lender in the same type of funds that the Agent received at its address specified pursuant to Article XIII or at any Lending Installation specified in a notice received by the Agent from such Lender. The Agent is hereby authorized to charge the account of the Borrower maintained with Bank One or any of its Affiliates for each payment of principal, interest, Reimbursement Obligations and fees as it becomes due hereunder. Each reference to the Agent in this Section 2.12 shall also be deemed to refer, and shall apply equally, to the LC Issuer, in the case of payments required to be made by the Borrower to the LC Issuer pursuant to Section 2.19.6.

        2.13. Noteless Agreement; Evidence of Indebtedness. (i) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

        (ii)   The Agent shall also maintain accounts in which it will record
(a) the amount of each Loan made hereunder, the Type thereof and the Interest Period with respect thereto, (b) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder,
(c) the original stated amount of each Facility LC and the amount of LC Obligations outstanding at any time, and (d) the amount of any sum received by the Agent hereunder from the Borrower and each Lender's share thereof.

        (iii) The entries maintained in the accounts maintained pursuant to paragraphs (i) and (ii) above shall be prima facie evidence of the existence and amounts of the Obligations therein recorded; provided, however, that the failure of the Agent or any Lender to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Obligations in accordance with their terms.

        (iv) Any Lender may request that its Loans be evidenced by a promissory note (a "Note"). In such event, the Borrower shall prepare, execute and deliver to such Lender a Note payable to the order of such Lender in a form supplied by the Agent. Thereafter, the Loans evidenced by such Note and interest thereon shall at all times (including after any assignment pursuant to Section 12.3) be represented by one or more Notes payable to the order of the payee named therein or any assignee pursuant to Section 12.3, except to the extent that any such Lender or assignee subsequently returns any such Note for cancellation and requests that such Loans once again be evidenced as described in paragraphs (i) and (ii) above.

        2.14. Telephonic Notices. The Borrower hereby authorizes the Lenders and the Agent to extend, convert or continue Advances, effect selections of Types of Advances and to transfer funds based on telephonic notices made by any person or persons the Agent or any Lender in good faith believes to be acting on behalf of the Borrower, it being understood that the foregoing authorization is specifically intended to allow Borrowing Notices and Conversion/Continuation Notices to be given telephonically. The Borrower agrees to deliver promptly to the Agent a written confirmation, if such confirmation is requested by the Agent or any Lender, of each telephonic notice signed by an Authorized Officer. If the written confirmation differs in any material respect from the action taken by the Agent and the Lenders, the records of the Agent and the Lenders shall govern absent manifest error.

        2.15. Interest Payment Dates; Interest and Fee Basis. Interest accrued on each Floating Rate Advance shall be payable on each Payment Date, commencing with the first such date to occur after the date hereof, on any date on which the Floating Rate Advance is prepaid, whether due to acceleration or otherwise, and at maturity. Interest accrued on that portion of the outstanding principal amount of any Floating Rate Advance converted into a Eurodollar Advance on a day other than a Payment Date shall be payable on the date of conversion. Interest accrued on each Eurodollar Advance shall be payable on the last day of its applicable Interest Period, on any date on which the Eurodollar Advance is prepaid, whether by acceleration or otherwise, and at maturity. Interest accrued on each Eurodollar Advance having an Interest Period longer than three months shall also be payable on the last day of each three-month interval during such Interest Period. Interest, commitment fees and LC Fees shall be calculated for actual days elapsed on the basis of a 360-day year. Interest shall be payable for the day an Advance is made but not for the day of any payment on the amount paid if payment is received prior to noon (local time) at the place of payment. If any payment of principal of or interest on an Advance shall become due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and, in the case of a principal payment, such extension of time shall be included in computing interest in connection with such payment.

        2.16. Notification of Advances, Interest Rates, Prepayments and Commitment Reductions. Promptly after receipt thereof, the Agent will notify each Lender of the contents of each Aggregate Commitment reduction notice, Borrowing Notice, Conversion/Continuation Notice, and repayment notice received by it hereunder. Promptly after notice from the LC Issuer, the Agent will notify each Lender of the contents of each request for issuance of a Facility LC hereunder. The Agent will notify each Lender of the interest rate applicable to each Eurodollar Advance promptly upon determination of such interest rate and will give each Lender prompt notice of each change in the Alternate Prime Rate.

        2.17. Lending Installations. Each Lender may book its Loans and its participation in any LC Obligations and Swing Loans, the Agent may book the Swing Loans and the LC Issuer may book the Facility LCs at any Lending Installation selected by such Lender, the Agent or the LC Issuer, as the case may be, and may change its Lending Installation from time to time. All terms of this Agreement shall apply to any such Lending Installation and the Loans, Facility LCs, participations in LC Obligations and Swing Loans and any Notes issued hereunder shall be deemed held by each Lender or the LC Issuer, as the case may be, for the benefit of any such Lending Installation. Each Lender and the LC

Issuer may, by written notice to the Agent and the Borrower in accordance with Article XIII, designate replacement or additional Lending Installations through which Loans will be made by it or Facility LCs will be issued by it and for whose account Loan payments or payments with respect to Facility LCs and Swing Loans are to be made.

        2.18. Non-Receipt of Funds by the Agent. Unless the Borrower or a Lender, as the case may be, notifies the Agent prior to the date on which it is scheduled to make payment to the Agent of (i) in the case of a Lender, the proceeds of a Loan or (ii) in the case of the Borrower, a payment of principal, interest or fees to the Agent for the account of the Lenders, that it does not intend to make such payment, the Agent may assume that such payment has been made. The Agent may, but shall not be obligated to, make the amount of such payment available to the intended recipient in reliance upon such assumption. If such Lender or the Borrower, as the case may be, has not in fact made such payment to the Agent, the recipient of such payment shall, on demand by the Agent, repay to the Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date such amount was so made available by the Agent until the date the Agent recovers such amount at a rate per annum equal to (x) in the case of payment by a Lender, the Federal Funds Effective Rate for such day for the first three days and, thereafter, the interest rate applicable to the relevant Loan or (y) in the case of payment by the Borrower, the interest rate applicable to the relevant Loan.

        2.19.  Facility LCs.

                2.19.1. Issuance. The LC Issuer hereby agrees, on the terms and conditions set forth in this Agreement, to issue standby and commercial letters of credit (each, a "Facility LC") and to renew, extend, increase, decrease or otherwise modify each Facility LC ("Modify," and each such action a "Modification"), from time to time from and including the date of this Agreement and prior to the Facility Termination Date upon the request of the Borrower; provided that immediately after each such Facility LC is issued or Modified, (i) the aggregate amount of the outstanding LC Obligations shall not exceed $5,000,000 and (ii) the Aggregate Outstanding Credit Exposure shall not exceed the Aggregate Commitment. No Facility LC shall have an expiry date later than the earlier of (x) the date one month prior to the then known Facility Termination Date and (y) one year after its issuance.

                2.19.2. Participations. Upon the issuance or Modification by the LC Issuer of a Facility LC in accordance with this Section 2.19, the LC Issuer shall be deemed, without further action by any party hereto, to have absolutely, automatically, unconditionally and irrevocably sold to each Lender, and each Lender shall be deemed, without further action by any party hereto, to have absolutely, automatically, unconditionally and irrevocably purchased from the LC Issuer, a participation in such Facility LC (and each Modification thereof) and the related LC Obligations in proportion to its Pro Rata Share.

                2.19.3. Notice. Subject to Section 2.19.1, the Borrower shall give the LC Issuer notice prior to 10:00 a.m. (Detroit time) at least five Business Days (or such lesser period as agreed to by the LC Issuer) prior to the proposed date of issuance or Modification of each Facility LC, specifying the beneficiary, the proposed date of issuance (or Modification) and the expiry date of such Facility LC, and describing the proposed terms of such Facility LC and the nature of the transactions proposed to be supported thereby. Upon receipt of such notice, the LC Issuer shall promptly notify the Agent, and the Agent shall promptly notify each Lender, of the contents thereof and of the amount of such Lender's participation in such proposed Facility LC. The issuance or Modification by the LC Issuer of any Facility LC shall, in addition to the conditions precedent set forth in Article IV (the satisfaction of which the LC Issuer shall have no duty to ascertain), be subject to the conditions precedent that such Facility LC shall be satisfactory to the LC Issuer and that the Borrower shall have executed and delivered such application agreement and/or such other instruments and agreements relating to such Facility LC as the LC Issuer shall have reasonably requested (each, a "Facility LC Application"). In the event of any conflict between the terms of this Agreement and the terms of any Facility LC Application, the terms of this Agreement shall control.

                2.19.4. LC Fees. The Borrower shall pay to the Agent, for the account of the Lenders ratably in accordance with their respective Pro Rata Shares, with respect to each Facility LC, a letter of credit fee at a per annum rate equal to the Applicable Margin for Eurodollar Loans in effect from time to time on the average daily undrawn stated amount under such standby Facility LC, such fee to be payable in arrears on each Payment Date, (each such fee described in this sentence an "LC Fee"). The Borrower shall also pay to the LC Issuer for its own account
        (x) at the time of issuance of each Facility LC, a fronting fee in an amount equal to 0.25% per annum on the average daily undrawn stated amount under each Facility LC, and (y) documentary and processing charges in connection with the issuance or Modification of and draws under Facility LCs in accordance with the LC Issuer's standard schedule for such charges as in effect from time to time.

                2.19.5. Administration; Reimbursement by Lenders. Upon receipt from the beneficiary of any Facility LC of any demand for payment under such Facility LC, the LC Issuer shall notify the Agent and the Agent shall promptly notify the Borrower and each other Lender as to the amount to be paid by the LC Issuer as a result of such demand and the proposed payment date (the "LC Payment Date"). The responsibility of the LC Issuer to the Borrower and each Lender shall be only to determine that the documents (including each demand for payment) delivered under each Facility LC in connection with such presentment shall be in conformity in all material respects with such Facility LC. The LC Issuer shall endeavor to exercise the same care in the issuance and administration of the Facility LCs as it does with respect to letters of credit in which no participations are granted, it being understood that in the absence of any gross negligence or willful misconduct by the LC Issuer, each Lender shall be absolutely, unconditionally and irrevocably liable (and such obligation shall not be affected by any circumstance, including, without limitation, (A) any set-off, counterclaim, recoupment, defense or other right which such Lender has or may have against the LC Issuer, the Agent or the Borrower or any if its Subsidiaries or anyone else for any reason whatsoever; (B) the occurrence or continuance of an Unmatured Default or a Default; (C) any adverse change in the condition (financial or otherwise) of the Borrower or any of its Subsidiaries or any other Guarantor; (D) any breach of this Agreement or any other Loan Document by any other Lender, the Borrower or any Guarantor; or (E) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing ,including without limitation the Borrower's failure to satisfy any conditions contained in Article IV or any other provision of this Agreement) to reimburse the LC Issuer on demand for (i) such Lender's Pro Rata Share of the amount of each payment made by the LC Issuer under each Facility LC to the extent such amount is not reimbursed by the Borrower pursuant to Section 2.19.6 below, plus (ii) interest on the foregoing amount to be reimbursed by such Lender, for each day from the date of the LC Issuer's demand for such reimbursement (or, if such demand is made after 11:00 a.m. (Detroit time) on such date, from the next succeeding Business Day) to the date on which such Lender pays the amount to be reimbursed by it, at a rate of interest per annum equal to the Federal Funds Effective Rate for the first three days and, thereafter, at a rate of interest equal to the rate applicable to Floating Rate Advances.

                2.19.6. Reimbursement by Borrower. The Borrower shall be irrevocably and unconditionally obligated to reimburse the LC Issuer on or before the later of (x) the applicable LC Payment Date and (y) the date on which the Borrower shall have received the related notice from the Agent under Section 2.19.5 for any amounts to be paid by the LC Issuer upon any drawing under any Facility LC, without presentment, demand, protest or other formalities of any kind; provided that neither the Borrower nor any Lender shall hereby be precluded from asserting any claim for direct (but not consequential) damages suffered by the Borrower or such Lender to the extent, but only to the extent, caused by
        (i) the willful misconduct or gross negligence of the LC Issuer in determining whether a request presented under any Facility LC issued by it complied with the terms of such Facility LC or (ii) the LC Issuer's failure to pay under any Facility LC issued by it after the presentation to it of a request strictly complying with the terms and conditions of such Facility LC. All such amounts paid by the LC Issuer and remaining unpaid by the Borrower shall bear interest, payable on demand, for each day from the later of (x) the applicable LC Payment Date and (y) the date on which the Borrower shall have received the related notice from the Agent under Section 2.19.5 until paid at a rate per annum equal to
        (x) the rate applicable to Floating Rate Advances for such day if such day falls on or before the applicable LC Payment Date and (y) the sum of 2% plus the rate applicable to Floating

        Rate Advances for such day if such day falls after such LC Payment Date. The LC Issuer will pay to each Lender ratably in accordance with its Pro Rata Share all amounts received by it from the Borrower for application in payment, in whole or in part, of the Reimbursement Obligation in respect of any Facility LC issued by the LC Issuer, but only to the extent such Lender has made payment to the LC Issuer in respect of such Facility LC pursuant to Section 2.19.5. Subject to the terms and conditions of this Agreement (including without limitation the submission of a Borrowing Notice in compliance with Section 2.8 and the satisfaction of the applicable conditions precedent set forth in Article
        IV), the Borrower may request an Advance hereunder for the purpose of satisfying any Reimbursement Obligation.

                2.19.7. Obligations Absolute. The Borrower's obligations under this Section 2.19 shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which the Borrower may have or have had against the LC Issuer, any Lender or any beneficiary of a Facility LC. The Borrower further agrees with the LC Issuer and the Lenders that the LC Issuer and the Lenders shall not be responsible for, and the Borrower's Reimbursement Obligation in respect of any Facility LC shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even if such documents should in fact prove to be in any or all respects invalid, fraudulent or forged, or any dispute between or among the Borrower, any of its Affiliates, the beneficiary of any Facility LC or any financing institution or other party to whom any Facility LC may be transferred or any claims or defenses whatsoever of the Borrower or of any of its Affiliates against the beneficiary of any Facility LC or any such transferee. The LC Issuer shall not be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Facility LC. The Borrower agrees that any action taken or omitted by the LC Issuer or any Lender under or in connection with each Facility LC and the related drafts and documents, if done without gross negligence or willful misconduct, shall be binding upon the Borrower and shall not put the LC Issuer or any Lender under any liability to the Borrower. Nothing in this Section 2.19.7 is intended to limit the right of the Borrower to make a claim against the LC Issuer for damages as contemplated by the proviso to the first sentence of Section 2.19.6.

                2.19.8. Actions of LC Issuer. The LC Issuer shall be entitled to rely, and shall be fully protected in relying, upon any Facility LC, draft, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by the LC Issuer. The LC Issuer shall be fully justified in failing or refusing to take any action under this Agreement unless it shall first have received such advice or concurrence of the Required Lenders as it reasonably deems appropriate or it shall first be indemnified to its reasonable satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Notwithstanding any other provision of this Section 2.19, the LC Issuer shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement in accordance with a request of the Required Lenders, and such request and any action taken or failure to act pursuant thereto shall be binding upon the Lenders and any future holders of a participation in any Facility LC.

                2.19.9. Indemnification. The Borrower hereby agrees to indemnify and hold harmless each Lender, the LC Issuer and the Agent, and their respective directors, officers, agents and employees from and against any and all claims and damages, losses, liabilities, costs or expenses which such Lender, the LC Issuer or the Agent may incur (or which may be claimed against such Lender, the LC Issuer or the Agent by any Person whatsoever) by reason of or in connection with the issuance, execution and delivery or transfer of or payment or failure to pay under any Facility LC or any actual or proposed use of any Facility LC, including, without limitation, any claims, damages, losses, liabilities, costs or expenses which the LC Issuer may incur by reason of or in connection with (i) the failure of any other Lender to fulfill or comply with its obligations to the LC Issuer hereunder (but nothing herein contained shall affect any rights the Borrower may have against any Defaulting Lender) or (ii) by reason of or on account of the LC Issuer issuing any Facility LC which specifies that the term "Beneficiary" included therein includes any successor by operation of law of the named Beneficiary, but which Facility LC does not require that any drawing by any such successor Beneficiary be accompanied by a copy of a legal document, reasonably satisfactory to the LC Issuer, evidencing the appointment of such successor Beneficiary; provided that the Borrower shall not be required to indemnify any Lender, the LC Issuer or the Agent for any claims, damages, losses, liabilities, costs or expenses to the extent, but only to the extent, caused by (x) the willful misconduct or gross negligence of the LC Issuer in determining whether a request presented under any Facility LC complied with the terms of such Facility LC or (y) the LC Issuer's failure to pay under any Facility LC after the presentation to it of a request strictly complying with the terms and conditions of such Facility LC. Nothing in this Section 2.19.9 is intended to limit the obligations of the Borrower under any other provision of this Agreement or of any Lender against another Lender.

                2.19.10. Lenders' Indemnification. Each Lender shall, ratably in accordance with its Pro Rata Share, indemnify the LC Issuer, its affiliates and their respective directors, officers, agents and employees (to the extent not reimbursed by the Borrower) against any cost, expense (including reasonable counsel fees and disbursements), claim, demand, action, loss or liability (except such as result from such indemnitees' gross negligence or willful misconduct or the LC Issuer's failure to pay under any Facility LC after the presentation to it of a request strictly complying with the terms and conditions of the Facility LC) that such indemnitees may suffer or incur in connection with this Section 2.19 or any action taken or omitted by such indemnitees hereunder.

                2.19.11. Facility LC Collateral Account. The Borrower agrees that it will, upon the request of the Agent or the Required Lenders and until the final expiration date of any Facility LC and thereafter as long as any amount is payable to the LC Issuer or the Lenders in respect of any Facility LC, maintain a special collateral account pursuant to arrangements satisfactory to the Agent (the "Facility LC Collateral Account") at the Agent's office at the address specified pursuant to
        Article XIII, in the name of such Borrower but under the sole dominion and control of the Agent, for the benefit of the Lenders and in which such Borrower shall have no interest other than as set forth in Section
        8.1. The Borrower hereby pledges, assigns and grants to the Agent, on behalf of and for the ratable benefit of the Lenders and the LC Issuer, a security interest in all of the Borrower's right, title and interest in and to all funds which may from time to time be on deposit in the Facility LC Collateral Account to secure the prompt and complete payment and performance of the Obligations. The Agent will invest any funds on deposit from time to time in the Facility LC Collateral Account in certificates of deposit of Bank One having a maturity not exceeding 30 days. Nothing in this Section 2.19.11 shall either obligate the Agent to require the Borrower until after a Default to deposit any funds in the Facility LC Collateral Account or limit the right of the Agent to release any funds held in the Facility LC Collateral Account in each case other than as required by Section 8.1.

                2.19.12. Rights as a Lender. In its capacity as a Lender, the LC Issuer shall have the same rights and obligations as any other Lender.

        2.20   Swing Loans.

                2.20.1. MAKING OF SWING LOANS. THE AGENT MAY ELECT IN ITS SOLE DISCRETION TO MAKE LOANS (THE "SWING LOANS") TO THE BORROWER FROM TIME TO TIME PRIOR TO THE FACILITY TERMINATION DATE; PROVIDED THAT IMMEDIATELY AFTER EACH SUCH SWING LOAN IS MADE (I) THE AGGREGATE AMOUNT OF ALL OUTSTANDING SWING LOANS SHALL NOT EXCEED $5,000,000 AND (II) THE AGGREGATE OUTSTANDING CREDIT EXPOSURE SHALL NOT EXCEED THE AGGREGATE COMMITMENT. SWING LOANS SHALL BE IN A MINIMUM AMOUNT OF $100,000. INTEREST ON EACH SWING LOAN SHALL BE AT THE FLOATING RATE, SHALL BE SECURED AS PART OF THE SECURED OBLIGATIONS BY THE COLLATERAL AND SHALL OTHERWISE BE SUBJECT TO ALL THE TERMS AND CONDITIONS APPLICABLE TO LOANS, EXCEPT THAT ALL INTEREST THEREON SHALL BE PAYABLE TO THE AGENT SOLELY FOR ITS OWN ACCOUNT.

                2.20.2. SWING LOAN BORROWING REQUESTS. THE AGENT MAY MAKE SWING LOANS, PROVIDED THAT THE AGENT HAS RECEIVED A REQUEST IN WRITING OR VIA TELEPHONE FROM AN AUTHORIZED OFFICER FOR FUNDING OF A SWING LOAN NO LATER THAN NOON, DETROIT TIME, ON THE BUSINESS DAY ON WHICH SUCH SWING LOAN IS REQUESTED TO BE MADE. THE BORROWER AGREES TO DELIVER PROMPTLY TO THE AGENT A WRITTEN CONFIRMATION OF EACH TELEPHONIC NOTICE FOR SWING

        LOANS SIGNED BY AN AUTHORIZED OFFICER. IF THE WRITTEN CONFIRMATION DIFFERS IN ANY MATERIAL RESPECT FROM THE ACTION TAKEN BY THE AGENT, THE RECORDS OF THE AGENT SHALL GOVERN, ABSENT MANIFEST ERROR.

                2.20.3. REPAYMENT OF SWING LOANS; PARTICIPATION BY LENDERS. (I) THE AGENT MAY AT ANY TIME IN ITS SOLE AND ABSOLUTE DISCRETION REQUIRE THAT ANY SWING LOAN BE REFUNDED BY A REVOLVING CREDIT LOAN WHICH IS A FLOATING RATE BORROWING FROM THE LENDERS, AND UPON WRITTEN NOTICE THEREOF BY THE AGENT TO THE LENDERS AND THE BORROWER, THE BORROWER SHALL BE DEEMED TO HAVE REQUESTED A REVOLVING CREDIT LOAN WHICH IS A FLOATING RATE ADVANCE IN AN AMOUNT EQUAL TO THE AMOUNT OF SUCH SWING LOAN, AND SUCH FLOATING RATE ADVANCE SHALL BE MADE TO REFUND SUCH SWING LOAN. EACH LENDER SHALL BE ABSOLUTELY, IRREVOCABLY AND UNCONDITIONALLY OBLIGATED TO FUND ITS PRO RATA SHARE OF SUCH FLOATING RATE ADVANCE OR, IF APPLICABLE, PURCHASE A PARTICIPATING INTEREST IN THE SWING LOANS PURSUANT TO SECTION 2.20.3(II), AND SUCH OBLIGATION SHALL NOT BE AFFECTED BY ANY CIRCUMSTANCE, INCLUDING, WITHOUT LIMITATION, (A) ANY SET-OFF, COUNTERCLAIM, RECOUPMENT, DEFENSE OR OTHER RIGHT WHICH SUCH LENDER HAS OR MAY HAVE AGAINST THE AGENT OR THE BORROWER OR ANY IF ITS SUBSIDIARIES OR ANYONE ELSE FOR ANY REASON WHATSOEVER; (B) THE OCCURRENCE OR CONTINUANCE OF AN UNMATURED DEFAULT OR A DEFAULT, SUBJECT TO SECTION 2.20.3(II); (C) ANY ADVERSE CHANGE IN THE CONDITION (FINANCIAL OR OTHERWISE) OF THE BORROWER OR ANY OF ITS SUBSIDIARIES OR ANY OTHER GUARANTOR; (D) ANY BREACH OF THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT BY ANY OTHER LENDER, THE BORROWER OR ANY GUARANTOR; OR (E) ANY OTHER CIRCUMSTANCE, HAPPENING OR EVENT WHATSOEVER, WHETHER OR NOT SIMILAR TO ANY OF THE FOREGOING (INCLUDING WITHOUT LIMITATION THE BORROWER'S FAILURE TO SATISFY ANY CONDITIONS CONTAINED IN ARTICLE IV OR ANY OTHER PROVISION OF THIS AGREEMENT).

                    (ii) If, due to any Default (including without limitation as a RESULT OF THE OCCURRENCE OF AN EVENT OF DEFAULT WITH RESPECT TO THE BORROWER OR ANY OF ITS SUBSIDIARIES PURSUANT TO SECTIONS 7.6 OR 7.7) FLOATING RATE LOANS MAY NOT BE MADE BY THE LENDERS AS DESCRIBED IN
        SECTION 2.1(E)(II), THEN (A) THE BORROWER AGREES THAT EACH SWING LOAN NOT PAID PURSUANT TO SECTION 2.20.3(I) SHALL BEAR INTEREST, PAYABLE ON DEMAND BY THE AGENT, AT THE FLOATING RATE PLUS 2%, AND (B) EFFECTIVE ON THE DATE EACH SUCH FLOATING RATE LOAN WOULD OTHERWISE HAVE BEEN MADE, EACH LENDER SEVERALLY AGREES THAT IT SHALL ABSOLUTELY, AUTOMATICALLY, IRREVOCABLY AND UNCONDITIONALLY, WITHOUT REGARD TO THE OCCURRENCE OF ANY UNMATURED DEFAULT OR DEFAULT OR ANY OTHER CIRCUMSTANCES AS DESCRIBED IN
        SECTION 2.20.3(I)(A) (E) ABOVE AND WITHOUT FURTHER ACTION BY ANY PARTY HERETO, IN LIEU OF DEEMED DISBURSEMENT OF REVOLVING CREDIT LOANS, TO THE EXTENT OF SUCH LENDER'S PRO RATA SHARE, PURCHASE A PARTICIPATING INTEREST IN THE SWING LOANS BY PAYING ITS PRO RATA SHARE THEREOF. EACH LENDER WILL IMMEDIATELY TRANSFER TO THE AGENT, IN IMMEDIATELY AVAILABLE FUNDS, THE AMOUNT OF ITS PARTICIPATION. AFTER SUCH PAYMENT TO THE AGENT, EACH LENDER SHALL SHARE ON A PRO RATA BASIS (CALCULATED BY REFERENCE TO ITS PRO RATA SHARE) IN ANY INTEREST WHICH ACCRUES THEREON AND IN ALL REPAYMENTS THEREOF. IF AND TO THE EXTENT THAT ANY LENDER SHALL NOT HAVE SO MADE THE AMOUNT OF SUCH PARTICIPATING INTEREST AVAILABLE TO THE AGENT, SUCH LENDER AND THE BORROWER SEVERALLY AGREE TO PAY TO THE AGENT FORTHWITH ON DEMAND SUCH AMOUNT TOGETHER WITH INTEREST THEREON, FOR EACH DAY FROM THE DATE OF DEMAND (OR, IF SUCH DEMAND IS MADE AFTER 11:00 A.M. (DETROIT TIME) ON SUCH DATE, FROM THE NEXT SUCCEEDING BUSINESS DAY) BY THE AGENT UNTIL THE DATE SUCH AMOUNT IS PAID TO THE AGENT, AT (X) IN THE CASE OF THE BORROWER, THE INTEREST RATE SPECIFIED ABOVE AND (Y) IN THE CASE OF SUCH LENDER, THE FEDERAL FUNDS EFFECTIVE RATE FOR THE FIRST THREE DAYS AFTER THE DATE OF DEMAND BY THE AGENT AND THEREAFTER AT THE INTEREST RATE SPECIFIED ABOVE.

        2.21.  Replacement of Lender. If the Borrower is required pursuant to
Section 3.1, 3.2 or 3.5 to make any additional payment to any Lender when it is not required to make such payments to all Lenders, or if any Lender's obligation to make or continue, or to convert Floating Rate Advances into, Eurodollar Advances shall be suspended pursuant to Section 3.3 when not all Lenders' obligations have been suspended or if any Lender is a Defaulting Lender (any Lender so affected an "Affected Lender"), the Borrower may elect, if such amounts continue to be charged or such suspension is still effective, to replace such Affected Lender as a Lender party to this Agreement, provided that no Default or Unmatured Default shall have occurred and be continuing at the time of such replacement, and provided further that, concurrently with such replacement, (i) another bank or other entity which is reasonably satisfactory to the Borrower and the Agent shall agree, as of such date, to purchase for cash the Advances and other Obligations due to the Affected Lender pursuant to an assignment substantially in the form of Exhibit C and to become a Lender for all purposes under this Agreement and to assume all obligations of the Affected Lender to be terminated as of such date and to comply with the requirements of
Section 12.3 applicable to assignments, and (ii) the Borrower shall pay to such Affected Lender in same day funds on the day of such replacement all interest, fees and other amounts then accrued but unpaid to such Affected

Lender by the Borrower hereunder to and including the date of termination, including without limitation payments due to such Affected Lender under Sections 3.1, 3.2 and 3.5.



                                  ARTICLE III

                            YIELD PROTECTION; TAXES


        3.1. Yield Protection. If, on or after the date of this Agreement, the adoption of any law or any governmental or quasi-governmental rule, regulation, policy, guideline or directive (whether or not having the force of law), or any change in the interpretation or administration thereof by any governmental or quasi-governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender or applicable Lending Installation or the LC Issuer with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency:

        (i) subjects any Lender or any applicable Lending Installation or the LC Issuer to any Taxes, or changes the basis of taxation of payments (other than with respect to Excluded Taxes) to any Lender in respect of its Eurodollar Loans Facility LCs or participations therein, or

        (ii) imposes or increases or deems applicable any reserve, assessment, insurance charge, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender or any applicable Lending Installation or the LC Issuer (other than reserves and assessments taken into account in determining the interest rate applicable to Eurodollar Advances), or

        (iii) imposes any other condition the result of which is to increase the cost to any Lender or any applicable Lending Installation or the LC Issuer of making, funding or maintaining its Eurodollar Loans, or of issuing or participating in Facility LCs, or reduces any amount receivable by any Lender or any applicable Lending Installation or the LC Issuer in connection with its Eurodollar Loans, Facility LC or participations therein, or requires any Lender or any applicable Lending Installation or LC Issuer to make any payment calculated by reference to the amount of Eurodollar Loans, Facility LCs or participations therein held or interest or LC Fees received by it, by an amount deemed material by such Lender or the LC Issuer as the case may be, and the result of any of the foregoing is to increase the cost to such Lender or applicable Lending Installation or the LC Issuer, as the case may be, of making or maintaining its Eurodollar Loans or Commitment or of issuing or participating in Facility LCs or to reduce the return received by such Lender or applicable Lending Installation or the LC Issuer, as the case may be, in connection with such Eurodollar Loans, Facility LCs or participations therein, then, within 30 days of demand by such Lender or the LC Issuer, as the case may be, the Borrower shall pay such Lender or the LC Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or the LC Issuer, as the case may be, for such increased cost or reduction in amount received.

        3.2. Changes in Capital Adequacy Regulations. If a Lender, the Agent or the LC Issuer determines the amount of capital required or expected to be maintained by such Lender, the Agent or the LC Issuer, any Lending Installation of such Lender or LC Issuer, or any corporation controlling such Lender, the Agent or the LC Issuer is increased as a result of a Change, then, within 30 days of demand by such Lender, the Agent or the LC Issuer, the Borrower shall pay such Lender, the Agent or the LC Issuer the amount necessary to compensate for any shortfall in the rate of return on the portion of such increased capital which such Lender, the Agent or the LC Issuer determines is attributable to this Agreement, its Outstanding Credit Exposure or its Commitment to make Loans and issue or participate in Facility LCs, as the case may be, hereunder (after taking into account such Lender's policies as to capital adequacy). "Change" means (i) any change after the date of this Agreement in the Risk-Based Capital Guidelines or (ii) any adoption of or change in any other law, governmental or quasi-governmental rule, regulation, policy, guideline, interpretation, or directive (whether or not having the force of law) after the date of this Agreement which affects the amount of capital required or expected to be maintained by any Lender, the Agent or the LC Issuer or any Lending Installation or any corporation controlling any Lender, the Agent or LC Issuer. "Risk-Based Capital Guidelines" means (i) the risk-based capital guidelines in effect in the United States on the date of this Agreement, including transition rules, and (ii) the corresponding capital regulations promulgated by regulatory authorities outside the United States implementing the July 1988 report of the Basle Committee on Banking Regulation and Supervisory Practices Entitled "International Convergence of Capital Measurements and Capital Standards," including transition rules, and any amendments to such regulations adopted prior to the date of this Agreement.

        3.3. Availability of Types of Advances. If any Lender determines that maintenance of its Eurodollar Loans at a suitable Lending Installation would violate any applicable law, rule, regulation, or directive, whether or not having the force of law, or if the Required Lenders determine that (i) deposits of a type and maturity appropriate to match fund Eurodollar Advances are not available or (ii) the interest rate applicable to Eurodollar Advances does not accurately reflect the cost of making or maintaining Eurodollar Advances, then the Agent shall suspend the availability of Eurodollar Advances and require any affected Eurodollar Advances to be repaid or converted to Floating Rate Advances, subject to the payment of any funding indemnification amounts required by Section 3.4.

        3.4. Funding Indemnification. If any payment of a Eurodollar Advance occurs on a date which is not the last day of the applicable Interest Period, whether because of acceleration, prepayment or otherwise, or a Eurodollar Advance is not made on the date specified by the Borrower for any reason other than default by the Lenders, the Borrower will indemnify each Lender for any loss or cost incurred by it resulting therefrom, including, without limitation, any loss or cost in liquidating or employing deposits acquired to fund or maintain such Eurodollar Advance.

        3.5. Taxes. (i) All payments by the Borrower to or for the account of any Lender, the LC Issuer or the Agent hereunder or under any Note or Facility LC Application shall be made free and clear of and without deduction for any and all Taxes. If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder to any Lender, the LC Issuer or the Agent, (a) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 3.5) such Lender, the LC Issuer or the Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (b) the Borrower shall make such deductions, (c) the Borrower shall pay the full amount deducted to the relevant authority in accordance with applicable law and (d) the Borrower shall furnish to the Agent the original copy of a receipt evidencing payment thereof within 30 days after such payment is made.

        (ii) In addition, the Borrower hereby agrees to pay any present or future stamp or documentary taxes and any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or under any Note or Facility LC Application or from the execution or delivery of, or otherwise with respect to, this Agreement or any Note or Facility LC Application ("Other Taxes").

        (iii) The Borrower hereby agrees to indemnify the Agent, the LC Issuer and each Lender for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed on amounts payable under this
Section 3.5) paid by the Agent , the LC Issuer or such Lender and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto. Payments due under this indemnification shall be made within 30 days of the date the Agent, the LC Issuer or such Lender makes demand therefor pursuant to Section 3.6.

        (iv) Each Lender that is not incorporated under the laws of the United States of America or a state thereof (each a "Non-U.S. Lender") agrees that it will, on or prior to the date of this Agreement or, in the case of any Transferee, on or prior to the date of the assignment pursuant to Section 12.3 by which such Transferee becomes a Lender, (i) deliver to each of the Borrower and the Agent two duly completed copies of United States Internal Revenue Service Form 1001 or 4224, certifying in either case that such Lender is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes, and (ii) deliver to each of the Borrower and the Agent a duly completed United States Internal Revenue Form W-8 or W-9, as the case may be, and certify that it is entitled to an exemption from United States backup withholding tax. Each Non-U.S. Lender further undertakes to deliver to each of the Borrower and the Agent (x) renewals or additional copies of such form (or any successor form) on or before the date that such form expires or becomes obsolete or incorrect, and (y) after the occurrence of any event requiring a change in the most recent forms so delivered by it, such additional forms or amendments thereto as may be reasonably requested by the Borrower or the Agent.

        (v) For any period during which a Non-U.S. Lender has failed to provide the Borrower with an appropriate form pursuant to clause (iv), above (unless such failure is due to a change in treaty, law or regulation, or any change in the interpretation or administration thereof by any governmental authority, occurring subsequent to the date on which a form originally was required to be provided), such Non-U.S. Lender shall not be entitled to indemnification under this Section 3.5 with respect to Taxes imposed by the United States; provided that, should a Non-U.S. Lender which is otherwise exempt from or subject to a reduced rate of withholding tax become subject to Taxes because of its failure to deliver a form required under clause (iv), above, the Borrower shall take such steps as such Non-U.S. Lender shall reasonably request to assist such Non-U.S. Lender to recover such Taxes.

        (vi) Any Lender that is entitled to an exemption from or reduction of withholding tax with respect to payments under this Agreement or any Note pursuant to the law of any relevant jurisdiction or any treaty shall deliver to the Borrower (with a copy to the Agent), at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate.

        (vii) If the U.S. Internal Revenue Service or any other governmental authority of the United States or any other country or any political subdivision thereof asserts a claim that the Agent or the Borrower, as the case may be, did not properly withhold tax from amounts paid to or for the account of any Lender (because the appropriate form was not delivered or properly completed, because such Lender failed to notify the Agent or the Borrower, as the case may be, of a change in circumstances which rendered its exemption from withholding ineffective, or for any other reason), such Lender shall indemnify the Agent or the Borrower, as the case may be, fully for all amounts paid, directly or indirectly, by the Agent or the Borrower, as the case may be, as tax, withholding therefor, or otherwise, including penalties and interest, and including taxes imposed by any jurisdiction on amounts payable to the Agent or the Borrower, as the case may be, under this subsection, together with all costs and expenses related thereto (including attorneys fees and time charges of attorneys for the Agent or the Borrower, as the case may be, which attorneys may be employees of the Agent or the Borrower, as the case may be). The obligations of the Lenders under this Section 3.5(vii) shall survive the payment of the Obligations and termination of this Agreement.

        3.6. Lender Statements; Survival of Indemnity. To the extent reasonably possible, each Lender shall designate an alternate Lending Installation with respect to its Eurodollar Loans to reduce any liability of the Borrower to such Lender under Sections 3.1, 3.2 and 3.5 or to avoid the unavailability of Eurodollar Advances under Section 3.3, so long as such designation is not, in the judgment of such Lender, disadvantageous to such Lender. Each Lender shall deliver a written statement of such Lender to the Borrower (with a copy to the Agent) as to the amount due, if any, under Section 3.1, 3.2, 3.4 or 3.5. Such written statement shall set forth in reasonable detail the calculations upon which such Lender determined such amount and shall be final, conclusive and binding on the Borrower in the absence of manifest error. Determination of amounts payable under such Sections in connection with a Eurodollar Loan shall be calculated as though each Lender funded its Eurodollar Loan through the purchase of a deposit of the type and maturity corresponding to the deposit used as a reference in determining the Eurodollar Rate applicable to such Loan, whether in fact that is the case or not. Unless otherwise provided herein, the amount specified in the written statement of any Lender shall be payable on demand after receipt by the Borrower of such written statement. The obligations of the Borrower under Sections 3.1, 3.2, 3.4 and 3.5 shall survive payment of the Obligations and termination of this Agreement.



                                   ARTICLE IV

                              CONDITIONS PRECEDENT


        4.1. Initial Credit Extension. The Lenders shall not be required to make the initial Credit Extension hereunder unless the Borrower has furnished to the Agent with sufficient copies for the Lenders:

        (i) Copies of the articles or certificate of incorporation of the Borrower, together with all amendments, and a certificate of good standing, each certified by the appropriate governmental officer in its jurisdiction of incorporation.

        (ii) Copies, certified by the Secretary or Assistant Secretary of the Borrower, of its by-laws and of its Board of Directors' resolutions and of resolutions or actions of any other body authorizing the execution of the Loan Documents to which the Borrower is a party.

        (iii) An incumbency certificate, executed by the Secretary or Assistant Secretary of the Borrower, which shall identify by name and title and bear the signatures of the Authorized Officers and any other officers of the Borrower authorized to sign the Loan Documents to which the Borrower is a party, upon which certificate the Agent and the Lenders shall be entitled to rely until informed of any change in writing by the Borrower.

        (iv) A certificate, signed by the chief financial officer of the Borrower, stating that on the initial Credit Extension Date no Default or Unmatured Default has occurred and is continuing.

        (v) A written opinion of the Borrower's and Guarantor's counsel, addressed to the Lenders in substantially the form of Exhibit A, and such other opinions as may be required by the Agent.

        (vi) Written money transfer instructions, in substantially the form of Exhibit D, addressed to the Agent and signed by an Authorized Officer, together with such other related money transfer authorizations as the Agent may have reasonably requested.

        (vii) Executed copies of all Guaranties, Collateral Documents and other documents in connection therewith requested by the Agent, together with all organizational documents and resolutions of the Borrower and each Guarantor, all necessary consents and other related documents in connection with the Loan Documents and all UCC, judgment and other lien and encumbrance searches, title searches and insurance, surveys and other documents required by the Agent (other than such documents as may be allowed to be delivered post closing by the Agent).

        (viii)  The insurance certificate described in Section 5.21.

        (ix) Copies of all governmental and nongovernmental consents, approvals, authorizations, declarations, registrations or filings required on the part of the Borrower or any Guarantor in connection with the execution, delivery and performance of the Loan Documents, or the transactions contemplated hereby or thereby or as a condition to the legality, validity or enforceability of the Loan Documents, certified as true and correct in full force and effect as of the date of this Agreement by a duly authorized officer of the Borrower.

        (x) Payment of all fees owing by the Borrower to the Lenders and the Agent and the Arranger as of the date of this Agreement.

        (xi) An Environmental Certificate executed by the Borrower together with all environmental audits and reports reasonably required by the Agent.

        (xii) Evidence of the completion of the Zenith Acquisition and all due diligence with respect to the Borrower and, its Subsidiaries, Zenith and its Subsidiaries and the Zenith Acquisition, including but not limited to, the review of all Zenith Acquisition Documents (including without limitation the Escrow Agreement and documents granting the Agent a security interest in the funds on deposit therein), all terms, conditions and provisions of the Zenith Acquisition, all final projections, all pro forma and prospective financial statements, audited year end financial statements for Zenith and the Borrower, all sources and uses statements, pro forma covenant compliance projections and certificates, the organizational structure of the Borrower and its Subsidiaries after the Zenith Acquisition, all environmental matters relating to Zenith, all appraisals and customer and supplier checkings acceptable to the Agent, and the form and structure, including without limitation the financial, legal, accounting, tax and all other aspects of the Zenith Acquisition (further including, without limitation, evidence satisfactory to the Agent that the Borrower and Zenith will be merging immediately after the closing of the Zenith Acquisition and making an election satisfactory to the Agent under Section 338(h)(10) of the Code), all of which shall be satisfactory to the Agent and its counsel.

        (xiii) Evidence satisfactory to the Agent that no Material Adverse Effect with respect to Zenith or any its Subsidiaries, the Borrower or any of its Subsidiaries or Trianon or any of its Subsidiaries since December 31, 1998.

        (xiv) Delivery of such other agreements and documents, and the satisfaction of such other conditions as may be reasonably required by the Agent, including without limitation a solvency certificate of the Borrower, a reliance letter from the auditors and accountants for the Borrower and for Zenith, such funding instructions, sources and uses certificate and other certificates required by the Agent and such evidence of the perfection and priority of all liens and security interests as required by the Agent, all of which shall be satisfactory to the Agent and its counsel.

        (xv) The execution and delivery of all Subordinated Debt Documents and any related documents and opinions in connection therewith required by the Agent, each in form and substance satisfactory to the Agent.

        (xvi) Such other documents and conditions as the Agent or its counsel may have reasonably requested.

        4.2. Each Credit Extension. The Lenders shall not be required to make any Revolving Credit Loan, the Agent shall not be required to make any Swing Loan and the LC Issuer shall not be required to issue a Facility LC unless on the applicable Credit Extension Date:

        (i)     There exists no Default or Unmatured Default.

        (ii) The representations and warranties contained in Article V are true and correct as of such Credit Extension Date in all material respects except to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty shall have been true and correct on and as of such earlier date.

(iii)    All legal matters incident to the making of such Credit
         Extension shall be satisfactory to the Agent.

(iv) In the case of any issuance of a Facility LC, a properly completed Facility LC Application and such other documentation in connection therewith as requested by the Agent.


     Each Borrowing Notice or request for issuance of a Facility LC or making of a Swing Loan with respect to each such Credit Extension shall constitute a representation and warranty by the Borrower that the conditions contained in Sections 4.2(i) and (ii) have been satisfied.


                                   ARTICLE V

                         REPRESENTATIONS AND WARRANTIES


     In order to induce Lenders, the LC Issuer and the Agent to enter into this Agreement and to make each Credit Extension, the Borrower represents and warrants to each Lender, the LC Issuer and the Agent, on the date hereof and on each Credit Extension Date, that the following statements are true, correct and complete (it being understood and agreed that the representations and warranties made on the date hereof are deemed to be made concurrently with, and giving effect to, the consummation of the Zenith Acquisition and the merger of Zenith and the Borrower, with Zenith being the surviving entity and assuming all obligations of and becoming the Borrower as contemplated hereby):

     5.1. Existence and Standing. Each of the Borrower and its Subsidiaries is a corporation or limited liability company duly and properly incorporated or organized, as the case may be, validly existing and (to the extent such concept applies to such entity) in good standing under the laws of its jurisdiction of incorporation or organization and has all requisite authority to conduct its business in each jurisdiction in which its business is conducted except where the failure to do so could not result in a Material Adverse Effect.

     5.2. Authorization and Validity. The Borrower has the power and authority and legal right to execute and deliver the Loan Documents to which it is a party and to perform its obligations thereunder. The execution and delivery by the Borrower of the Loan Documents to which it is a party and the performance of its obligations thereunder have been duly authorized by proper corporate proceedings, and the Loan Documents to which the Borrower is a party constitute legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally and subject also to the availability of equitable remedies if equitable remedies are sought.

     5.3. No Conflict; Government Consent. Neither the execution and delivery by the Borrower or any of its Subsidiaries of the Loan Documents to which any of them is a party, nor the consummation of the transactions therein contemplated, nor compliance with the provisions thereof will violate (i) any Requirement of Law binding on the Borrower or any of its Subsidiaries or their respective Property or (ii) the Borrower's or any Subsidiary's articles or certificate of incorporation, articles or certificate of organization, by-laws, or operating or other management agreement, as the case may be, or (iii) the provisions of any indenture, instrument or agreement to which the Borrower or any of its Subsidiaries is a party or is subject, or by which it, or its Property, is bound, or conflict with or constitute a default thereunder, or result in, or require, the creation or imposition of any Lien in, of or on the Property of the Borrower or a Subsidiary pursuant to the terms of any such indenture, instrument or agreement. No order, consent, adjudication, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, or other action in respect of any governmental or public body or authority, or any subdivision thereof, which has not been obtained by the Borrower or any of its Subsidiaries, is required to be obtained by the Borrower or any of its Subsidiaries in connection with the execution and delivery of the Loan Documents, the Credit Extensions under this Agreement, the payment and performance by the Borrower of the Obligations or the legality, validity, binding effect or enforceability of any of the Loan Documents.

     5.4. FINANCIAL STATEMENTS. THE DECEMBER 31, 1998 AND MARCH 31, 1999 CONSOLIDATED FINANCIAL STATEMENTS OF ZENITH AND ITS SUBSIDIARIES HERETOFORE DELIVERED TO THE LENDERS WERE PREPARED IN ACCORDANCE WITH AGREEMENT ACCOUNTING PRINCIPLES IN EFFECT ON THE DATE SUCH STATEMENTS WERE PREPARED AND FAIRLY PRESENT THE CONSOLIDATED FINANCIAL CONDITION AND OPERATIONS OF ZENITH AND ITS SUBSIDIARIES AT SUCH DATE AND THE CONSOLIDATED RESULTS OF THEIR OPERATIONS FOR THE PERIOD THEN ENDED, SUBJECT, IN THE CASE OF INTERIM STATEMENTS, TO ROUTINE YEAR-END ADJUSTMENTS AND THE ABSENCE OF FOOTNOTES. THE PRO FORMA FINANCIAL STATEMENTS AND PROJECTIONS FAIRLY PRESENT THE PRO FORMA CONSOLIDATED FINANCIAL CONDITION OF THE BORROWER AND ITS SUBSIDIARIES AFTER GIVING EFFECT TO THE ZENITH ACQUISITION IN ACCORDANCE WITH AGREEMENT ACCOUNTING PRINCIPLES, AND CONTAIN REASONABLE ASSUMPTIONS AND GIVE APPROPRIATE EFFECT TO THOSE ASSUMPTIONS, AND ARE BASED ON ESTIMATES AND ASSUMPTIONS CONSIDERED REASONABLE BY THE BORROWERS MANAGEMENT AND THE BEST INFORMATION AVAILABLE TO THE BORROWERS MANAGEMENT AT THE TIME MADE, AND USE INFORMATION CONSISTENT WITH THE PLANS OF THE BORROWER (IT BEING RECOGNIZED BY THE LENDERS THAT SUCH PROJECTIONS AS TO FUTURE EVENTS ARE NOT TO BE VIEWED AS FACTS AND NECESSARILY WERE BASED ON NUMEROUS ASSUMPTIONS WITH RESPECT TO INDUSTRY PERFORMANCE, GENERAL BUSINESS, ECONOMIC AND COMPETITIVE CONDITIONS AND UNCERTAINTIES, TAXES AND OTHER MATTERS WHICH ARE BEYOND THE CONTROL OF THE BORROWER, SUCH THAT THERE CAN BE NO ASSURANCE THAT SUCH PROJECTIONS WILL BE REALIZED AND ACTUAL RESULTS MAY DIFFER FROM THE PROJECTED RESULTS).

     5.5. Material Adverse Change. Since December 31, 1998 there has been no change in the business, Property, prospects, condition (financial or otherwise) or results of operations of the Borrower and its Subsidiaries or if Trianon and its Subsidiaries which could reasonably be expected to have a Material Adverse Effect.

     5.6. Taxes. The Borrower and its Subsidiaries have filed all United States federal tax returns and all other tax returns which are required to be filed and have paid all taxes due pursuant to said returns or pursuant to any assessment received by the Borrower or any of its Subsidiaries, except such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided in accordance with Agreement Accounting Principles and as to which no Lien exists. The United States income tax returns of the Borrower and its Subsidiaries have been audited by the Internal Revenue Service through the fiscal year ended December 31, 1994. No tax liens have been filed and no claims are being asserted with respect to any such taxes. The charges, accruals and reserves on the books of the Borrower and its Subsidiaries in respect of any taxes or other governmental charges are adequate.

     5.7.   Litigation and Contingent Obligations. Except as set forth on
Schedule 5.7, there is no litigation, arbitration, governmental investigation, proceeding or inquiry pending or, to the knowledge of any of their officers, threatened against or affecting the Borrower or any of its Subsidiaries which could reasonably be expected to have a Material Adverse Effect or which seeks to prevent, enjoin or delay the making of any Credit Extension or the Zenith Acquisition. Other than any liability incident to any litigation, arbitration or proceeding which could not reasonably be expected to have a Material Adverse Effect, the Borrower has no material contingent obligations not provided for or disclosed in the financial statements referred to in Section 5.4.

     5.8. Subsidiaries. Schedule 5.8 contains an accurate list of all Subsidiaries of the Borrower as of the date of this Agreement, setting forth their respective jurisdictions of organization and the percentage of their respective capital stock or other ownership interests owned by the Borrower or other Subsidiaries. All of the issued and outstanding shares of capital stock or other ownership interests of such Subsidiaries have been (to the extent such concepts are relevant with respect to such ownership interests) duly authorized and issued and are fully paid and non-assessable.

     5.9. ERISA. The Unfunded Liabilities of all Single Employer Plans do not in the aggregate exceed $100,000. Neither the Borrower nor any other member of the Controlled Group contributes to or is a sponsor of a Multiemployer Plans. Each Plan complies in all material respects with all applicable requirements of law and regulations. No Reportable Event has occurred with respect to any Plan which could have a Material Adverse Effect. Neither the Borrower nor any other member of the Controlled Group has withdrawn from any Plan or initiated steps to do so, and no steps have been taken to reorganize or terminate any Plan, which could have a Material Adverse Effect.

     5.10. Accuracy of Information. To the Borrower's knowledge, no information, exhibit or report furnished by or on behalf of the Borrower or any of its Subsidiaries to the Agent or to any Lender in connection with the negotiation of, or compliance with, the Loan Documents contained any material misstatement of fact or omitted to state a material fact or any fact (known to the Borrower in the case of any document not furnished by the Borrower) necessary to make the statements contained therein not misleading.

       5.11. Regulation U. Margin Stock constitutes less than 25% of the value of those assets of the Borrower and its Subsidiaries which are subject to any limitation on sale, pledge, or other restriction hereunder or under any agreement or instrument between the Borrower or any of its Subsidiaries and any Lender or Affiliate of any Lender relating the Indebtedness within the scope of
Section 7.5.

       5.12. Material Agreements. Neither the Borrower nor any Subsidiary is a party to any agreement or instrument or subject to any charter or other corporate restriction which could reasonably be expected to have a Material Adverse Effect. Neither the Borrower nor any Subsidiary is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in (i) any agreement to which it is a party, which default could reasonably be expected to have a Material Adverse Effect or (ii) any agreement or instrument evidencing or governing Indebtedness.

       5.13. Compliance With Laws. The Borrower and its Subsidiaries have complied with all applicable statutes, rules, regulations, orders and restrictions of any domestic or foreign government or any instrumentality or agency thereof having jurisdiction over the conduct of their respective businesses or the ownership of their respective Property or other Requirements of Law except for any failure to comply with any of the foregoing which could not reasonably be expected to have a Material Adverse Effect.

       5.14. Ownership of Properties; Liens. On the date of this Agreement, the Borrower and its Subsidiaries will have good title, free of all Liens other than those permitted by Section 6.15, to all of the Property and assets reflected in the Borrower's most recent consolidated financial statements provided to the Agent as owned by the Borrower and its Subsidiaries. The Collateral Documents grant to the Agent, securing the Secured Obligations, a first priority, enforceable and perfected lien and security interest in all Collateral, subject only to such Liens permitted by Section 6.15 and such Liens and priorities permitted by and described in the relevant Collateral Documents for the pledge of the Capital Stock of SOFEDIT, Aetna Industries, Inc., Aetna Holdings, Inc. and the Borrower.

       5.15. Plan Assets; Prohibited Transactions. The Borrower is not an entity deemed to hold "plan assets" within the meaning of 29 C.F.R. 2510.3-101 of an employee benefit plan (as defined in Section 3(3) of ERISA) which is subject to Title I of ERISA or any plan (within the meaning of Section 4975 of the Code), and neither the execution of this Agreement nor the making of Credit Extensions hereunder gives rise to a prohibited transaction within the meaning of Section 406 of ERISA or Section 4975 of the Code.

       5.16. Environmental Matters. In the ordinary course of its business, the Borrower considers the effect of Environmental Laws on the business of the Borrower and its Subsidiaries, in the course of which they identify and evaluate potential risks and liabilities accruing to the Borrower due to Environmental Laws. On the basis of this consideration, except as set forth in Schedule 5.16, the Borrower has concluded that Environmental Laws cannot reasonably be expected to have a Material Adverse Effect. Except as set forth in Schedule 5.16, neither the Borrower nor any Subsidiary has received any notice to the effect that its operations are not in material compliance with any of the requirements of applicable Environmental Laws or are the subject of any federal or state investigation evaluating whether any remedial action is needed to respond to a release of any toxic or hazardous waste or substance into the environment, which non-compliance or remedial action could reasonably be expected to have a Material Adverse Effect.

       5.17. Investment Company Act. Neither the Borrower nor any Subsidiary is an "investment company" or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

       5.18. Public Utility Holding Company Act. Neither the Borrower nor any Subsidiary is a "holding company" or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

       5.19. Year 2000. The Borrower has made a full and complete assessment of the Year 2000 Issues and has a realistic and achievable program for remediating the Year 2000 Issues on a timely basis (the "Year 2000 Program"). Based on such assessment and on the Year 2000 Program the Borrower does not reasonably anticipate that Year 2000 Issues will have a Material Adverse Effect.

       5.20. SUBORDINATED INDEBTEDNESS. ALL REPRESENTATIONS AND WARRANTIES OF THE BORROWER AND OF TRIANON CONTAINED IN ANY SUBORDINATED DEBT DOCUMENT ARE TRUE AND CORRECT IN ALL MATERIAL RESPECTS. ALL SUBORDINATED DEBT DOCUMENTS ARE DESCRIBED ON SCHEDULE 5.20 HERETO. ALL SECURED OBLIGATIONS AND CONTINGENT OBLIGATIONS OF TRIANON WITH RESPECT TO THE SECURED OBLIGATIONS ARE SENIOR DEBT AND ARE ENTITLED TO THE BENEFITS OF THE SUBORDINATION PROVISIONS OF THE SUBORDINATED DEBT DOCUMENTS. THERE IS NO EVENT OF DEFAULT OR EVENT OR CONDITION WHICH COULD BECOME AN EVENT OF DEFAULT WITH NOTICE OR LAPSE OF TIME OR BOTH, UNDER THE SUBORDINATED DEBT DOCUMENTS AND EACH OF THE SUBORDINATED DEBT DOCUMENTS IS IN FULL FORCE AND EFFECT. THE LENDERS UNDER THE SUBORDINATED DEBT DOCUMENTS HAVE A COMMITMENT SATISFACTORY TO THE AGENT TO LEND UP TO $75,000,000 TO TRIANON AND TRIANON HAS A COMMITMENT SATISFACTORY TO THE AGENT TO LEND UP TO $75,000,000 TO THE BORROWER UNDER THE SUBORDINATED DEBT DOCUMENTS, WHICH COMMITMENTS ARE IN FULL FORCE AND EFFECT.

       5.21. Insurance. The certificate signed by the President or Chief Financial Officer of the Borrower, that attests to the existence and adequacy of, and summarizes, the property and casualty insurance program carried by the Borrower with respect to itself and its Subsidiaries and that has been furnished by the Borrower to the Agent and the Lenders, is complete and accurate. This summary includes the insurer's or insurers' name(s), policy number(s), expiration date(s), amount(s) of coverage, type(s) of coverage, exclusion(s), and deductibles. This summary also includes similar information, and describes any reserves, relating to any self-insurance program that is in effect.

       5.22. Solvency. (i) Immediately after the consummation of the transactions to occur on the date hereof and immediately following the making of the Credit Extensions on the date hereof and after giving effect to the application of the proceeds of such Credit Extensions, (a) the fair value of the assets of the Borrower and its Subsidiaries on a consolidated basis, at a fair valuation, will exceed the debts and liabilities, subordinated, contingent or otherwise, of the Borrower and its Subsidiaries on a consolidated basis; (b) the present fair saleable value of the Property of the Borrower and its Subsidiaries on a consolidated basis will be greater than the amount that will be required to pay the probable liability of the Borrower and its Subsidiaries on a consolidated basis on their debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (c) the Borrower and its Subsidiaries on a consolidated basis will be able to pay their debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (d) the Borrower and its Subsidiaries on a consolidated basis will not have unreasonably small capital with which to conduct the businesses in which they are engaged as such businesses are now conducted and are proposed to be conducted after the date hereof.

       (ii) The Borrower does not intend to, or to permit any of its Subsidiaries to, and does not believe that it or any of its Subsidiaries will, incur debts beyond its ability to pay such debts as they mature, taking into account the timing of and amounts of cash to be received by it or any such Subsidiary and the timing of the amounts of cash to be payable on or in respect of its Indebtedness or the Indebtedness of any such Subsidiary.

       5.23. ZENITH ACQUISITION. SIMULTANEOUSLY WITH THE DISBURSEMENT OF THE INITIAL CREDIT EXTENSION HEREUNDER, THE BORROWER WILL COMPLETE THE ZENITH ACQUISITION IN ACCORDANCE WITH THE ZENITH ACQUISITION DOCUMENTS AND IN ACCORDANCE WITH ALL LAWS AND REGULATIONS AND ALL OTHER REQUIREMENTS OF LAW, AND WILL ACQUIRE, FREE AND CLEAR OF ALL LIENS, GOOD AND MARKETABLE TITLE TO ALL CAPITAL STOCK OF ZENITH. COMPLETE AND CORRECT COPIES OF ALL ZENITH ACQUISITION DOCUMENTS HAVE BEEN DELIVERED TO THE AGENT ON OR BEFORE THE ZENITH ACQUISITION DATE, AND THE BORROWER HAS SATISFIED ALL CONDITIONS PRECEDENT REQUIRED AS OF CLOSING UNDER THE ZENITH ACQUISITION TO COMPLETE THE ZENITH ACQUISITION. THE TOTAL CONSIDERATION PAID AT OR ABOUT CLOSING FOR THE ZENITH ACQUISITION WILL NOT EXCEED $101,000,000. ON OR WITHIN ONE BUSINESS DAY OF THE CLOSING OF THE ZENITH ACQUISITION, THE BORROWER AND ZENITH WILL MERGE, AND ZENITH SHALL BE THE SURVIVING CORPORATION AND WILL BE THE BORROWER AND ASSUME ALL SECURED OBLIGATIONS AND ALL OTHER OBLIGATIONS AND LIABILITIES OF THE BORROWER UNDER THE LOAN DOCUMENTS.

       5.24. INTELLECTUAL PROPERTY. SET FORTH ON SCHEDULE 5.24 IS A COMPLETE AND ACCURATE LIST OF ALL PATENTS, TRADEMARKS, TRADE NAMES, SERVICE MARKS AND COPYRIGHTS, AND ALL APPLICATIONS THEREFOR AND LICENSES THEREOF, OF THE BORROWER AND EACH OF ITS SUBSIDIARIES SHOWING THE JURISDICTION IN WHICH REGISTERED, THE REGISTRATION NUMBER AND THE DATE OF REGISTRATION. THE BORROWER AND EACH OF ITS SUBSIDIARIES OWNS, OR IS LICENSED TO USE, ALL TRADEMARKS, TRADENAMES, SERVICE MARKS, COPYRIGHTS, TECHNOLOGY, KNOW-HOW AND PROCESSES NECESSARY FOR THE CONDUCT OF ITS BUSINESS AS CURRENTLY CONDUCTED (THE "INTELLECTUAL PROPERTY") EXCEPT FOR THOSE THE FAILURE TO OWN OR LICENSE WHICH COULD NOT REASONABLY BE EXPECTED TO HAVE A MATERIAL ADVERSE EFFECT. NO CLAIM HAS BEEN ASSERTED AND IS PENDING BY ANY PERSON CHALLENGING OR QUESTIONING THE USE OF ANY SUCH INTELLECTUAL PROPERTY OR THE VALIDITY OR EFFECTIVENESS OF ANY SUCH INTELLECTUAL PROPERTY, NOR DOES THE BORROWER OR ANY OF ITS SUBSIDIARIES KNOW OF ANY VALID BASIS FOR ANY SUCH CLAIM, THE USE OF SUCH INTELLECTUAL PROPERTY BY THE BORROWER AND EACH OF ITS SUBSIDIARIES DOES NOT INFRINGE ON THE RIGHTS OF ANY PERSON, AND, TO THE KNOWLEDGE OF THE BORROWER, NO INTELLECTUAL PROPERTY HAS BEEN INFRINGED, MISAPPROPRIATED OR DILUTED BY ANY OTHER PERSON EXCEPT FOR SUCH CLAIMS, INFRINGEMENTS, MISAPPROPRIATION AND DILUTIONS THAT, IN THE AGGREGATE, COULD NOT HAVE A MATERIAL ADVERSE EFFECT.

                                   ARTICLE VI

                                   COVENANTS


        During the term of this Agreement, unless the Required Lenders shall otherwise consent in writing:

        6.1. Financial Reporting. The Borrower will maintain, for itself and each Subsidiary, a system of accounting established and administered in accordance with generally accepted accounting principles, and furnish to the
Lenders:

        (i) Within 90 days after the close of each of its fiscal years, an unqualified (except for qualifications relating to changes in accounting principles or practices reflecting changes in generally accepted accounting principles and required or approved by the Borrower's independent certified public accountants) audit report certified by independent certified public accountants acceptable to the Lenders, prepared in accordance with Agreement Accounting Principles on a consolidated and consolidating basis (consolidating statements need not be certified by such accountants) for itself and its Subsidiaries, including balance sheets as of the end of such period, related profit and loss and reconciliation of surplus statements, and a statement of cash flows, accompanied by (a) any management letter prepared by said accountants, (b) a certificate of said accountants that, in the course of their examination necessary for their certification of the foregoing, they have obtained no knowledge of any Default or Unmatured Default, or if, in the opinion of such accountants, any Default or Unmatured Default shall exist, stating the nature and status thereof and (c) a letter from said accountants addressed to the Lenders acknowledging that the Lenders are extending credit in primary reliance on such financial statements and authorizing such reliance.

        (ii) Within 45 days after the close of the first three quarterly periods of each of its fiscal years, for itself and its Subsidiaries, consolidated and consolidating unaudited balance sheets as at the close of each such period and consolidated and consolidating profit and loss and reconciliation of surplus statements and a statement of cash flows for the period from the beginning of such fiscal year to the end of such quarter, all certified by its chief financial officer.

        (iii) As soon as available, but in any event within by the beginning of each fiscal year of the Borrower, a copy of the plan and forecast (including a projected consolidated and consolidating balance sheet, income statement, covenant compliance and funds flow statement) of the Borrower for such fiscal year.

        (iv) Together with the financial statements required under Sections 6.1(i) and (ii), a compliance certificate in substantially the form of Exhibit B signed by its chief financial officer showing the calculations necessary to determine compliance with this Agreement, including without limitation a calculation of the financial covenants and a calculation of the Zenith Acquisition Obligations and the Revolving Credit Blocked Amount, and stating that no Default or Unmatured Default exists, or if any Default or Unmatured Default exists, stating the nature and status thereof.

        (v) Within 270 days after the close of each fiscal year, a statement of the Unfunded Liabilities of each Single Employer Plan, certified as correct by an actuary enrolled under ERISA.

        (vi) As soon as possible and in any event within 10 days after the Borrower knows that any Reportable Event has occurred with respect to any Plan, a statement, signed by the chief financial officer of the Borrower, describing said Reportable Event and the action which the Borrower proposes to take with respect thereto.

        (vii) As soon as possible and in any event within 15 days after receipt by the Borrower, a copy of (a) any notice or claim to the effect that the Borrower or any of its Subsidiaries is or may be liable to any Person as a result of the release by the Borrower, any of its Subsidiaries, or any other Person of any toxic or hazardous waste or substance into the environment, and (b) any notice alleging any violation of any federal, state or local environmental, health or safety law or regulation by the Borrower or any of its Subsidiaries, which, in either case, could reasonably be expected to have a Material Adverse Effect.

        (viii) Promptly upon the furnishing thereof to the shareholders of the Borrower, copies of all financial statements, reports and proxy statements so furnished.

        (ix) Promptly upon the filing thereof, copies of all registration statements and annual, quarterly, monthly or other regular reports which the Borrower or any of its Subsidiaries files with the SEC.

        (x) Prompt notice in writing to the Lenders of the occurrence of any Default or Unmatured Default and of any other development, financial or otherwise (including, without limitation, developments with respect to Year 2000 Issues), which could reasonably be expected to have a Material Adverse Effect.

        (xi) Within five days prior to the date each payment is due from the Borrower pursuant to the Escrow Agreement, a compliance certificate in substantially the form of Exhibit B signed by its chief financial officer showing the calculations necessary to determine compliance with this Agreement after giving effect to such payment under the Escrow Agreement on a pro forma basis acceptable to the Agent, and including without limitation a calculation of financial covenants and the calculation of the Zenith Acquisition Obligations and the Revolving Credit Block Amount after giving effect to the payment to be made pursuant to the Escrow Agreement, and stating that no Default or Unmatured Default exists after giving effect to such payment under the Escrow Agreement, or if any Default or Unmatured Default exists or would be caused by the payment under the Escrow Agreement, stating the nature and status thereof.

        (xii) Such other information (including non-financial information and information reasonably satisfactory to the Agent regarding the Borrower's Year 2000 Program) as the Agent or any Lender may from time to time reasonably request.

        6.2. Use of Proceeds. The Borrower will, and will cause each Subsidiary to, use the proceeds of the Credit Extensions for general corporate purposes and complete the Zenith Acquisition. The Borrower will not, nor will it permit any Subsidiary to, use any of the proceeds of the Credit Extensions to purchase or carry any Margin Stock or to make any other Acquisition.

        6.3. Collateral Documents. The Borrower will, and will cause each Guarantor to, promptly (i) execute and deliver such Collateral Documents and other documents, within 10 days after the date hereof, as the Agent agreed at closing could be delivered post closing, including without limitation board resolutions of SOFEDIT, (ii) execute and deliver additional Collateral Documents, within 10 days after request therefor by the Agent, sufficient to grant to the Agent liens and security interests, securing the Secured Obligations, in any present or after acquired Collateral, and including without limitation , and (iii) cause each Person becoming a Subsidiary of the Borrower or any other Guarantor from time to time to execute and deliver to the Lenders and the Agent, within 10 days after such Person becomes a Subsidiary, a Guaranty and other Collateral Documents, together with other related documents described in Article IV sufficient to grant to the Agent for the benefit of the Lenders and the Agent liens and security interests in all Collateral securing the Secured Obligations. The Borrower shall notify the Agent, within 10 days after the occurrence thereof, of the acquisition of any Collateral that is not subject to the existing Collateral Documents, any Person becoming a Subsidiary and any other event or condition, other than the passage of time, that may require additional action of any nature in order to preserve the effectiveness and perfected status of the liens and security interests of the Agent with respect to all Collateral pursuant to the Collateral Documents, including without limitation delivering the originals of all promissory notes and other instruments to the Agent and delivering the originals of all stock certificates or other certificates evidencing any Capital Stock which is Collateral at any time. Additionally, without limiting the foregoing, the Borrower agrees to deliver such environmental reports as reasonably required by the Agent in connection with any real property acquired the Borrower or any of its Subsidiaries after the date hereof.

        6.4. Conduct of Business. The Borrower will, and will cause each Subsidiary to, carry on and conduct its business in substantially the same manner and in substantially the same fields of enterprise as it is presently conducted and do all things necessary to remain duly incorporated or organized, validly existing and (to the extent such concept applies to such entity) in good standing as a domestic corporation, partnership or limited liability company in its jurisdiction of incorporation or organization, as the case may be, and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted.

        6.5. Taxes. The Borrower will, and will cause each Subsidiary to, timely file complete and correct United States federal and applicable foreign, state and local tax returns required by law and pay when due all taxes, assessments and governmental charges and levies upon it or its income, profits or Property, except those which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been set aside in accordance with Agreement Accounting Principles.

        6.6. Insurance. The Borrower will, and will cause each Subsidiary to, maintain with financially sound and reputable insurance companies insurance on all their Property in such amounts and covering such risks as is consistent with sound business practice, and the Borrower will furnish to any Lender upon request full information as to the insurance carried.

        6.7. Compliance with Laws. The Borrower will, and will cause each Subsidiary to, comply with all Requirements of Law, except where the failure to do so would not have a Material Adverse Effect.

        6.8. Maintenance of Properties. The Borrower will, and will cause each Subsidiary to, do all things necessary to maintain, preserve, protect and keep its Property in good repair, working order and condition, and make all necessary and proper repairs, renewals and replacements so that its business carried on in connection therewith may be properly conducted at all times, except where the failure to do so would not have a Material Adverse Effect.
 .

        6.9. Inspection. The Borrower will, and will cause each Subsidiary to, permit the Agent and the Lenders, by their respective representatives and agents, to inspect any of the Property, books and financial records of the Borrower and each Subsidiary, to examine and make copies of the books of accounts and other financial records of the Borrower and each Subsidiary, and to discuss the affairs, finances and accounts of the Borrower and each Subsidiary with, and to be advised as to the same by, their respective officers at such reasonable times and intervals as the Agent or any Lender may designate. Without limiting the foregoing, the Agent or any of its Agents or representatives may conduct comprehensive field audits of the Borrowers and its Subsidiaries books, records, properties and assets, including without limitation all Collateral at the Borrower's expense, provided that if no Default has occurred and is continuing not more than two such field audits (exclusive of filed audits conducted prior to the date hereof) shall be at the expense of the Borrower in any fiscal year.

        6.10. Dividends. The Borrower will not, nor will it permit any Subsidiary to, declare or pay any dividends or make any distributions on its Capital Stock (other than dividends payable in its own Capital Stock) or redeem, repurchase or otherwise acquire or retire any of its Capital Stock at any time outstanding, except that any Subsidiary may declare and pay dividends or make distributions to the Borrower or to a Wholly-Owned Subsidiary. The Borrower will not issue any Disqualified Stock.

        6.11. Indebtedness. The Borrower will not, nor will it permit any Subsidiary to, create, incur or suffer to exist any Indebtedness, except:

      (i)      The Loans and the Reimbursement Obligations.

      (ii)     Indebtedness existing on the date hereof and described in
               Schedule 6.11 and any refinancing thereof which does not increase the principal amount thereof.

      (iii) Indebtedness under the Zenith Acquisition Documents, without giving effect to any amendment or modification thereof.

      (iv)     Subordinated Indebtedness pursuant to the Subordinated Debt
               Documents.

      (v) Other Indebtedness in aggregate outstanding amount for the Borrower and its Subsidiaries on a consolidated basis not to exceed $5,000,000.

        6.12. Merger. The Borrower will not, nor will it permit any Subsidiary to, merge or consolidate with or into any other Person, except that (i) a Subsidiary may merge into the Borrower or a Wholly-Owned Subsidiary and (ii) Zenith shall merge into the Borrower as required under this Agreement, and Zenith shall be the surviving corporation.

        6.13. Sale of Assets. The Borrower will not, nor will it permit any Subsidiary to, lease, sell or otherwise dispose of its Property to any other Person, except:

      (i) Sales of inventory in the ordinary course of business and surplus equipment which is not material in amount.

      (ii) Leases, sales or other dispositions of its Property that, together with all other Property of the Borrower and its Subsidiaries previously leased, sold or disposed of (other than as allowed by clauses (i) and (ii) of this Section 6.13), as permitted by this Section during the twelve-month period ending with the month in which any such lease, sale or other disposition occurs, do not constitute a Substantial Portion of the Property of the Borrower and its Subsidiaries on a consolidated basis.

Notwithstanding anything in this Section 6.13 to the contrary, no such leases, sales or other dispositions of Property may be made (other than pursuant to clause (i) above) if any Default or Unmatured Default has occurred and is continuing and all leases, sales and other dispositions of Property at any time shall be for not less than the fair market value of such Property as determined in good faith by the Borrower and at least 75% of the consideration therefor received by the Borrower or such Subsidiary shall be in the form of cash.

        6.14. Investments and Acquisitions. The Borrower will not, nor will it permit any Subsidiary to, make or suffer to exist any Investments (including without limitation, loans and advances to, and other Investments in, Subsidiaries), or commitments therefor, or to create any Subsidiary or to become or remain a partner in any partnership or joint venture, or to make any Acquisition of any Person, except:

      (i)      Cash Equivalent Investments.

      (ii) Existing Investments in Subsidiaries and other Investments in existence on the date hereof and described in Schedule 6.14.

      (iii)    The Zenith Acquisition, subject to the terms of this Agreement.

      (iv) Capital Expenditures to the extent permitted by Section 6.16 of this Agreement.

      (v) Other Investments in aggregate amount for the Borrower and its Subsidiaries on a consolidated basis not to exceed $1,000,000.

        6.15. Liens. The Borrower will not, nor will it permit any Subsidiary to, create, incur, or suffer to exist any Lien in, of or on the Property of the Borrower or any of its Subsidiaries, except:

      (i) Liens for taxes, assessments or governmental charges or levies on its Property if the same shall not at the time be delinquent or thereafter can be paid without penalty, or are being contested in good faith and by appropriate proceedings and for which adequate reserves in accordance with Agreement Accounting Principles shall have been set aside on its books.

      (ii) Liens imposed by law, such as carriers', warehousemen's and mechanics' liens and other similar liens arising in the ordinary course of business which secure payment of obligations not more than 60 days past due or which are being contested in good faith by appropriate proceedings and for which adequate reserves shall have been set aside on its books.

      (iii) Liens arising out of pledges or deposits under worker's compensation laws, unemployment insurance, old age pensions, or other social security or retirement benefits, or similar legislation.

      (iv) Utility easements, building restrictions and such other encumbrances or charges against real property as are of a nature generally existing with respect to properties of a similar character and which do not in any material way affect the marketability of the same or interfere with the use thereof in the business of the Borrower or its Subsidiaries.

      (v) Liens existing on the date hereof and described in Schedule 6.15, but no increase in the amount secured thereby, as such amount is reduced form time to time.

      (vi) Liens in favor of the Agent, granted pursuant to any Collateral Document.

      (vii) Any Lien to secure payment of a portion of the purchase price of any tangible fixed asset acquired by the Borrower or any Subsidiary may be created or suffer to exist upon such fixed asset if the outstanding principal amount of the Indebtedness is secured by such Lien does not at any time exceed the purchase price paid for such fixed asset, provided that such Lien does not encumber any other asset at any time owned by the Borrower or any Subsidiary, and provided, further, that not more than one such Lien shall encumber such fixed asset at any one time.

        6.16. Capital Expenditures. The Borrower will not, as calculated for the Borrower and its Subsidiaries on a consolidated basis, expend, or be committed to expend, for (i) Capital Expenditures for any fiscal year of the Borrower, exclusive of the Capital Expenditures allowed pursuant to clause (ii) of this
Section 6.16, an amount in excess of the sum of (a) $7,500,000 plus (b) the amount of Capital Expenditures allowed for the previous fiscal year under this clause (i) (commencing with the fiscal year ending December 31, 2000 and without giving effect to any increase in the amount thereof caused by this clause (b)) minus the amount of actual Capital Expenditures for the previous fiscal year or
(ii) Capital Expenditures for plant expansion (i.e., for the purchase of land, building and equipment) for the period from and including the date hereof to and including December 31, 2001 in excess of $35,000,000, subject to evidence satisfactory to the Agent of new contracts and other business sufficient to justify such plant expansion. In addition to the foregoing limitation, the Borrower will not expend, or be committed to expend, for Capital Expenditures, an amount in excess of the amount permitted by the Zenith Acquisition Documents.

        6.17. Year 2000. The Borrower will take and will cause each of its Subsidiaries to take all such actions as are reasonably necessary to successfully implement the Year 2000 Program and to assure that Year 2000 Issues will not have a Material Adverse Effect. At the request of the Agent, the Borrower will provide a description of the Year 2000 Program, together with any updates or progress reports with respect thereto.

        6.18. Affiliates. The Borrower will not, and will not permit any Subsidiary to, enter into any transaction (including, without limitation, the purchase or sale of any Property or service) with, or make any payment or transfer to, any Affiliate except in the ordinary course of business and pursuant to the reasonable requirements of the Borrower's or such Subsidiary's business and upon fair and reasonable terms no less favorable to the Borrower or such Subsidiary than the Borrower or such Subsidiary would obtain in a comparable arms-length transaction.

        6.19. Subordinated Indebtedness; other Indebtedness. (i) The Borrower will not, and will not permit any Subsidiary to, make any amendment or modification to the indenture, note or other agreement evidencing or governing any Subordinated Indebtedness (including without limitation the Subordinated Debt Documents) or other Indebtedness, or directly or indirectly voluntarily prepay, defease or in substance defease, purchase, redeem, retire or otherwise acquire, any Subordinated Indebtedness or other Indebtedness. The Borrower will not reduce or terminate in any way the commitments to lend pursuant to the Subordinated Debt Documents, and will take all action to ensure that the commitments to lend under the Subordinated Debt Documents will continue in full force and effect. The Borrower will cause (a) all amounts to be paid in connection with the Zenith Acquisition after the date hereof (i.e., all payments in connection with any earn outs or other payments due after the closing of the Zenith Acquisition) and (b) any other payments to be made by the Borrower and its Subsidiaries, to the extent requested by the Agent and not prohibited, to be made from the proceeds of Subordinated Indebtedness incurred pursuant to the Subordinated Debt Documents.

                (ii) If at any time any Borrower or Guarantor shall enter into or be a party to any instrument or agreement with respect to any Indebtedness which in the aggregate, together with any related Indebtedness, exceeds $500,000, including all such instruments or agreements in existence as of the date hereof and all such instruments or agreements entered into after the date hereof, relating to or amending any terms or conditions applicable to any of such Indebtedness which includes covenants, terms, conditions or defaults not substantially provided for in this Agreement or more favorable to the lender or lenders thereunder than those provided for in this Agreement, then the Borrower shall promptly so advise the Agent and the Lenders. Thereupon, if the Agent shall request, upon notice to the Borrower, the Agent and the Lenders shall enter into an amendment to this Agreement or an additional agreement (as the Agent may request), providing for substantially the same covenants, terms, conditions and defaults as those provided for in such instrument or agreement to the extent required and as may be selected by the Agent. In addition to the foregoing, any covenants or defaults or similar provisions (which include without limitation any provisions requiring any mandatory prepayments or defeasance under the Subordinated Debt Documents) contained in any Subordinated Debt Document not substantially provided for in this Agreement or more favorable to the holders of Subordinated Indebtedness issued in connection therewith are hereby incorporated by reference into this Agreement to the same extent as if set forth fully herein, and no subsequent amendment, waiver, termination or modification thereof shall affect any such covenants, terms, conditions or defaults as incorporated herein.

        6.20. Required Rate Hedging Agreements. The Borrower will maintain one or more Rate Hedging Agreements with one or more financial institutions reasonably acceptable to the Agent in its reasonable discretion in such amounts and on such terms as mutually agreed upon between the Borrower and the Agent.

        6.21. Financial Contracts. The Borrower will not, nor will it permit any Subsidiary to, enter into or remain liable upon any Financial Contract, except: (i) Rate Hedging Agreements required under Section 6.20 and (ii) other Financial Contracts to hedge fluctuations in interest rates, exchange rates and commodity prices and which are not for purposes of financial speculation.

        6.22.   Financial Covenants.

        6.22.1. Interest Coverage Ratio. The Borrower will not permit the ratio, determined as of the end of each of its fiscal quarters for the then most-recently ended four fiscal quarters, of (i) Consolidated Adjusted EBITDA to
(ii) cash Consolidated Interest Expense to be less than (a) 3.50 to 1.00 as of the end of any fiscal quarter of the Company ending on or prior to December 31, 2001 or (b) 4.00 to 1.00 as of the end of any fiscal quarter thereafter.


        6.22.2. Fixed Charge Coverage Ratio. The Borrower will not permit the ratio, determined as of the end of each of its fiscal quarters for the then most-recently ended four fiscal quarters, of (i) Consolidated Adjusted EBITDA minus Consolidated Capital Expenditures to (ii) Consolidated Interest Expense, plus Consolidated Rentals, plus current maturities of principal Indebtedness, plus expense for taxes paid or accrued, all calculated for the Borrower and its Subsidiaries on a consolidated basis, to be less than (a) 1.10 to 1.00 as of the end of any fiscal quarter of the Company ending on or prior to December 31, 2001 or (b) 1.15 to 1.00 as of the end of any fiscal quarter thereafter.

        6.22.3. Leverage Ratio. The Borrower will not permit the ratio, determined as of the end of each of its fiscal quarters, of (i) Total Debt to
(ii) Consolidated Adjusted EBITDA for the then most-recently ended four fiscal quarters to be greater than (a) 4.50 to 1.00 as of the end of any fiscal quarter of the Company ending on or prior to December 31, 1999, (b) 4.25 to 1.00 as of the end of any fiscal quarter of the Company ending at any time from and including March 31, 2000 to and including December 31, 2000, (c) 4.00 to 1.0 as of the end of any fiscal quarter of the Company and again at any time from and including March 31, 2001 to and including December 31, 2001, (d) 3.50 to 1.0 as of the end of any fiscal quarter of the Company ending at any time from and including March 31, 2002 to and including December 31, 2002, (e) 3.00 to 1.0 as of the end of any fiscal quarter of the Company ending at any time from and including March 31, 2003 to and including December 31, 2003, or (f) 2.50 to 1.00 as of the end of any fiscal quarter thereafter. . 6.22.4. Minimum EBITDA . The Borrower will not permit Consolidated Adjusted EBITDA, determined as of the end of each of its fiscal quarters for the then most recently ended four fiscal quarters, to be less than (a) $45,000,000 as of the end of any fiscal quarter of the Company ending on or prior to March 31, 2000, (b) $48,000,000 as of the end of any fiscal quarter of the Company ending at any time from and including June 30, 2000 to and including March 31, 2001 or (c) $50,000,000 as of the end of any fiscal quarter thereafter.

        6.22.5. Minimum Net Worth. The Borrower will at all times maintain Consolidated Net Worth of not less than the sum of (i) the amount of the opening Consolidated Net Worth acceptable to the Agent minus $3,000,000 plus (ii) 75% of Consolidated net income of the Borrower and its Subsidiaries for each of the fiscal years of the Borrower ending December 31, 1999 and December 31, 2000 and 50% of Consolidated net income of the Borrower and its Subsidiaries for each of the fiscal years of the Borrower ending thereafter, to be added as of the end of each such fiscal year, provided that if such net income is negative in any such fiscal year the amount added for each such fiscal year shall be zero and it shall not reduce the amount added for any other fiscal year, plus (iii) 100% of the Net Cash Proceeds from the sale or other offering of Capital Stock of the Borrower.


                                  ARTICLE VII

                                    DEFAULTS


The occurrence of any one or more of the following events shall constitute a Default:

        7.1. Any representation or warranty made or deemed made by or on behalf of the Borrower or any Guarantor to the Lenders or the Agent under or in connection with this Agreement, any Credit Extension, or any certificate or information delivered in connection with this Agreement or any other Loan Document shall be materially false on the date as of which made.

        7.2. Nonpayment of principal of any Loan when due, nonpayment of any Reimbursement Obligation within one Business Day after the same becomes due, or nonpayment of interest upon any Loan or of any commitment fee, LC Fee or other obligations under any of the Loan Documents within five days after the same becomes due.

        7.3.  The breach by the Borrower of any of the terms or provisions of
Section 6.2, 6.10, 6.11, 6.12, 6.13, 6.14, 6.15, 6.19 or 6.22.

        7.4. The Borrower or any Guarantor shall fail to observe or perform or otherwise breach (other than a failure or breach which constitutes a Default under another Section of this Article VII) any of the terms or provisions of this Agreement or any other Loan Document which is not remedied within fifteen days after written notice from the Agent or any Lender.

        7.5. Failure of the Borrower or any Guarantor to pay when due any Indebtedness, Rate Hedging Obligation or Operating Lease Obligation aggregating in excess of $1,000,000 ("Material Obligation"); or the default by the Borrower or any Guarantor in the performance (beyond the applicable grace period with respect thereto, if any) of any term, provision or condition contained in any agreement under which any such Material Obligation was created or is governed, or any other event shall occur or condition exist, the effect of which default or event is to cause, or to permit the holder or holders of such Material Obligation to cause, such Material Obligation to become due prior to its stated maturity; or any Material Obligation of the Borrower or any Guarantor shall be declared to be due and payable or required to be prepaid or repurchased (other than by a regularly scheduled payment) prior to the stated maturity thereof; or the Borrower or any Guarantor shall not pay, or admit in writing its inability to pay, its debts generally as they become due.

        7.6. The Borrower or any Guarantor shall (i) have an order for relief entered with respect to it under the Federal bankruptcy laws as now or hereafter in effect, (ii) make an assignment for the benefit of creditors, (iii) apply for, seek, consent to, or acquiesce in, the appointment of a receiver, custodian, trustee, examiner, liquidator or similar official for it or any Substantial Portion of its Property, (iv) institute any proceeding seeking an order for relief under the Federal bankruptcy laws as now or hereafter in effect or seeking to adjudicate it a bankrupt or insolvent, or seeking dissolution, winding up, liquidation, reorganization, arrangement, adjustment or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors or fail to file an answer or other pleading denying the material allegations of any such proceeding filed against it, (v) take any corporate or partnership action to authorize or effect any of the foregoing actions set forth in this Section 7.6 or (vi) fail to contest in good faith any appointment or proceeding described in Section 7.7.

        7.7. Without the application, approval or consent of the Borrower or any Guarantor a receiver, trustee, examiner, liquidator or similar official shall be appointed for the Borrower or any Guarantor or any Substantial Portion of its Property, or a proceeding described in Section 7.6(iv) shall be instituted against the Borrower or any Guarantor and such appointment continues undischarged or such proceeding continues undismissed or unstayed for a period of 60 consecutive days.

        7.8. Any court, government or governmental agency shall condemn, seize or otherwise appropriate, or take custody or control of, all or any portion of the Property of the Borrower or any Guarantor which, when taken together with all other Property of the Borrower or any Guarantor so condemned, seized, appropriated, or taken custody or control of, during the twelve-month period ending with the month in which any such action occurs, constitutes a Substantial Portion and would have a Material Adverse Effect.

       7.9. The Borrower or any Subsidiary Guarantor shall fail within 30 days to pay, bond or otherwise discharge one or more (i) judgments or orders for the payment of money in excess of $1,000,000 (or the equivalent thereof in currencies other than U.S. Dollars) in the aggregate, or (ii) nonmonetary judgments or orders which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, which judgment(s), in any such case, is/are not stayed on appeal or otherwise being appropriately contested in good faith.

       7.10. The Unfunded Liabilities of all Single Employer Plans shall exceed in the aggregate $1,000,000 or the aggregate amount of all liabilities as a result of any Reportable Event in connection with any Plan shall exceed in the aggregate $1,000,000.

       7.11. The Borrower or any other member of the Controlled Group shall have been notified by the sponsor of a Multiemployer Plan that it has incurred withdrawal liability to such Multiemployer Plan in an amount which, when aggregated with all other amounts required to be paid to Multiemployer Plans by the Borrower or any other member of the Controlled Group as withdrawal liability (determined as of the date of such notification), exceeds $1,000,000 or requires payments exceeding $1,000,000 per annum.

       7.12. If the Borrower or any other member of the Controlled Group contributes to or is a sponsor of a Multiemployer Plan, the Borrower or any other member of the Controlled Group shall have been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or is being terminated, within the meaning of Title IV of ERISA, if as a result of such reorganization or termination the aggregate annual contributions of the Borrower and the other members of the Controlled Group (taken as a whole) to all Multiemployer Plans which are then in reorganization or being terminated have been or will be increased over the amounts contributed to such Multiemployer Plans for the respective plan years of each such Multiemployer Plan immediately preceding the plan year in which the reorganization or termination occurs by an amount exceeding $1,000,000.

       7.13. The Borrower or any Subsidiary Guarantor shall (i) be the subject of any proceeding or investigation pertaining to the release by the Borrower, any Subsidiary Guarantor or any other Person of any toxic or hazardous waste or substance into the environment, or (ii) violate any Environmental Law, which, in the case of an event described in clause (i) or clause (ii), could reasonably be expected to have a Material Adverse Effect.

       7.14.  Any Change in Control shall occur.

       7.15. Any Guaranty shall fail to remain in full force or effect or any action shall be taken to discontinue or to assert the invalidity or unenforceability of any Guaranty, or any Guarantor shall fail to comply with any of the terms or provisions of any Guaranty to which it is a party, or any Guarantor shall deny that it has any further liability under any Guaranty to which it is a party, or shall give notice to such effect.

       7.16. Any Collateral Document shall for any reason fail to create a valid and perfected first priority security interest in any Collateral purported to be covered thereby, except as permitted by the terms hereof or of any Collateral Document, or any Collateral Document shall fail to remain in full force or effect or any action shall be taken to discontinue or to assert the invalidity or unenforceability of any Collateral Document, or the Borrower shall fail to comply with any of the terms or provisions of any Collateral Document.

       7.17. The representations and warranties set forth in Section 5.15 (Plan Assets; Prohibited Transactions") shall at any time not be true and correct.

       7.18. The commitment to lend by the lenders under the Subordinated Debt Documents to Trianon or the commitment to lend by Trianon under the Subordinated Debt Documents to the Borrower shall be terminated, reduced or otherwise modified in any manner.

       7.19. (I) THE ZENITH ACQUISITION SHALL BE UNWOUND, REVERSED OR OTHERWISE RESCINDED IN WHOLE OR IN ANY MATERIAL PART FOR ANY REASON, OR (II) THE BORROWER SHALL AGREE TO ANY MATERIAL AMENDMENT TO, OR WAIVER OF ANY MATERIAL RIGHTS UNDER, OR OTHERWISE CHANGE ANY MATERIAL TERMS OF, ANY OF THE ZENITH ACQUISITION DOCUMENT, IN A MANNER ADVERSE TO THE BORROWER OR ANY OF ITS SUBSIDIARIES OR TO LENDERS WITHOUT THE PRIOR WRITTEN CONSENT OF AGENT. 7.20. IF ANY PAYMENT BE MADE PURSUANT TO THE ESCROW AGREEMENT WOULD CAUSE A DEFAULT OR AN UNMATURED DEFAULT AS DETERMINED BY THE AGENT OR AS SHOWN BY THE COMPLIANCE CERTIFICATE REQUIRED TO BE DELIVERED PURSUANT TO SECTION 6.1(XI).



                                  ARTICLE VIII

                 ACCELERATION, WAIVERS, AMENDMENTS AND REMEDIES


       8.1. Acceleration; Facility LC Collateral Account. (i) If any Default described in Section 7.6 or 7.7 occurs and is continuing with respect to the Borrower, the obligations of the Lenders to make Revolving Credit Loans hereunder, the obligation and power of the LC Issuer to issue Facility LCs and the power of the Agent to make Swing Loans shall automatically terminate and the Obligations shall immediately become due and payable without any election or action on the part of the Agent, the LC Issuer or any Lender and the Borrower will be and become thereby unconditionally obligated, without any further notice, act or demand, to pay to the Agent an amount in immediately available funds, which funds shall be held in the Facility LC Collateral Account, equal to the difference of (x) the amount of LC Obligations at such time, less (v) the amount on deposit in the Facility LC Collateral Accountant such time which is free and clear of all rights and claims of third parties and has not been applied against the Obligations (such difference, the "Collateral Shortfall Amount"). If any other Default occurs and is continuing, the Required Lenders (or the Agent with the consent of the Required Lenders) may (a) terminate or suspend the obligations of the Lenders to make Revolving Credit Loans hereunder, the obligation and power of the LC Issuer to issue Facility LCs, and the power of the Agent to make Swing Loans, or declare the Obligations to be due and payable, or both, whereupon the Obligations shall become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which the Borrower hereby expressly waives and (b) upon notice to the Borrower and in addition to the continuing right to demand payment of all amounts payable under this Agreement, make demand on the Borrower to pay, and the Borrower will, forthwith upon such demand and without any further notice or act, pay to the Agent the Collateral Shortfall Amount, which funds shall be deposited in the Facility LC Collateral Account.

       (ii) If at any time while any Default is continuing, the Agent determines that the Collateral Shortfall Amount at such time is greater than zero, the Agent may make demand on the Borrower to pay, and the Borrower will, forthwith upon such demand and without any further notice or act, pay to the Agent the Collateral Shortfall Amount, which funds shall be deposited in the Facility LC Collateral Account.

       (iii) The Agent may at any time or from time to time after funds are deposited in the Facility LC Collateral Account, apply such funds to the payment of the Obligations and any other amounts as shall from time to time have become due and payable by the Borrower to the Lenders or the LC Issuer under the Loan Documents.

       (iv) At any time while any Default is continuing, neither the Borrower nor any Person claiming on behalf of or through the Borrower shall have any right to withdraw any of the funds held in the Facility LC Collateral Account. After all of the Obligations have been indefeasibly paid in full and the Aggregate Commitment has been terminated, any funds remaining in the Facility LC Collateral Account shall be returned by the Agent to the Borrower or paid to whomever may be legally entitled thereto at such time.

       (v) If, within 30 days after acceleration of the maturity of the Obligations or termination of the obligations of the Lenders to make Loans and the obligation and power of the LC Issuer to issue Facility LCs hereunder and the power of the Agent to make Swing Loans as a result of any Default (other than any Default as described in Section 7.6 or 7.7 with respect to the Borrower) and before any judgment or decree for the payment of the Obligations due shall have been obtained or entered, the Required Lenders (in their sole discretion) shall so direct, the Agent shall, by notice to the Borrower, rescind and annul such acceleration and/or termination.

       8.2. Amendments. Subject to the provisions of this Article VIII, the Required Lenders (or the Agent with the consent in writing of the Required Lenders) and the Borrower may enter into agreements supplemental hereto for the purpose of adding or modifying any provisions to the Loan Documents or changing in any manner the rights of the Lenders or the Borrower hereunder or waiving any Default hereunder; provided, however, that no such supplemental agreement shall, without the consent of all of the Lenders:

      (i) Extend the final maturity of any Loan, or extend the expiry date of any Facility LC to a date after the Facility Termination Date or forgive all or any portion of the principal amount thereof or any Reimbursement Obligation related thereto, or reduce the rate or extend the time of payment of interest or fees thereon or Reimbursement Obligations related thereto.

      (ii)   Reduce the percentage specified in the definition of Required
             Lenders.

      (iii) Extend the Facility Termination Date, or reduce the amount or extend the payment date for, the mandatory payments required under
             Section 2.2, or permit the Borrower to assign its rights under this Agreement.

      (iv)   Amend this Section 8.2.

      (v) Except as allowed in the Loan Documents, release any material Guarantor or release all or substantially all of the Collateral.

No amendment of any provision of this Agreement relating to the Agent shall be effective without the written consent of the Agent, and no amendment of any provision relating to the LC Issuer shall be effective without the written consent of the LC Issuer. No increase in the Commitment of any Lender shall be permitted without the consent of such Lender. The Agent may waive payment of the fee required under Section 12.3.2 without obtaining the consent of any other party to this Agreement. Notwithstanding anything herein to the contrary, no Defaulting Lender shall be entitled to vote (whether to consent or to withhold its consent) with respect to any amendment, modification, termination or waiver and, for purposes of the determining the Required Lenders, the Commitments and the Outstanding Credit Exposure of each Defaulting Lender shall be disregarded and the Agent shall have the ability, but not the obligation, to replace any Defaulting Lender with another lender or lenders.

       8.3. Preservation of Rights. No delay or omission of the Lenders, the LC Issuer or the Agent to exercise any right under the Loan Documents shall impair such right or be construed to be a waiver of any Default or an acquiescence therein, and the making of a Credit Extension notwithstanding the existence of a Default or the inability of the Borrower to satisfy the conditions precedent to such Credit Extension shall not constitute any waiver or acquiescence. Any single or partial exercise of any such right shall not preclude other or further exercise thereof or the exercise of any other right, and no waiver, amendment or other variation of the terms, conditions or provisions of the Loan Documents whatsoever shall be valid unless in writing signed by the Lenders required pursuant to Section 8.2, and then only to the extent in such writing specifically set forth. All remedies contained in the Loan Documents or by law afforded shall be cumulative and all shall be available to the Agent, the LC Issuer and the Lenders until the Obligations have been paid in full. The Agent may, and upon being directed to do so by the Required Lenders, shall, in addition to all other remedies under the Loan Documents, exercise and enforce any and all other rights and remedies arising under any Loan Document, under applicable law or otherwise, in any manner deemed appropriate by the Agent, including suit and equity, action at law or other appropriate proceedings, whether for the specific performance (to the extent permitted by law) of any covenant or agreement contained in any Loan Document or in the aid of the exercise of any power granted in any Loan Document.

       8.4 Distribution of Proceeds of Collateral. All proceeds of any realization on the Collateral pursuant to the Collateral Documents to be applied to the Secured Obligations (subject to any priorities and other provisions in the Collateral Documents, and it is acknowledged that the indebtedness, obligations and liabilities secured by the Capital Stock of SOFEDIT and existing prior to the date hereof shall be entitled to the proceeds of such Collateral before the application thereof to the Secured Obligations) and any payments received by the Agent or any Lender pursuant to the Guaranties subsequent to and during the continuance of any Default, shall be allocated and distributed by the Agent as follows:

             (a) First, to the payment of all reasonable costs and expenses, including without limitation all reasonable attorneys' fees, of the Agent in connection with the enforcement of the Loan Documents and otherwise administering this Agreement;

             (b) Second, to the payment of all fees required to be paid under any Loan Document including commitment fees, owing to the Lenders, the LC Issuer and Agent pursuant to the Lender Indebtedness on a pro rata basis in accordance with the Obligations consisting of fees owing to the Lenders and Agent under the Obligations, for application to payment of such liabilities;

             (c) Third, to the Lenders (and/or their Affiliates in connection with any Rate Hedging Obligations which are part of the Secured Obligations), the LC Issuer and the Agent on a pro rata basis in accordance with the Secured Obligations consisting of principal (including without limitation any cash collateral for any outstanding Facility Letters of Credit), interest and Rate Hedging Obligations which are part of the Secured Obligations, for application to payment of such Secured Obligations;

             (d) Fourth, to the payment of any and all other Secured Obligations owing to the Lenders, the LC Issuer and the Agent on a pro rata basis in accordance with the total amount of such Obligations owing to each of the Lenders and the Agent, for application to payment of such Secured Obligations; and

             (e) Fifth, to the Borrower, its Subsidiaries or such other Person as may be legally entitled thereto.

Notwithstanding the foregoing, no payments of principal, interest, fees or other amounts delivered to the Agent for the account of any Defaulting Lender shall be delivered by the Agent to such Defaulting Lender. Instead, such payments shall, for so long as such Defaulting Lender shall be a Defaulting Lender, be held by the Agent, and the Agent is hereby authorized and directed by all parties hereto to hold such funds in escrow and apply such funds as follows:

      (i) First, if applicable to any payments due from such Defaulting Lender to the Agent or the LC Issuer, and

      (ii) Second, to Credit Extensions required to be made by such Defaulting Lender on any Borrowing Date to the extent such Defaulting Lender fails to make such Credit Extensions.

Notwithstanding the foregoing, upon the termination of all Commitments and the payment and performance of all of the Secured Obligations (other than those owing to a Defaulting Lender), any funds then held in escrow by the Agent pursuant to the preceding sentence shall be distributed to each Defaulting Lender, pro rata in proportion to amounts that would be due to each Defaulting Lender but for the fact that it is a Defaulting Lender.




                                   ARTICLE IX

                               GENERAL PROVISIONS

        9.1. Survival of Representations. All representations and warranties of the Borrower contained in this Agreement shall survive the making of the Credit Extensions herein contemplated, but shall only be deemed made on the date hereof and on each Credit Extension Date.

        9.2. Governmental Regulation. Anything contained in this Agreement to the contrary notwithstanding, neither the LC Issuer, the Agent nor any Lender shall be obligated to extend credit to the Borrower in violation of any limitation or prohibition provided by any applicable statute or regulation.

        9.3. Headings. Section headings in the Loan Documents are for convenience of reference only, and shall not govern the interpretation of any of the provisions of the Loan Documents.

        9.4. Entire Agreement. The Loan Documents embody the entire agreement and understanding among the Borrower, the Agent, the LC Issuer and the Lenders and supersede all prior agreements and understandings among the Borrower, the Agent, the LC Issuer and the Lenders relating to the subject matter thereof other than the letters described in Section 10.13.

        9.5. Several Obligations; Benefits of this Agreement. The respective obligations of the Lenders hereunder are several and not joint and no Lender shall be the partner or agent of any other (except to the extent to which the Agent is authorized to act as such). The failure of any Lender to perform any of its obligations hereunder shall not relieve any other Lender from any of its obligations hereunder. This Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties to this Agreement and their respective successors and assigns, provided, however, that the parties hereto expressly agree that the Arranger shall enjoy the benefits of the provisions of Sections 9.6, 9.10 and 10.11 to the extent specifically set forth therein and shall have the right to enforce such provisions on its own behalf and in its own name to the same extent as if it were a party to this Agreement.

        9.6. Expenses; Indemnification. (i) The Borrower shall reimburse the Agent and the Arranger for any costs, internal charges and out-of-pocket expenses (including attorneys' fees and time charges of attorneys for the Agent, which attorneys may be employees of the Agent) paid or incurred by the Agent or the Arranger in connection with the preparation, negotiation, execution, delivery, syndication, review, amendment, modification, and administration of the Loan Documents. The Borrower also agrees to reimburse the Agent, the Arranger, the LC Issuer and the Lenders for any costs, internal charges and out-of-pocket expenses (including attorneys' fees and time charges of attorneys for the Agent, the Arranger, the LC Issuer and the Lenders, which attorneys may be employees of the Agent, the Arranger, the LC Issuer or the Lenders) paid or incurred by the Agent, the Arranger or any Lender in connection with the collection and enforcement of the Loan Documents. Expenses being reimbursed by the Borrower under this Section include, without limitation, the cost and expense of obtaining an appraisal of each parcel of real property or interest in real property described in the relevant Collateral Documents, which appraisal shall be in conformity with the applicable requirements of any law or any governmental rule, regulation, policy, guideline or directive (whether or not having the force of law), or any interpretation thereof, including, without limitation, the provisions of Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as amended, reformed or otherwise modified from time to time, and any rules promulgated to implement such provisions and costs and expenses incurred in connection with the Reports described in the following sentence. The Borrower acknowledges that from time to time Bank One may prepare and may distribute to the Lenders (but shall have no obligation or duty to prepare or to distribute to the Lenders) certain audit reports (the "Reports") pertaining to the Borrower's assets for internal use by Bank One from information furnished to it by or on behalf of the Borrower, after Bank One has exercised its rights of inspection pursuant to this Agreement.

        (ii) The Borrower hereby further agrees to indemnify the Agent, the Arranger, the LC Issuer and each Lender, its directors, officers and employees against all losses, claims, damages, penalties, judgments, liabilities and expenses (including, without limitation, all expenses of litigation or preparation therefor whether or not the Agent, the Arranger, the

LC Issuer or any Lender is a party thereto) which any of them may pay or incur at any time (including without limitation those arising in connection with transactions which occur prior to the date of this Agreement) arising out of or relating to this Agreement, the other Loan Documents, the transactions contemplated hereby (including without limitation the Zenith Acquisition) or the direct or indirect application or proposed application of the proceeds of any Credit Extension hereunder except to the extent that they are determined in a final non-appealable judgment by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the party seeking indemnification. The obligations of the Borrower under this Section 9.6 shall survive the termination of this Agreement.

        9.7. Numbers of Documents. All statements, notices, closing documents, and requests hereunder shall be furnished to the Agent with sufficient counterparts so that the Agent may furnish one to each of the Lenders.

        9.8. Accounting. (i) Except as otherwise expressly provided herein, all accounting terms used herein shall be interpreted, and all financial statements and certificates and reports as to financial matters required to be delivered to the Lenders hereunder shall (unless otherwise disclosed to the Lenders in writing at the time of delivery thereof in the manner described in subsection
(ii) below) be prepared, in accordance with Agreement Accounting Principles (subject, in the case of financial statements which are not fiscal year end statements, to the absence of footnotes and year-end audit adjustments) ; provided that, if the Borrower notifies the Agent that it wishes to amend any covenant in Article VI to eliminate the effect of any change in Agreement Accounting Principles (or if the Agent notifies the Borrower that the Agent or the Required Lenders wish to amend Article VI for such purpose), then the Borrower's compliance with such covenants shall be determined on the basis of Agreement Accounting Principles in effect immediately before the relevant change in Agreement Accounting Principles became effective until either such notice is withdrawn or such covenant or any such defined term is amended in a manner satisfactory to the Borrower and the Required Lenders. Notwithstanding anything herein, in any financial statements of the Borrower or in Agreement Accounting Principles to the contrary, for purposes of calculating and determining compliance with the financial covenants in Section 6.22 and determining the Applicable Margin and Applicable Fee Rate, including defined terms used therein, any Acquisitions made by the Borrower or any of its Subsidiaries, including through mergers or consolidations and including any related financing transactions, during the period for which such financial covenants and the Applicable Margin and Applicable Fee Rate were calculated shall be deemed to have occurred on the first day of the relevant period for which such financial covenants and the Applicable Margin and Applicable Fee Rate were calculated on a pro forma basis acceptable to the Agent. Notwithstanding anything in Section
6.22 or in the Pricing Schedule (or the defined terms as used therein), such financial covenants shall be tested, and the Applicable Margin or Applicable Fee Rate shall be adjusted, for the first time based on the results for the fiscal quarter ending September 30, 1999.

              (ii) The Borrower shall deliver to the Lenders at the same time as the delivery of any annual financial statement under Section 5.1(i) and (ii)
(x)a description in reasonable detail of any material variation between the application or other modification of accounting principles employed in the preparation of such statement and the application or other modification of accounting principles employed in the preparation of the immediately prior annual or monthly financial statements as to which no objection has been made in accordance with the last sentence of subsection (i) above and (y) reasonable estimates of the difference between such statements arising as a consequence thereof.

              (iii) To enable the ready and consistent determination of compliance with the covenants set forth in Article VI hereof, the Borrower will not change the last day of its fiscal year from December 31 of each year, or the last days of the first three fiscal quarters in each of its fiscal years from March 31, June 30 and September 30 of each year, respectively.

        9.9. Severability of Provisions. Any provision in any Loan Document that is held to be inoperative, unenforceable, or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable, or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability, or validity of that provision in any other jurisdiction, and to this end the provisions of all Loan Documents are declared to be severable.

        9.10. Nonliability of Lenders. The relationship between the Borrower on the one hand and the Lenders, the LC Issuer and the Agent on the other hand shall be solely that of borrower and lender. Neither the Agent, the Arranger, the LC Issuer nor any Lender shall have any fiduciary responsibilities to the Borrower. Neither the Agent, the Arranger, the LC Issuer nor any Lender undertakes any responsibility to the Borrower to review or inform the Borrower of any matter in connection with any phase of the Borrower's business or operations. The Borrower agrees that neither the Agent, the Arranger, the LC Issuer nor any Lender shall have liability to the Borrower (whether sounding in tort, contract or otherwise) for losses suffered by the Borrower in connection with, arising out of, or in any way related to, the transactions contemplated and the relationship established by the Loan Documents, or any act, omission or event occurring in connection therewith, unless it is determined in a final non-appealable judgment by a court of competent jurisdiction that such losses resulted from the gross negligence or willful misconduct of the party from which recovery is sought. Neither the Agent, the Arranger, the LC Issuer nor any Lender shall have any liability with respect to, and the Borrower hereby waives, releases and agrees not to sue for, any special, indirect or consequential damages suffered by the Borrower in connection with, arising out of, or in any way related to the Loan Documents or the transactions contemplated thereby.

        9.11. Confidentiality. Each Lender agrees to hold any confidential information which it may receive from the Borrower pursuant to this Agreement in confidence, except for disclosure (i) to its Affiliates and to other Lenders and their respective Affiliates, (ii) to legal counsel, accountants, and other professional advisors to such Lender or to a Transferee, (iii) to regulatory officials to the extent required by such regulatory officials, (iv) to any Person as requested pursuant to or as required by law, regulation, or legal process, (v) to any Person in connection with any legal proceeding to which such Lender is a party, (vi) to such Lender's direct or indirect contractual counterparties in swap agreements or to legal counsel, accountants and other professional advisors to such counterparties, and (vii) permitted by Section 12.4.

        9.12. Nonreliance. Each Lender hereby represents that it is not relying on or looking to any Margin Stock for the repayment of the Credit Extensions provided for herein.



                                   ARTICLE X

                                    THE AGENT


        10.1. Appointment; Nature of Relationship. Bank One, Michigan is hereby appointed by each of the Lenders as its contractual representative (herein referred to as the "Agent") hereunder and under each other Loan Document, and each of the Lenders irrevocably authorizes the Agent to act as the contractual representative of such Lender with the rights and duties expressly set forth herein and in the other Loan Documents. The Agent agrees to act as such contractual representative upon the express conditions contained in this Article
X. Notwithstanding the use of the defined term "Agent," it is expressly understood and agreed that the Agent shall not have any fiduciary responsibilities to any Lender by reason of this Agreement or any other Loan Document and that the Agent is merely acting as the contractual representative of the Lenders with only those duties as are expressly set forth in this Agreement and the other Loan Documents. In its capacity as the Lenders' contractual representative, the Agent (i) does not hereby assume any fiduciary duties to any of the Lenders, (ii) is a "representative" of the Lenders within the meaning of Section 9-105 of the Uniform Commercial Code and (iii) is acting as an independent contractor, the rights and duties of which are limited to those expressly set forth in this Agreement and the other Loan Documents. Each of the Lenders hereby agrees to assert no claim against the Agent on any agency theory or any other theory of liability for breach of fiduciary duty, all of which claims each Lender hereby waives.

        10.2. Powers. The Agent shall have and may exercise such powers under the Loan Documents as are specifically delegated to the Agent by the terms of each thereof, together with such powers as are reasonably incidental thereto. The Agent shall have no implied duties to the Lenders, or any obligation to the Lenders to take any action thereunder except any action specifically provided by the Loan Documents to be taken by the Agent.

        10.3. General Immunity. Neither the Agent nor any of its directors, officers, agents or employees shall be liable to the Borrower, the Lenders or any Lender for any action taken or omitted to be taken by it or them hereunder or under any other Loan Document or in connection herewith or therewith except to the extent such action or inaction is determined in a final non-appealable judgment by a court of competent jurisdiction to have arisen from the gross negligence or willful misconduct of such Person.

        10.4. No Responsibility for Loans, Recitals, etc. Neither the Agent nor any of its directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into, or verify (a) any statement, warranty or representation made in connection with any Loan Document or any borrowing hereunder; (b) the performance or observance of any of the covenants or agreements of any obligor under any Loan Document, including, without limitation, any agreement by an obligor to furnish information directly to each Lender; (c) the satisfaction of any condition specified in Article IV, except receipt of items required to be delivered solely to the Agent; (d) the existence or possible existence of any Default or Unmatured Default; (e) the validity, enforceability, effectiveness, sufficiency or genuineness of any Loan Document or any other instrument or writing furnished in connection therewith; (f) the value, sufficiency, creation, perfection or priority of any Lien in any collateral security; or (g) the financial condition of the Borrower or any guarantor of any of the Obligations or of any of the Borrower's or any such guarantor's respective Subsidiaries. The Agent shall have no duty to disclose to the Lenders information that is not required to be furnished by the Borrower to the Agent at such time, but is voluntarily furnished by the Borrower to the Agent (either in its capacity as Agent or in its individual capacity).

        10.5. Action on Instructions of Lenders. The Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder and under any other Loan Document in accordance with written instructions signed by the Required Lenders, and such instructions and any action taken or failure to act pursuant thereto shall be binding on all of the Lenders. The Lenders hereby acknowledge that the Agent shall be under no duty to take any discretionary action permitted to be taken by it pursuant to the provisions of this Agreement or any other Loan Document unless it shall be requested in writing to do so by the Required Lenders. The Agent shall be fully justified in failing or refusing to take any action hereunder and under any other Loan Document unless it shall first be indemnified to its satisfaction by the Lenders pro rata against any and all liability, cost and expense that it may incur by reason of taking or continuing to take any such action.

        10.6. Employment of Agents and Counsel. The Agent may execute any of its duties as Agent hereunder and under any other Loan Document by or through employees, agents, and attorneys-in-fact and shall not be answerable to the Lenders, except as to money or securities received by it or its authorized agents, for the default or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. The Agent shall be entitled to advice of counsel concerning the contractual arrangement between the Agent and the Lenders and all matters pertaining to the Agent's duties hereunder and under any other Loan Document.

        10.7. Reliance on Documents; Counsel. The Agent shall be entitled to rely upon any Note, notice, consent, certificate, affidavit, letter, telegram, statement, paper or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons, and, in respect to legal matters, upon the opinion of counsel selected by the Agent, which counsel may be employees of the Agent.

        10.8. Agent's Reimbursement and Indemnification. The Lenders agree to reimburse and indemnify the Agent ratably in proportion to their respective Commitments (or, if the Commitments have been terminated, in proportion to their Commitments immediately prior to such termination) (i) for any amounts not reimbursed by the Borrower for which the Agent is entitled to reimbursement by the Borrower under the Loan Documents, (ii) for any other expenses incurred by the Agent on behalf of the Lenders, in connection with the preparation, execution, delivery, administration and enforcement of the Loan Documents (including, without limitation, for any expenses incurred by the Agent in connection with any dispute between the Agent and any Lender or between two or more of the Lenders) and (iii) for any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of the Loan Documents or any other document delivered in connection therewith or the transactions contemplated thereby (including, without limitation, for any such amounts incurred by or asserted against the Agent in connection with any dispute between the Agent and any Lender or between two or more of the Lenders), or the enforcement of any of the terms of the Loan Documents or of any such other documents, provided that (i) no Lender shall be liable for any of the foregoing to the extent any of the foregoing is found in a final non-appealable judgment by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the Agent and (ii) any indemnification required pursuant to Section 3.5(vii) shall, notwithstanding the provisions of this Section 10.8, be paid by the relevant Lender in accordance with the provisions thereof. The obligations of the Lenders under this Section
10.8 shall survive payment of the Obligations and termination of this Agreement.

      10.9. Notice of Default. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Unmatured Default hereunder unless the Agent has received written notice from a Lender or the Borrower referring to this Agreement describing such Default or Unmatured Default and stating that such notice is a "notice of default". In the event that the Agent receives such a notice, the Agent shall give prompt notice thereof to the Lenders.

      10.10. Rights as a Lender. In the event the Agent is a Lender, the Agent shall have the same rights and powers hereunder and under any other Loan Document with respect to its Commitment and its Loans as any Lender and may exercise the same as though it were not the Agent, and the term "Lender" or "Lenders" shall, at any time when the Agent is a Lender, unless the context otherwise indicates, include the Agent in its individual capacity. The Agent and its Affiliates may accept deposits from, lend money to, and generally engage in any kind of trust, debt, equity or other transaction, in addition to those contemplated by this Agreement or any other Loan Document, with the Borrower or any of its Subsidiaries in which the Borrower or such Subsidiary is not restricted hereby from engaging with any other Person.

      10.11. Lender Credit Decision. Each Lender acknowledges that it has, independently and without reliance upon the Agent, the Arranger or any other Lender and based on the financial statements prepared by the Borrower and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and the other Loan Documents. Each Lender also acknowledges that it will, independently and without reliance upon the Agent, the Arranger or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Loan Documents.

      10.12. Successor Agent. The Agent may resign at any time by giving written notice thereof to the Lenders and the Borrower, such resignation to be effective upon the appointment of a successor Agent or, if no successor Agent has been appointed, forty-five days after the retiring Agent gives notice of its intention to resign. The Agent may be removed at any time with or without cause by written notice received by the Agent from the Required Lenders, such removal to be effective on the date specified by the Required Lenders. Upon any such resignation or removal, the Required Lenders shall have the right to appoint, on behalf of the Borrower and the Lenders, a successor Agent. If no successor Agent shall have been so appointed by the Required Lenders within thirty days after the resigning Agent's giving notice of its intention to resign, then the resigning Agent may appoint, on behalf of the Borrower and the Lenders, a successor Agent. Notwithstanding the previous sentence, the Agent may at any time without the consent of the Borrower or any Lender, appoint any of its Affiliates which is a commercial bank as a successor Agent hereunder. If the Agent has resigned or been removed and no successor Agent has been appointed, the Lenders may perform all the duties of the Agent hereunder and the Borrower shall make all payments in respect of the Obligations to the applicable Lender and for all other purposes shall deal directly with the Lenders. No successor Agent shall be deemed to be appointed hereunder until such successor Agent has accepted the appointment. Any such successor Agent shall be a commercial bank having capital and retained earnings of at least $100,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the resigning or removed Agent. Upon the effectiveness of the resignation or removal of the Agent, the resigning or removed Agent shall be discharged from its duties and obligations hereunder and under the Loan Documents. After the effectiveness of the resignation or removal or removal of an Agent, the provisions of this Article X shall continue in effect for the benefit of an Agent, the provisions of this Article X shall continue in effect for the benefit of such Agent in respect of any actions taken or omitted to be taken by it while it was acting as the Agent hereunder and under the other Loan Documents. In the event that there is a successor to the Agent by merger, or the Agent assigns its duties and obligations to an Affiliate pursuant to this
Section 10.12, then the term "Prime Rate" as used in this Agreement shall mean the prime rate, base rate or other analogous rate of the new Agent.

        10.13. Agent's Fee; Etc.. The Borrower agrees to pay to the Agent, for its own account, the amounts agreed to by the Borrower and the Agent pursuant to separate agreements from time to time.

        10.14. Delegation to Affiliates. The Borrower and the Lenders agree that the Agent may delegate any of its duties under this Agreement to any of its Affiliates. Any such Affiliate (and such Affiliate's directors, officers, agents and employees) which performs duties in connection with this Agreement shall be entitled to the same benefits of the indemnification, waiver and other protective provisions to which the Agent is entitled under Articles IX and X.

        10.15. Execution of Collateral Documents. The Lenders hereby empower and authorize the Agent to execute and deliver to the Borrower on their behalf the Collateral Documents and all related financing statements and any financing statements, agreements, documents or instruments as shall be necessary or appropriate to effect the purposes of the Collateral Documents.

        10.16. Collateral Releases. The Lenders hereby empower and authorize the Agent to execute and deliver to the Borrower on their behalf any agreements, documents or instruments as shall be necessary or appropriate to effect any releases of Collateral which shall be permitted by the terms hereof or of any other Loan Document or which shall otherwise have been approved by the Required Lenders (or, if required by the terms of Section 8.2, all of the Lenders) in writing.

        10.17. Co-Agents, Documentation Agent, Syndication Agent, etc. No Lender identified in this Agreement or otherwise as a "Documentation Agent" "Syndication Agent" nor "Co-Agent" have any right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Lenders as such. Without limiting the foregoing, none of such Lenders shall have or be deemed to have a fiduciary relationship with any Lender. Each Lender hereby makes the same acknowledgments with respect to such Lenders as it makes with respect to the Agent in Section 10.11.


                                   ARTICLE XI

                            SETOFF; RATABLE PAYMENTS


        11.1. Setoff. In addition to, and without limitation of, any rights of the Lenders under applicable law, if the Borrower becomes insolvent, however evidenced, or any Default occurs and is continuing, any and all deposits (including all account balances, whether provisional or final and whether or not collected or available) and any other Indebtedness at any time held or owing by any Lender or any Affiliate of any Lender to or for the credit or account of the Borrower may be offset and applied toward the payment of the Obligations owing to such Lender, whether or not the Obligations, or any part hereof, shall then be due.

        11.2. Ratable Payments. If any Lender, whether by setoff or otherwise, has payment made to it upon its Outstanding Credit Exposure (other than payments received pursuant to Section 3.1, 3.2, 3.4 or 3.5) in a greater proportion than that received by any other Lender, such Lender agrees, promptly upon demand, to purchase a portion of the Aggregate Outstanding Credit Exposure held by the other Lenders so that after such purchase each Lender will hold its Pro Rata Share of the Aggregate Outstanding Credit Exposure. If any Lender, whether in connection with setoff or amounts which might be subject to setoff or otherwise, receives collateral or other protection for its Obligations or such amounts which may be subject to setoff, such Lender agrees, promptly upon demand, to take such action necessary such that all Lenders share in the benefits of such collateral ratably in proportion to their respective Pro Rata Shares of the Aggregate Outstanding Credit Exposure. In case any such payment is disturbed by legal process, or otherwise, appropriate further adjustments shall be made. If an amount to be setoff is to be applied to Indebtedness of the Borrower to a Lender other than Indebtedness comprised of the Outstanding Credit Exposure of such Lender, such amount shall be applied ratably to such other Indebtedness and to the Indebtedness comprised of such Outstanding Credit Exposure.


                                  ARTICLE XII

               BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS


        12.1. Successors and Assigns. The terms and provisions of the Loan Documents shall be binding upon and inure to the benefit of the Borrower and the Lenders and their respective successors and assigns, except that (i) the Borrower shall not have the right to assign its rights or obligations under the Loan Documents (other than pursuant to the merger with Zenith as contemplated hereunder and the assumption of all Secured Obligations and other obligations under the Loan Documents by Zenith in connection therewith) and (ii) any assignment by any Lender must be made in compliance with Section 12.3. Notwithstanding clause (ii) of this Section, any Lender may at any time, without the consent of the Borrower or the Agent, assign all or any portion of its rights under this Agreement and any Note to a Federal Reserve Bank; provided, however, that no such assignment to a Federal Reserve Bank shall release the transferor Lender from its obligations hereunder. The Agent may treat the Person which made any Loan or which holds any Note as the owner thereof for all purposes hereof unless and until such Person complies with Section 12.3 in the case of an assignment thereof or, in the case of any other transfer, a written notice of the transfer is filed with the Agent. Any assignee or transferee of the rights to any Loan or any Note agrees by acceptance of such transfer or assignment to be bound by all the terms and provisions of the Loan Documents. Any request, authority or consent of any Person, who at the time of making such request or giving such authority or consent is the owner of the rights to any Loan (whether or not a Note has been issued in evidence thereof), shall be conclusive and binding on any subsequent holder, transferee or assignee of the rights to such Loan.

        12.2.   Participations.

                12.2.1. Permitted Participants; Effect. Any Lender may, in the ordinary course of its business and in accordance with applicable law, at any time sell to one or more banks or other entities ("Participants") participating interests in any Outstanding Credit Exposure of such Lender, any Note held by such Lender, any Commitment of such Lender or any other interest of such Lender under the Loan Documents. In the event of any such sale by a Lender of participating interests to a Participant, such Lender's obligations under the Loan Documents shall remain unchanged, such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, such Lender shall remain the owner of its Outstanding Credit Exposure and the holder of any Note issued to it in evidence thereof for all purposes under the Loan Documents, all amounts payable by the Borrower under this Agreement shall be determined as if such Lender had not sold such participating interests, and the Borrower and the Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under the Loan Documents.

                12.2.2. Voting Rights. Each Lender shall retain the sole right to approve, without the consent of any Participant, any amendment, modification or waiver of any provision of the Loan Documents other than any amendment, modification or waiver with respect to any Credit Extension or Commitment in which such Participant has an interest which forgives principal, interest, or any Reimbursement Obligation or reduces the interest rate or fees payable with respect to any such Credit Extension or Commitment, extends the Facility Termination Date, postpones any date fixed for any regularly-scheduled payment of principal of or interest on any Loan in which such Participant has an interest, or any regularly-scheduled payment of fees on any such Credit Extension or

Commitment, releases any guarantor of any such Credit Extension or releases any collateral held in the Facility LC Collateral Account (except in accordance with the terms hereof) or all or substantially all of any other collateral, if any, securing any such Credit Extension.

                12.2.3. Benefit of Setoff. The Borrower agrees that each Participant shall be deemed to have the right of setoff provided in Section 11.1 in respect of its participating interest in amounts owing under the Loan Documents to the same extent as if the amount of its participating interest were owing directly to it as a Lender under the Loan Documents, provided that each Lender shall retain the right of setoff provided in Section 11.1 with respect to the amount of participating interests sold to each Participant. The Lenders agree to share with each Participant, and each Participant, by exercising the right of setoff provided in Section 11.1, agrees to share with each Lender, any amount received pursuant to the exercise of its right of setoff, such amounts to be shared in accordance with Section 11.2 as if each Participant were a Lender.

        12.3.   Assignments.

                12.3.1. Permitted Assignments. Any Lender may, in the ordinary course of its business and in accordance with applicable law, at any time assign to one or more banks or other entities ("Purchasers") all or any part of its rights and obligations under the Loan Documents. Such assignment shall be substantially in the form of Exhibit C or in such other form as may be agreed to by the parties thereto. The consent of the Borrower and the Agent shall be required prior to an assignment becoming effective with respect to a Purchaser which is not a Lender or an Affiliate thereof; provided, however, that if a Default has occurred and is continuing or if such assignment is to another Lender or an Affiliate of a Lender, the consent of the Borrower shall not be required. Such consent shall not be unreasonably withheld or delayed. Each such assignment with respect to a Purchaser which is not a Lender or an Affiliate thereof shall (unless each of the Borrower and the Agent otherwise consents) be in an amount not less than the lesser of (i) $5,000,000 or (ii) the remaining amount of the assigning Lender's Commitment (calculated as at the date of such assignment) or outstanding Loans (if the applicable Commitment has been terminated).

                12.3.2. Effect; Effective Date. Upon (i) delivery to the Agent of an assignment, together with any consents required by Section 12.3.1, and
(ii) payment of a $4,000 fee to the Agent for processing such assignment (unless such fee is waived by the Agent), such assignment shall become effective on the effective date specified in such assignment. The assignment shall contain a representation by the Purchaser to the effect that none of the consideration used to make the purchase of the Commitment and Outstanding Credit Exposure under the applicable assignment agreement constitutes "plan assets" as defined under ERISA and that the rights and interests of the Purchaser in and under the Loan Documents will not be "plan assets" under ERISA. On and after the effective date of such assignment, such Purchaser shall for all purposes be a Lender party to this Agreement and any other Loan Document executed by or on behalf of the Lenders and shall have all the rights and obligations of a Lender under the Loan Documents, to the same extent as if it were an original party hereto, and no further consent or action by the Borrower, the Lenders or the Agent shall be required to release the transferor Lender with respect to the percentage of the Aggregate Commitment and Outstanding Credit Exposure assigned to such Purchaser. Upon the consummation of any assignment to a Purchaser pursuant to this Section 12.3.2, the transferor Lender, the Agent and the Borrower shall, if the transferor Lender or the Purchaser desires that its Loans be evidenced by Notes, make appropriate arrangements so that new Notes or, as appropriate, replacement Notes are issued to such transferor Lender and new Notes or, as appropriate, replacement Notes, are issued to such Purchaser, in each case in principal amounts reflecting their respective Commitments, as adjusted pursuant to such assignment.

        12.4. Dissemination of Information. The Borrower authorizes each Lender to disclose to any Participant or Purchaser or any other Person acquiring an interest in the Loan Documents by operation of law (each a "Transferee") and any prospective Transferee any and all information in such Lender's possession concerning the creditworthiness of the

Borrower and its Subsidiaries, including without limitation any information contained in any Reports; provided that each Transferee and prospective Transferee agrees to be bound by Section 9.11 of this Agreement.

        12.5. Tax Treatment. If any interest in any Loan Document is transferred to any Transferee which is organized under the laws of any jurisdiction other than the United States or any State thereof, the transferor Lender shall cause such Transferee, concurrently with the effectiveness of such transfer, to comply with the provisions of Section 3.5(iv).



                                  ARTICLE XIII

                                    NOTICES


        13.1. Notices. Except as otherwise permitted by Section 2.14 with respect to borrowing notices, all notices, requests and other communications to any party hereunder shall be in writing (including electronic transmission, facsimile transmission or similar writing) and shall be given to such party: (x) in the case of the Borrower or the Agent, at its address or facsimile number set forth on the signature pages hereof, (y) in the case of any Lender, at its address or facsimile number set forth in its administrative questionnaire or (z) in the case of any party, at such other address or facsimile number as such party may hereafter specify for the purpose by notice to the Agent and the Borrower in accordance with the provisions of this Section 13.1. Each such notice, request or other communication shall be effective (i) if given by facsimile transmission, when transmitted to the facsimile number specified in this Section and confirmation of receipt is received, (ii) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid, or (iii) if given by any other means, when delivered (or, in the case of electronic transmission, received) at the address specified in this Section; provided that notices to the Agent under
Article II shall not be effective until received.

        13.2. Change of Address. The Borrower, the Agent and any Lender may each change the address for service of notice upon it by a notice in writing to the other parties hereto.



                                  ARTICLE XIV

                                  COUNTERPARTS


        This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Agreement by signing any such counterpart. This Agreement shall be effective when it has been executed by the Borrower, the Agent, the LC Issuer and the Lenders and each party has notified the Agent by facsimile transmission or telephone that it has taken such action.

                                   ARTICLE XV

          CHOICE OF LAW; CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL


        15.1. CHOICE OF LAW. THE LOAN DOCUMENTS (OTHER THAN THOSE CONTAINING A CONTRARY EXPRESS CHOICE OF LAW PROVISION) SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (WITHOUT REGARD TO THE CONFLICT OF LAWS PROVISIONS) OF THE STATE OF MICHIGAN.

        15.2. CONSENT TO JURISDICTION. THE BORROWER HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR MICHIGAN STATE COURT SITTING IN DETROIT, MICHIGAN IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENTS AND THE BORROWER HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN SHALL LIMIT THE RIGHT OF THE AGENT, THE LC ISSUER OR ANY LENDER TO BRING PROCEEDINGS AGAINST THE BORROWER IN THE COURTS OF ANY OTHER JURISDICTION. ANY JUDICIAL PROCEEDING BY THE BORROWER AGAINST THE AGENT, THE LC ISSUER OR ANY LENDER OR ANY AFFILIATE OF THE AGENT, THE LC ISSUER OR ANY LENDER INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY LOAN DOCUMENT SHALL BE BROUGHT ONLY IN A COURT IN DETROIT, MICHIGAN.

        15.3. WAIVER OF JURY TRIAL. THE BORROWER, THE AGENT, THE LC ISSUER AND EACH LENDER HEREBY WAIVE TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY LOAN DOCUMENT OR THE RELATIONSHIP ESTABLISHED THEREUNDER.

        IN WITNESS WHEREOF, the Borrower, the Lenders, the LC Issuer and the Agent have executed this Agreement as of the date first above written.


                                        2020 Corp. 70


                                                 By:
                                                     ---------------------------

                                                 Title:
                                                        ------------------------


                                                 Attention:
                                                            --------------------
                                                         Telephone: (   )
                                                         FAX:       (   )



        COMMITMENTS                                     LENDERS
        -----------                                     -------


        For the period from and including the           BANK ONE, MICHIGAN,
        date of this Agreement to and including         Individually and as Agent
        June 30, 2000:  $100,000,000
                                                        By:
                                                             ------------------

        From and including July 1, 2000 and             Title:
        including June 30, 2001:                              ------------------
        $92,000,000                                                611 Woodward Avenue
                                                                   Detroit, Michigan  48226

        From and including July 1, 2001 and                     Attention: Michigan Corporate Banking
        to and including June 30, 2002:                         Telephone:      (313) 225-2531
        $84,000,000                                             FAX:            (313) 226-0855

        From and including July 1, 2002 and
        to and including June 30, 2003:
        $68,000,000

        From and including July 1, 2003
        to but excluding the Facility Termination
        Date: $52,000,000



        COMMITMENTS                             LENDERS
        -----------                             -------



        For the period from and including the           CREDIT SUISSE FIRST BOSTON
        date of this Agreement to and including
        June 30, 2000:  $25,000,000
                                                        By:

        From and including July 1, 2000 and             Title:
        including June 30, 2001:
        $23,000,000

        From and including July 1, 2001 and             By:
        to and including June 30, 2002:
        $21,000,000                                     Title:

        From and including July 1, 2002 and
        to and including June 30, 2003:
        $17,000,000
                                                                11 Madison Avenue
        From and including July 1, 2003                         New York, New York 10010
        to but excluding the Facility Termination
        Date: $13,000,000                                       Attention:
                                                                           --------------------------
                                                                Telephone:      (212)     -
                                                                                     ---    ----
                                                                FAX:            (212)     -
                                                                                     ---    ----

                                PRICING SCHEDULE


APPLICABLE                 LEVEL I      LEVEL  II    LEVEL III     LEVEL IV      LEVEL V
MARGIN                     STATUS        STATUS       STATUS        STATUS        STATUS
-----------------------------------------------------------------------------------------

Eurodollar Rate            2.00%         2.25%         2.50%         2.75%         3.00%
And LC Fees
Floating Rate              0.75%         1.00%         1.25%         1.50%         1.75%



APPLICABLE                 LEVEL I      LEVEL  II    LEVEL III     LEVEL IV      LEVEL V
MARGIN                     STATUS        STATUS       STATUS        STATUS        STATUS
-----------------------------------------------------------------------------------------
Commitment Fee             0.375%        0.500%        0.500%        0.500%        0.625%



        For the purposes of this Schedule, the following terms have the following meanings, subject to the final paragraph of this Schedule:

        "Financials" means the annual or quarterly financial statements of the Borrower delivered pursuant to Section 6.1(i) or (ii).

        "Level I Status" exists at any date if, as of the last day of the fiscal quarter of the Borrower referred to in the most recent Financials, the Leverage Ratio is less than 2.75 to 1.00.

        "Level II Status" exists at any date if, as of the last day of the fiscal quarter of the Borrower referred to in the most recent Financials, (i) the Borrower has not qualified for Level I Status and (ii) the Leverage Ratio is less than or equal to 3.25 to 1.00.

        "Level III Status" exists at any date if, as of the last day of the fiscal quarter of the Borrower referred to in the most recent Financials, (i) the Borrower has not qualified for Level I Status or Level II Status and (ii) the Leverage Ratio is less than 3.75 to 1.00.

        "Level IV Status" exists at any date if, as of the last day of the fiscal quarter of the Borrower referred to in the most recent Financials, (i) the Borrower has not qualified for Level I Status, Level II Status or Level III Status and (ii) the Leverage Ratio is less than 4.25 to 1.00.

        "Level V Status" exists at any date if the Borrower has not qualified for Level I Status, Level II Status, Level III Status or Level IV Status.

        "Status" means either Level I Status, Level II Status, Level III Status, Level IV Status or Level V Status.

        The Applicable Margin and Applicable Fee Rate shall be determined in accordance with the foregoing table based on the Borrower's Status as reflected in the then most recent Financials. Adjustments, if any, to the Applicable Margin or Applicable Fee Rate shall be effective 60 days after the end of each fiscal quarter. If the Borrower fails to deliver the Financials to the Agent at the time required pursuant to Section 6.1 or any other Default has occurred and is continuing, then the Applicable Margin and Applicable Fee Rate shall be the highest Applicable Margin and Applicable Fee Rate set forth in the foregoing table until such Default is cured or waived under the Agreement. Notwithstanding the foregoing, the Applicable Margin for the period from the date hereof until it shall be adjusted for the first time based on the results for the fiscal quarter ending September 30, 1999 shall be the Applicable Margin assuming the Borrower's Status is Level IV Status.

                                   EXHIBIT A

                                FORM OF OPINION

                                                       July 13, 1999

The Agent, the LC Issuer and the Lenders who are parties to the Credit Agreement described below.

Gentlemen/Ladies:

        We are counsel for 20 20 Corp. 70 (the "Borrower") and the Guarantors, and have represented the Borrower in connection with its execution and delivery of a Credit Agreement dated as of July 13, 1999 (the "Agreement") among the Borrower, the Lenders named therein, and Bank One, Michigan, as Agent, and as LC Issuer. All capitalized terms used in this opinion and not otherwise defined herein shall have the meanings attributed to them in the Agreement.

        We have examined the Borrower's and each Guarantor's organizational documents and appropriate evidence of authority to enter into the transaction, the Loan Documents and such other matters of fact and law which we deem necessary in order to render this opinion. Based upon the foregoing, it is our opinion that:

        l. Each of the Borrower and its Subsidiaries and each other Guarantor is a corporation, partnership or limited liability company duly and properly incorporated or organized, as the case may be, validly existing and (to the extent such concept applies to such entity) in good standing under the laws of its jurisdiction of incorporation or organization and has all requisite authority to conduct its business in each jurisdiction in which its business is conducted.

        2. The execution and delivery by each of the Borrower and each Guarantor of the Loan Documents to which it is a party and the performance by each of the Borrower and each Guarantor of its obligations thereunder have been duly authorized by proper corporate proceedings on the part of the Borrower and each Guarantor and will not:

           (a) require any consent of the Borrower's or any Guarantor's shareholders or members (other than any such consent as has already been given and remains in full force and effect);

           (b) violate (i) any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on the Borrower or any of its Subsidiaries or (ii) the Borrower's or any Subsidiary's articles or certificate of incorporation, partnership agreement, certificate of partnership, articles or certificate of organization, by-laws, or operating or other management agreement, as the case may be, or (iii) the provisions of any indenture, instrument or agreement to which the Borrower or any of its Subsidiaries is a party or is subject, or by which it, or its Property, is bound, or conflict with or constitute a default thereunder; or

           (c) result in, or require, the creation or imposition of any Lien in, of or on the Property of the Borrower or a Subsidiary pursuant to the terms of any indenture, instrument or agreement binding upon the Borrower or any of its Subsidiaries.

        3. The Loan Documents to which the Borrower and each Guarantor is a party have been duly executed and delivered by the Borrower and each Guarantor and constitute legal, valid and binding obligations of the Borrower and each Guarantor enforceable against the Borrower and each Guarantor in accordance with their terms except to the extent the enforcement thereof may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally and subject also to the availability of equitable remedies if equitable remedies are sought.

        4. There is no litigation, arbitration, governmental investigation, proceeding or inquiry pending or, to the best of our knowledge after due inquiry, threatened against the Borrower or any of its Subsidiaries which, if adversely determined, could reasonably be expected to have a Material Adverse Effect.

        5. No order, consent, adjudication, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, or other action in respect of any governmental or public body or authority, or any subdivision thereof, which has not been obtained by the Borrower or any of its Subsidiaries, is required to be obtained by the Borrower or any of its Subsidiaries in connection with the execution and delivery of the Loan Documents, the borrowings under the Agreement, the payment and performance by the Borrower and each Guarantor of the Obligations, or the legality, validity, binding effect or enforceability of any of the Loan Documents.

        6. All Secured Obligations are senior debt under the Subordinated Debt Documents and are entitled to the benefits of the subordination provisions of the Subordinated Debt Documents. The Subordinated Debt Documents to which the Borrower is a party have been duly executed and delivered by the Borrower and constitute legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with their terms except to the extent the enforcement thereof may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally and subject also to the availability of equitable remedies if equitable remedies are sought.

        7. The provisions of the Collateral Documents are sufficient to create in favor of the Lenders a security interest in all right, title and interest of the Borrower and each Guarantor in those items and types of collateral described in the Collateral Documents in which a security interest may be created under
Article 9 of the Uniform Commercial Code as in effect on the date hereof in Michigan. Financing statements on Form UCC-1's have been duly executed by the Borrower and each Guarantor and have been duly filed in each filing office indicated in Exhibit A hereto under the Uniform Commercial Code in effect in each state in which said filing offices are located. The description of the collateral set forth in said financing statements is sufficient to perfect a security interest in the items and types of collateral described therein in which a security interest may be perfected by the filing of a financing statement under the Uniform Commercial Code as in effect in such states. Such filings are sufficient to perfect the security interest created by the Collateral Documents in all right, title and interest of the Borrower and each Guarantor in those items and types of collateral described in the Collateral Documents in which a security interest may be perfected by the filing of a financing statement under the Uniform Commercial Code in such states, except that we express no opinion as to personal property affixed to real property in such manner as to become a fixture under the laws of any state in which the collateral may be located and we call your attention to the fact that the Lenders' security interest in certain of such collateral may not be perfected by filing financing statements under the Uniform Commercial Code.

        8. Upon payment for the Capital Stock of Zenith pursuant to the Zenith Acquisition Documents, the Borrower will acquire, free and clear of any Lien, 100% of the Capital Stock of Zenith. On the date hereof, the Borrower and Zenith have merged, and Zenith is the surviving entity and has assumed all Secured Obligations and all other obligations and liabilities of the Borrower under the Loan Documents. The opinion in this paragraph 8 assumes that the Borrower does not have notice of any adverse claim with respect to the Capital Stock of Zenith.

        9. The Mortgages are in proper form for the creation of the liens and security interests contemplated thereby and for recording in the real property records of the recording office in the County in which the Real Property is located. The Mortgages create a valid and perfected mortgage lien and security interest in the real and other property described in each Mortgage.

        This opinion may be relied upon by the Agent, the LC Issuer the Lenders and their participants, assignees and other transferees.

                                Very truly yours,

                                   EXHIBIT B

                             COMPLIANCE CERTIFICATE



To:     The Lenders parties to the
        Credit Agreement Described Below

        This Compliance Certificate is furnished pursuant to that certain Credit Agreement dated as of July 13, 1999 (as amended, modified, renewed or extended from time to time, the "Agreement") among 2020 Corp. 70 (the "Borrower"), the lenders party thereto and Bank One, Michigan, as Agent for the Lenders and as LC Issuer. Unless otherwise defined herein, capitalized terms used in this Compliance Certificate have the meanings ascribed thereto in the Agreement.

        THE UNDERSIGNED HEREBY CERTIFIES THAT:

        1. I am the duly elected                       of the Borrower;
                                 ----------------------

        2. I have reviewed the terms of the Agreement and I have made, or have caused to be made under my supervision, a detailed review of the transactions and conditions of the Borrower and its Subsidiaries during the accounting period covered by the attached financial statements;

        3. The examinations described in paragraph 2 did not disclose, and I have no knowledge of, the existence of any condition or event which constitutes a Default or Unmatured Default during or at the end of the accounting period covered by the attached financial statements or as of the date of this Certificate, except as set forth below; and

        4. Schedule I attached hereto sets forth financial data and computations evidencing the Borrower's compliance with certain covenants of the Agreement, all of which data and computations are true, complete and correct.

        5. Schedule II attached hereto sets forth the determination of the interest rates to be paid for Advances, the LC Fee rates and the commitment fee rates commencing on the date described in the Pricing Schedule.

        6. Schedule III attached hereto sets forth the estimate of the Zenith Acquisition Obligations and the Revolving Credit Blocked Amount.

        7. Schedule IV attached hereto sets forth the various reports and deliveries which are required at this time under the Credit Agreement, the Collateral Documents and the other Loan Documents and the status of compliance.

        Described below are the exceptions, if any, to paragraph 3 by listing, in detail, the nature of the condition or event, the period during which it has existed and the action which the Borrower has taken, is taking, or proposes to take with respect to each such condition or event:


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

        The foregoing certifications, together with the computations set forth in Schedule I and Schedule II hereto and the financial statements delivered with
this Certificate in support hereof, are made and delivered this   day of
                                                                --       ------,

----



                                                    ----------------------

                      SCHEDULE I TO COMPLIANCE CERTIFICATE

                     Compliance as of          ,      with
                                      ---------  ----
                          Provisions of    and      of
                                       ----    ----
                                 the Agreement

                     SCHEDULE II TO COMPLIANCE CERTIFICATE

                    Borrower's Applicable Margin Calculation

                     SCHEDULE III TO COMPLIANCE CERTIFICATE

 Estimate of Zenith Acquisition Obligations and Revolving Credit Blocked Amount

                     SCHEDULE IV TO COMPLIANCE CERTIFICATE

                      Reports and Deliveries Currently Due

                                   EXHIBIT C

                              ASSIGNMENT AGREEMENT

        This Assignment Agreement (this "Assignment Agreement") between
                                                                        --------
(the "Assignor") and           (the "Assignee") is dated as of          ,     .
                     ----------                                --------- -----
The parties hereto agree as follows:

        1. PRELIMINARY STATEMENT. The Assignor is a party to a Credit Agreement (which, as it may be amended, modified, renewed or extended from time to time is herein called the "Credit Agreement") described in Item 1 of Schedule 1 attached hereto ("Schedule 1"). Capitalized terms used herein and not otherwise defined herein shall have the meanings attributed to them in the Credit Agreement.

        2. ASSIGNMENT AND ASSUMPTION. The Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, an interest in and to the Assignor's rights and obligations under the Credit Agreement and the other Loan Documents, such that after giving effect to such assignment the Assignee shall have purchased pursuant to this Assignment Agreement the percentage interest specified in Item 3 of Schedule 1 of all outstanding rights and obligations under the Credit Agreement and the other Loan Documents relating to the facilities listed in Item 3 of Schedule 1. The aggregate Commitment (or Outstanding Credit Exposure, if the applicable Commitment has been terminated) purchased by the Assignee hereunder is set forth in Item 4 of Schedule 1.

        3. EFFECTIVE DATE. The effective date of this Assignment Agreement (the "Effective Date") shall be the later of the date specified in Item 5 of Schedule 1 or two Business Days (or such shorter period agreed to by the Agent) after this Assignment Agreement, together with any consents required under the Credit Agreement, are delivered to the Agent. In no event will the Effective Date occur if the payments required to be made by the Assignee to the Assignor on the Effective Date are not made on the proposed Effective Date.

        4. PAYMENT OBLIGATIONS. In consideration for the sale and assignment of Loans hereunder, the Assignee shall pay the Assignor, on the Effective Date, the amount agreed to by the Assignor and the Assignee. On and after the Effective Date, the Assignee shall be entitled to receive from the Agent all payments of principal, interest Reimbursement Obligations and fees with respect to the interest assigned hereby. The Assignee will promptly remit to the Assignor any interest on Loans and fees received from the Agent which relate to the portion of the Commitment or Outstanding Credit Exposure assigned to the Assignee hereunder for periods prior to the Effective Date and not previously paid by the Assignee to the Assignor. In the event that either party hereto receives any payment to which the other party hereto is entitled under this Assignment Agreement, then the party receiving such amount shall promptly remit it to the other party hereto.

        5. RECORDATION FEE. The Assignor and Assignee each agree to pay one-half of the recordation fee required to be paid to the Agent in connection with this Assignment Agreement unless otherwise specified in Item 6 of Schedule 1.

        6. REPRESENTATIONS OF THE ASSIGNOR; LIMITATIONS ON THE ASSIGNOR'S LIABILITY. The Assignor represents and warrants that (i) it is the legal and beneficial owner of the interest being assigned by it hereunder, (ii) such interest is free and clear of any adverse claim created by the Assignor and
(iii) the execution and delivery of this Assignment Agreement by the Assignor is duly authorized. It is understood and agreed that the assignment and assumption hereunder are made without recourse to the Assignor and that the Assignor makes no other representation or warranty of any kind to the Assignee. Neither the Assignor nor any of its officers, directors, employees, agents or attorneys shall be responsible for (i) the due execution, legality, validity, enforceability, genuineness, sufficiency or collectability of any Loan Document, including without limitation, documents granting the Assignor and the other Lenders a security interest in assets of the Borrower or any guarantor, (ii) any representation, warranty or statement made in or in connection with any of the Loan Documents, (iii) the financial condition or creditworthiness of the Borrower or any guarantor, (iv) the performance of or compliance with any of the terms or provisions of any of the Loan Documents, (v) inspecting any of the property, books or records of the Borrower, (vi) the validity, enforceability, perfection, priority, condition, value or sufficiency of any collateral securing or purporting to secure the Loans or (vii) any mistake, error of judgment, or action taken or omitted to be taken in connection with the Loans or the Loan Documents.

        7. REPRESENTATIONS AND UNDERTAKINGS OF THE ASSIGNEE. The Assignee (i) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements requested by the Assignee and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment Agreement, (ii) agrees that it will, independently and without reliance upon the Agent, the Assignor or any other Lender and based on such documents and information at it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, (iii) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under the Loan Documents as are delegated to the Agent by the terms thereof, together with such powers as are reasonably incidental thereto, (iv) confirms that the execution and delivery of this Assignment Agreement by the Assignee is duly authorized, (v) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender, (vi) agrees that its payment instructions and notice instructions are as set forth in the attachment to Schedule 1, (vii) confirms that none of the funds, monies, assets or other consideration being used to make the purchase and assumption hereunder are "plan assets" as defined under ERISA and that its rights, benefits and interests in and under the Loan Documents will not be "plan assets" under ERISA, (viii) agrees to indemnify and hold the Assignor harmless against all losses, costs and expenses (including, without limitation, reasonable attorneys' fees) and liabilities incurred by the Assignor in connection with or arising in any manner from the Assignee's non-performance of the obligations assumed under this Assignment Agreement, and
(ix) if applicable, attaches the forms prescribed by the Internal Revenue Service of the United States certifying that the Assignee is entitled to receive payments under the Loan Documents without deduction or withholding of any United States federal income taxes.


        8. GOVERNING LAW. This Assignment Agreement shall be governed by the internal law, and not the law of conflicts, of the State of Michigan.

        9. NOTICES. Notices shall be given under this Assignment Agreement in the manner set forth in the Credit Agreement. For the purpose hereof, the addresses of the parties hereto (until notice of a change is delivered) shall be the address set forth in the attachment to Schedule 1.

        10. COUNTERPARTS; DELIVERY BY FACSIMILE. This Assignment Agreement may be executed in counterparts. Transmission by facsimile of an executed counterpart of this Assignment Agreement shall be deemed to constitute due and sufficient delivery of such counterpart and such facsimile shall be deemed to be an original counterpart of this Assignment Agreement.

        IN WITNESS WHEREOF, the duly authorized officers of the parties hereto have executed this Assignment Agreement by executing Schedule 1 hereto as of the date first above written.

                                   SCHEDULE 1
                            to Assignment Agreement

1. Description and Date of Credit Agreement:

2. Date of Assignment Agreement:               , 19
                                 ------------
3. Amounts (As of Date of Item 2 above):

4. Assignee's Commitment (or Outstanding Credit Exposure with respect to terminated Commitments) purchased
   hereunder:                                   $
                                                 --------------

5. Proposed Effective Date:                      --------------

Accepted and Agreed:

[NAME OF ASSIGNOR]                              [NAME OF ASSIGNEE]

By:                                              By:
   -------------------------                         ---------------------------
Title:                                           Title:
      ----------------------                           -------------------------


ACCEPTED AND CONSENTED TO BY                     ACCEPTED AND CONSENTED TO BY
2020 Corp. 70                                    BANK ONE, MICHIGAN

By:                                              By:
   -------------------------                         ---------------------------
Title:                                           Title:
      ----------------------                           -------------------------

                Attachment to SCHEDULE 1 to ASSIGNMENT AGREEMENT

                        ADMINISTRATIVE INFORMATION SHEET

         Attach Assignor's Administrative Information Sheet, which must include notice addresses for the Assignor and the Assignee
                            (Sample form shown below)

                              ASSIGNOR INFORMATION
CONTACT:

Name:                                                   Telephone No.:
      -----------------------                                          ---------
Fax No.:                                                Telex No.:
        ---------------------                                      -------------
                                                        Answerback:
                                                                   -------------

PAYMENT INFORMATION:

Name & ABA # of Destination Bank:
                                 -----------------------------------------------
                                 -----------------------------------------------

Account Name & Number for Wire Transfer:
                                        ----------------------------------------
                                        ----------------------------------------

Other Instructions:
                  --------------------------------------------------------------

--------------------------------------------------------------------------------

ADDRESS FOR NOTICES FOR ASSIGNOR:
                                  ----------------------------------------------

                                  ----------------------------------------------

                                  ----------------------------------------------

                              ASSIGNEE INFORMATION

CREDIT CONTACT:

Name:                                       Telephone No.:
     -------------------------------                      ----------------------
Fax No.:                                    Telex No.:
        ----------------------------                  --------------------------
                                            Answerback:
                                                       -------------------------
KEY OPERATIONS CONTACTS:

Booking Installation:                       Booking Installation:
                     ---------------                             ---------------
Name:                                       Name:
     -------------------------------             -------------------------------
Telephone No.:                              Telephone No.:
              ----------------------                      ----------------------
Fax No.:                                    Fax No.:
        ----------------------------                ----------------------------
Telex No.:                                  Telex No.:
          --------------------------                  --------------------------
Answerback:                                 Answerback:
           -------------------------                   -------------------------

PAYMENT INFORMATION:

Name & ABA # of Destination Bank:
                                  ----------------------------------------------
                                  ----------------------------------------------

Account Name & Number for Wire Transfer:
                                        ----------------------------------------

                                        ----------------------------------------
Other Instructions:
                   -------------------------------------------------------------

--------------------------------------------------------------------------------
ADDRESS FOR NOTICES FOR ASSIGNEE:
                                 -----------------------------------------------

                                 -----------------------------------------------

                                 -----------------------------------------------

        BANK ONE INFORMATION

        Assignee will be called promptly upon receipt of the signed agreement.

INITIAL FUNDING CONTACT:                        SUBSEQUENT OPERATIONS CONTACT:

Name:                                           Name:
     ------------------------                        ---------------------------
Telephone No.:  (313)                           Telephone No.:  (313)
               ---------------------                            ----------------
Fax No.:  (313)                                 Fax No.: (313)
         ---------------------------                            ----------------
INITIAL FUNDING STANDARDS:

Libor - Fund 2 days after rates are set.

BANK ONE WIRE INSTRUCTIONS:             BANK ONE, MICHIGAN, ABA #
                                                                 --------------

ADDRESS FOR NOTICES FOR BANK ONE:       611 Woodward Avenue, Detroit, MI 48226
                                        Attn:
                                             -----------------------------------
                        Fax No. (313) 225-    .
                                          ----

                                   EXHIBIT D
                 LOAN/CREDIT RELATED MONEY TRANSFER INSTRUCTION

To Bank One, Michigan,
as Agent (the "Agent") under the Credit Agreement
Described Below.

Re: Credit Agreement, dated July 13, 1999 (as the same may be amended or modified, the "Credit Agreement"), among 2020 Corp. 70 (the "Borrower"), the Lenders named therein, the LC Issuer and the Agent. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned thereto in the Credit Agreement.

        The Agent is specifically authorized and directed to act upon the following standing money transfer instructions with respect to the proceeds of Advances or other extensions of credit from time to time until receipt by the Agent of a specific written revocation of such instructions by the Borrower, provided, however, that the Agent may otherwise transfer funds as hereafter directed in writing by the Borrower in accordance with Section 13.1 of the Credit Agreement or based on any telephonic notice made in accordance with
Section 2.14 of the Credit Agreement.

Facility Identification Number(s)
                                 -----------------------------------------------
Customer/Account Name
                      ----------------------------------------------------------
Transfer Funds To
                  --------------------------------------------------------------

                  --------------------------------------------------------------
For Account No.
                ----------------------------------------------------------------

Reference/Attention To
                       ---------------------------------------------------------

Authorized Officer (Customer Representative)            Date
                                                            --------------------

-------------------------------------------             ------------------------
(Please Print)                                          Signature

Bank Officer Name                                       Date
                                                             -------------------

-------------------------------------------             ------------------------
(Please Print)                                          Signature


    (Deliver Completed Form to Credit Support Staff For Immediate Processing)

                                   EXHIBIT E
                                      NOTE
                                                          [Date]


                               , a                     (the "Borrower"),
promises to pay to the order of                                     (the
"Lender") the aggregate unpaid principal amount of all Loans made by the Lender to the Borrower pursuant to Article II of the Agreement (as hereinafter defined), in immediately available funds at the main office of Bank One, Michigan in Detroit, Michigan, as Agent, together with interest on the unpaid principal amount hereof at the rates and on the dates set forth in the Agreement. The Borrower shall pay the principal of and accrued and unpaid interest on the Loans in full on the Facility Termination Date.

        The Lender shall, and is hereby authorized to, record on the schedule attached hereto, or to otherwise record in accordance with its usual practice, the date and amount of each Loan and the date and amount of each principal payment hereunder.

        This Note is one of the Notes issued pursuant to, and is entitled to the benefits of, the Credit Agreement dated as of July 13, 1999 (which, as it may be amended or modified and in effect from time to time, is herein called the "Agreement"), among the Borrower, the lenders party thereto, including the Lender, the LC Issuer and Bank One, Michigan, as Agent, to which Agreement reference is hereby made for a statement of the terms and conditions governing this Note, including the terms and conditions under which this Note may be prepaid or its maturity date accelerated. This Note is secured pursuant to the Collateral Documents and guaranteed pursuant to the Guaranty, all as more specifically described in the Agreement, and reference is made thereto for a statement of the terms and provisions thereof. Capitalized terms used herein and not otherwise defined herein are used with the meanings attributed to them in the Agreement.


                                           -------------------------------------

                                           By:
                                               ---------------------------------
                                           Print Name:
                                                      --------------------------
                                           Title:
                                                  ------------------------------

                  SCHEDULE OF LOANS AND PAYMENTS OF PRINCIPAL
                                       TO
                            NOTE OF                 ,
                                   DATED          ,


                Principal       Maturity       Principal
                Amount of       of Interest     Amount        Unpaid
 Date             Loan            Period         Paid         Balance
------------------------------------------------------------------------

                                  SCHEDULE 5.7

                                   LITIGATION

                                  SCHEDULE 5.8
                                  SUBSIDIARIES

Investment      Jurisdiction of    Owned     Amount of        Percent
   In            Organization       By       Investment      Ownership
--------------------------------------------------------------------------

                                 SCHEDULE 5.24

                      DESCRIPTION OF INTELLECTUAL PROPERTY

                                 SCHEDULE 6.11

                                  INDEBTEDNESS



                                                             Maturity
        Indebtedness            Indebtedness                and Amount
        Incurred By                Owed To               of Indebtedness
--------------------------------------------------------------------------------

                                 SCHEDULE 6.14

                                  INVESTMENTS




Investment      Jurisdiction of         Owned    Amount of       Percent
   In           Organization             By      Investment      Ownership
--------------------------------------------------------------------------------

                                  SCHEDULE 6.15

                                     LIENS





                                                      Maturity
Indebtedness    Indebtedness         Property        and Amount
Incurred By       Owed To           Encumbered      of Indebtedness
--------------------------------------------------------------------